Raízen S.A.

Consolidated financial statements

as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026,

and Independent auditor’s report

1

2

Report of Independent Auditors

To the Board of Directors and Shareholders of

Raízen S.A.

Opinion

We have audited the accompanying consolidated financial statements of Raízen S.A. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position  as of March 31, 2026, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity (capital deficiency) and cash flows for the year then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flows for the year then ended in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.1 to the consolidated financial statements, the Company has recurrently incurred losses and, as of March 31, 2026, presented an excess of current liabilities over current assets amounting to R$ 51,245,319 thousand and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1.1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matters

The accompanying consolidated statements of financial position of the Company as of March 31, 2025, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity (capital deficiency) and cash flows for the year then ended are presented for purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the 2025 financial statements to be audited and they are therefore not covered by this report.

3

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB); and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company's ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include    examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness  of the Company's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Ribeirão Preto, Brazil

October 14, 2026
4

Tel.: +55 11 3848 5880 Fax: + 55 11 3045 7363 www.bdo.com.br	Rua Major Quedinho 90 Consolação – São Paulo, SP - Brasil 01050-030

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Raízen S.A.

São Paulo - SP, Brazil

Opinion

We have audited the consolidated financial statements of Raízen S.A. (“the Company”), which comprise the consolidated statements of financial position as of March 31, 2024, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended March 31, 2024, and the related notes (collectively referred to as the “combined consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024, and the results of its operations and its cash flows for the year ended March 31, 2024 in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

São Paulo, Brazil, November 08, 2024.

/s/ BDO RCS Auditores Independentes SS Ltda.

We have served as the Company's auditor from 2024 to 2025.

5

RAÍZEN S.A.

Consolidated statements of financial position

as of March 31, 2026, and 2025 (Not covered by the auditor’s report) In thousands of Reais – R$

	Note	2026	2025 (*) (Unaudited)
Assets
Current assets
Cash and cash equivalents	5.2	13,416,988	21,721,393
Securities	6.1	198,629	409,441
Restricted cash	6.2	2,132,692	612,372
Derivative financial instruments	4.3	4,070,761	6,228,810
Trade accounts receivable	7.3	6,233,209	8,015,818
Inventories	8.2	8,938,308	10,971,436
Advances to suppliers	17.3	366,370	633,941
Biological assets	9.3	1,276,768	3,514,712
Recoverable income tax and social contribution	21.4.a	787,631	549,434
Recoverable taxes	10.2	2,672,800	5,589,190
Dividends receivable		1,496	5,307
Related parties	11.2	1,075,158	1,609,184
Contract assets	13.2	725,535	636,314
Other receivables		432,074	623,026
Total current assets		42,328,419	61,120,378
Non-current assets held for sale	12.3	4,885,616	-
		47,214,035	61,120,378
Non-current assets
Trade accounts receivable	7.3	372,491	335,538
Securities	6.1	10,299	738,633
Derivative financial instruments	4.3	648,602	3,854,313
Recoverable taxes	10.2	10,142,999	8,735,284
Related parties	11.2	711,848	801,054
Dividends receivable		-	-
Advances to suppliers	17.3	212,501	247,833
Assets from contracts with clients	13.2	2,088,616	2,239,881
Recoverable income tax and social contribution	21.4.a	633,708	506,520
Deferred income tax and social contribution	21.5	195,940	3,975,910
Judicial deposits	24.3	977,760	899,102
Other receivables		461,584	547,871
Investments	14.2	1,550,399	2,033,654
Property, plant and equipment	15	29,492,142	39,131,619
Intangible assets	16.3	4,369,386	6,190,578
Right of use	19.3	6,327,168	9,641,510
Total non-current assets		58,195,443	79,879,300
Total assets		105,409,478	140,999,678

(*) Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

6

RAÍZEN S.A. Consolidated statements of financial position as of March 31, 2026, and 2025 (Not covered by the auditor’s report) In thousands of Reais – R$

	Note	2026	2025 (*) (Unaudited)
Liabilities
Current liabilities
Suppliers	17.2	7,615,325	12,244,549
Supplier Finance Arrangements	18	74,479	9,597,400
Lease liabilities	19.4	1,702,094	2,411,427
Loans and financing	20.2	68,612,415	4,772,603
Related parties	11.2	1,437,217	1,815,563
Derivative financial instruments	4.3	5,529,776	6,003,474
Payroll and related charges payable		1,014,930	1,075,607
Income tax and social contribution payable	21.4.b	77,559	140,570
Taxes payable		669,136	722,186
Advances from clients	22.2	617,990	3,684,267
Dividends and interest on own capital payable	26.2.c	9,171	16,343
Other liabilities	23.2	6,213,646	3,453,533
Total current liabilities		93,573,738	45,937,522
Liabilities related to non-current assets held for sale	12.3	3,845,574	-
		97,419,312	45,937,522
Non-current liabilities
Lease liabilities	19.4	5,173,626	8,034,471
Loans and financing	20.2	318,794	53,197,768
Related parties	11.2	3,421,931	4,032,800
Derivative financial instruments	4.3	1,317,020	2,535,159
Taxes payable		233,605	221,012
Advances from clients	22.2	-	3,977,165
Provision for contingencies	24.3	1,688,632	1,533,431
Deferred income tax and social contribution	21.5	2,564,565	1,102,462
Provision for negative equity of subsidiaries	14.3	-	4,138
Dividends and interest on own capital payable	26.2.c	10,408	-
Other liabilities	23.2	1,536,571	2,247,812
Total non-current liabilities		16,265,152	76,886,218
Total liabilities		113,684,464	122,823,740
Equity	26
Share Capital		6,859,670	6,859,670
Treasury shares		(52,876)	(102,806)
Additional paid-in capital		168,539	7,430,413
Accumulated other comprehensive income		4,142,542	3,401,253
Accumulated losses		(19,850,111)	-

Equity attributable to:
Attributable to controlling shareholders		(8,732,236)	17,588,530
Interest of non-controlling shareholders		457,250	587,408
Total shareholders' equity (capital deficiency)		(8,274,986)	18,175,938
Total shareholders' equity and liabilities (capital deficiency)		105,409,478	140,999,678

(*)	Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

7

RAÍZEN S.A.

Consolidated statements of income

Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report)
In thousands of Reais – R$, except (loss) per share, expressed in R$

	Note	2026	2025 (*) (Unaudited)	2024
Net operating revenue	29.2	225,849,347	255,268,454	220,454,239
Cost of products sold and services provided	30.2	(215,034,452)	(243,431,661)	(204,730,642)
Gross income		10,814,895	11,836,793	15,723,597

Operating (expenses) income
Selling	30.2	(6,073,372)	(6,819,705)	(6,109,524)
General and administrative	30.2	(3,006,070)	(2,572,721)	(2,882,872)
Other operating (expenses) income, net	31	(10,135,387)	2,076,801	1,447,856
Equity accounting result	14.3	(181,626)	(204,827)	(252,430)
		(19,396,455)	(7,520,452)	(7,796,970)
(Loss) income before financial results and income tax and social contribution		(8,581,560)	4,316,341	7,926,627

Financial results	32
Financial expenses		(9,153,349)	(5,606,440)	(6,128,884)
Financial income		3,147,601	1,217,168	851,619
Net exchange variation		3,158,322	(2,511,092)	340,266
Net effect of derivatives		(9,067,261)	(562,227)	(1,377,540)
		(11,914,687)	(7,462,591)	(6,314,539)
(Loss) income before income tax and social contribution		(20,496,247)	(3,146,250)	1,612,088

Income tax and social contribution	21
Current		(1,333,660)	(1,864,783)	(1,165,552)
Deferred		(5,305,197)	834,082	167,597
		(6,638,857)	(1,030,701)	(997,955)
Net (loss) income for the year		(27,135,104)	(4,176,951)	614,133

Attributable to:
Owners of the Company		(27,048,083)	(4,256,528)	520,715
Non-controlling interests		(87,021)	79,577	93,418
		(27,135,104)	(4,176,951)	614,133

Earnings (loss) per share (common and preferred) in R$
Basic	27	(2.61577)	(0.41197)	0.05044
Diluted	27	(2.61577)	(0.41197)	0.05036

(*)	Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

8

RAÍZEN S.A.

Consolidated statements of comprehensive income

Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report)
In thousands of Reais – R$

	2026	2025 (*) (Unaudited)	2024
Net (loss) income for the year	(27,135,104)	(4,176,951)	614,133
Other comprehensive income
Items that will not be reclassified to the statement of income
Actuarial gain, net	13,844	11,356	1,635
Deferred taxes on actuarial gain (loss), net	(3,513)	(3,773)	(219)
	10,331	7,583	1,416
Items that are or may be reclassified to the statement of income
Income (loss) from financial instruments designated as hedge accounting	869,056	(68,745)	901,592
Deferred taxes on adjustments (Note 21.6)	(295,442)	23,373	(308,035)
Derecognition upon loss of control	-	8,583	-
Effect of foreign currency translation	157,344	465,351	(139,827)
Others			4,394
	730,958	428,562	458,124
Other comprehensive income for the year	741,289	436,145	459,540
Total comprehensive income (loss) for the year	(26,393,815)	(3,740,806)	1,073,673
Attributable to:
Raízen’s controlling shareholders	(26,306,794)	(3,861,672)	989,745
Raízen’s non-controlling shareholders	(87,021)	120,866	83,928
	(26,393,815)	(3,740,806)	1,073,673

(*)	Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

9

RAÍZEN S.A.

Consolidated statements of changes in shareholders’ equity (capital deficiency)

Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report) In thousands of Reais - R$

									2026
	Attributable to controlling shareholders
			Additional paid-in capital
	Share Capital	Treasury shares	Transactions with shareholders	Capital reserve	Accumulated other comprehensive income	Accumulated deficit	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2025 (*) (unaudited)	6,859,670	(102,806)	164,481	7,265,932	3,401,253	-	17,588,530	587,408	18,175,938
Comprehensive income for the year
Net loss for the year	-	-	-	-	-	(27,048,083)	(27,048,083)	(87,021)	(27,135,104)
Share of equity of investees (Note 14.3)	-	-	-	-	879,482	-	879,482	-	879,482
Net loss with financial instruments designated as hedge accounting	-	-	-	-	(40,542)	-	(40,542)	-	(40,542)
Effect of foreign currency translation	-	-	-	-	(97,651)	-	(97,651)	-	(97,651)
Total comprehensive income for the year	-	-	-	-	741,289	(27,048,083)	(26,306,794)	(87,021)	(26,393,815)
Distributions to shareholders, net
Increase in share capital (Note 26.1.b)	-	-	-	-	-	-	-	9,362	9,362
Dividends paid in advance (Note 26.2.c)								(1,224)	(1,224)
Exercise of share-based payment (Note 28.3.b)	-	49,930	(49,930)	-	-	-	-	-	-
Share-based payment	-	-	53,988	-	-	-	53,988	-	53,988
Effect of disposal and acquisition of interest in subsidiary (Note 26.6)	-	-	-	-	-	-	-	(30,839)	(30,839)
Dividends and interest on own capital	-	-	-	-	-	-	-	(15,492)	(15,492)
Mandatory minimum dividends	-	-	-	-	-	-	-	(3,838)	(3,838)
Absorption of loss with reserves (Note 26.2.b)	-	-	-	(7,197,972)	-	7,197,972	-	-	-
Effect of transaction between shareholders at subsidiary (Note 26)	-	-	-	(67,960)	-	-	(67,960)	(1,106)	(69,066)
Total distributions to shareholders, net	-	49,930	4,058	(7,265,932)	-	7,197,972	(13,972)	(43,137)	(57,109)
As of March 31, 2026	6,859,670	(52,876)	168,539	-	4,142,542	(19,850,111)	(8,732,236)	457,250	(8,274,986)

(*) Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

10

RAÍZEN S.A. Consolidated statements of changes in shareholders’ equity (capital deficiency) Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report) In thousands of Reais - R$

											2025 (*) (Unaudited)
	Attributable to controlling shareholders
			Additional paid-in capital			Retained earnings
	Share Capital	Treasury shares	Transactions with shareholders	Capital reserve	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Accumulated deficit	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2024	6,859,670	(148,575)	135,857	10,227,070	3,006,397	197,097	602,254	499,635	-	21,379,405	746,159	22,125,564
Comprehensive income for the year
Net loss for the year	-	-	-	-	-	-	-	-	(4,256,528)	(4,256,528)	79,577	(4,176,951)
Share of equity of investees	-	-	-	-	(302,324)	-	-	-	-	(302,324)	38	(302,286)
Net loss with financial instruments designated as hedge accounting	-	-	-	-	(7,530)	-	-	-	-	(7,530)	-	(7,530)
Derecognition upon loss of control (Note 14.4)	-	-	-	-	-	-	-	-	-	-	8,583	8,583
Effect of foreign currency translation	-	-	-	-	704,710	-	-	-	-	704,710	32,668	737,378
Total comprehensive income for the year	-	-	-	-	394,856	-	-	-	(4,256,528)	(3,861,672)	120,866	(3,740,806)
Distributions to shareholders, net
Capital increases (Notes 14.3 and 26.1.b)	-	-	-	-	-	-	-	-	-	-	18,682	18,682
Exercise of share-based payment (Note 28.3)	-	45,769	(45,769)	-	-	-	-	-	-	-	-	-
Share-based payment (Note 28.3)	-	-	74,393	-	-	-	-	-	-	74,393	-	74,393
Business combination	-	-	-	-	-	-	-	-	-	-	6,646	6,646
Dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	-	-	-	-	-	(63,605)	(63,605)
Derecognition upon loss of control (Note 14.4)	-	-	-	-	-	-	-	-	-	-	(244,936)	(244,936)
Absorption of losses	-	-	-	(2,957,542)	-	(197,097)	(602,254)	(499,635)	4,256,528	-	-	-
Others	-	-	-	(3,596)	-	-	-	-	-	(3,596)	3,596	-
Total distributions to shareholders, net	-	45,769	28,624	(2,961,138)	-	(197,097)	(602,254)	(499,635)	4,256,528	70,797	(279,617)	(208,820)
As of March 31, 2025	6,859,670	(102,806)	164,481	7,265,932	3,401,253	-	-	-	-	17,588,530	587,408	18,175,938

(*) Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

11

RAÍZEN S.A. Consolidated statements of changes in shareholders’ equity (capital deficiency) Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report) In thousands of Reais - R$

												2024
	Attributable to controlling shareholders
			Additional paid-in capital			Retained earnings
	Share Capital	Treasury shares	Transactions with shareholders	Capital reserve	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2023	6,859,670	(194,236)	57,494	10,239,857	2,537,367	197,097	733,866	1,820,634	-	22,251,749	652,412	22,904,161
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	520,715	520,715	93,418	614,133
Share of equity of investees	-	-	-	-	559,134	-	-	-	-	559,134	-	559,134
Net loss with financial instruments designated as hedge accounting	-	-	-	-	(7,505)	-	-	-	-	(7,505)	-	(7,505)
Effect of foreign currency translation	-	-	-	-	(82,599)	-	-	-	-	(82,599)	(9,490)	(92,089)
Total comprehensive income for the year	-	-	-	-	469,030	-	-	-	520,715	989,745	83,928	1,073,673
Distributions to shareholders, net
Exercise of share-based payment	-	45,661	(45,661)	-	-	-	-	-	-	-	-	-
Share-based payment	-	-	124,024	-	-	-	-	-	-	124,024	-	124,024
Business combination	-	-	-	-	-	-	-	-	-	-	23,010	23,010
Dividends and interest on own capital	-	-	-	-	-	-	-	(1,869,838)	(103,488)	(1,973,326)	(26,393)	(1,999,719)
Effect of transaction between shareholders at subsidiary	-	-	-	(12,787)	-	-	-	-	-	(12,787)	12,787	-
Transfers between income reserves	-	-	-	-	-	-	(132,267)	132,267	-	-	-	-
Recognition of reserves	-	-	-	-	-	-	655	416,572	(417,227)	-	-	-
Others	-	-	-	-	-	-	-	-	-	-	415	415
Total distributions to shareholders, net	-	45,661	78,363	(12,787)	-	-	(131,612)	(1,320,999)	(520,715)	(1,862,089)	9,819	(1,852,270)
As of March 31, 2024	6,859,670	(148,575)	135,857	10,227,070	3,006,397	197,097	602,254	499,635	-	21,379,405	746,159	22,125,564

(*) Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.

12

RAÍZEN S.A. Consolidated statements of cash flows – Indirect method Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report) In thousands of Reais – R$

	2026	2025 (*) (Unaudited)	2024
Cash flows from operating activities
Income (loss) before income tax and social contribution	(20,496,247)	(3,146,250)	1,612,088
Adjustments:
Depreciation and amortization (Note 30.1)	9,669,021	9,352,208	9,205,235
Amortization of contract assets (Notes 13.2 and 29.2)	665,495	612,227	667,470
Change in the fair value and realization of loss or gain of biological assets fair value (Notes 9.3 and 30.1)	1,537,620	801,696	(29,671)
Bargain purchase gain (Note 31)	(58,391)	(268,440)	(162,593)
Equity accounting result (Note 14.3)	181,626	204,827	252,430
Set up of provision for impairment of financial assets	-	19,587	-
(Reversal) set up of provision for impairment of investments (Notes 14.3 and 31)	(22,155)	54,274	-
Loss on write-off of goodwill and intangible assets (Note 31)	354,807	-	-
Set up of estimated loss on property, plant and equipment, intangible assets and estimated loss on taxes (Note 31)	7,675,598	470,413	110,927
Loss on impairment of property, plant and equipment and intangible assets(Note 31)	2,851,334	-	-
Gain on disposal of assets (Note 31)	(980,308)	-	-
Loss on the measurement of assets held for sale, net (Note 31)	1,570,642	-	-
Net interest, inflation adjustments and exchange variation	3,375,499	6,553,175	4,089,284
Change in fair value of financial instruments liabilities (Notes 11.2.b, 20.7 and 32)	361,967	(967,608)	79,492
Loss with derivative financial instruments, net	9,492,531	2,213,359	2,024,513
Loss on Decarbonization Credit (“CBIO”) transactions	247,026	625,929	906,955
Gain on PIS and COFINS tax credits on fuel, net	-	(1,819,019)	(1,465,726)
Recognition of extemporaneous tax credits, net of tax debits	(215,282)	(307,647)	(48,702)
Gain on reduction and termination of equity interests (Note 31)	(883,063)	(394,879)	-
Change in inventories’ fair value hedge (Note 8.3)	(382,050)	(30,763)	(9,903)
Others	673,216	(178,646)	(155,006)
Changes in assets and liabilities
Trade accounts receivable	1,419,257	2,101,757	(1,467,570)
Inventories	1,748,014	1,275,413	(1,308,040)
Purchase of CBIOs	(257,523)	(587,807)	(577,421)
Advances to suppliers	(593,390)	(181,319)	(154,117)
Restricted cash	(1,151,718)	128,638	1,170,863
Payments of assets from contracts with clients	(718,596)	(558,863)	(580,452)
Derivative financial instruments	(818,877)	(629,938)	(3,049,953)
Related parties	(251,137)	1,361,365	(5,383)
Suppliers	(2,970,756)	(1,471,973)	975,031
Agreements	(9,496,068)	(1,754,952)	1,622,582
Advances from clients	(3,652,593)	(4,861,274)	7,875,898
Recoverable and payable taxes, net	(1,284,558)	(1,545,630)	120,456
Payroll and related charges payable	13,414	(312,584)	92,000
Others, net	(1,028,105)	(71,206)	(58,023)
Payment of income tax and social contribution	(371,079)	(470,223)	(311,313)
Net cash (used in) generated by operating activities	(3,794,829)	6,215,847	21,421,351

(*) Not covered by the auditor’s report

Notes are an integral part of the consolidated financial statements.
13

RAÍZEN S.A. Consolidated statements of cash flows – Indirect method Years ended March 31, 2026, and 2025 and 2024 (Not covered by the auditor’s report) In thousands of Reais – R$

Continuation
	2026	2025 (*) (Unaudited)	2024
Cash flows from investing activities
Sale (purchase) of marketable securities	309,846	(172,685)	(886,775)
Additions to investments (Note 14.3)	(22,909)	(298,948)	(111,458)
Payment upon acquisition of businesses, net of cash acquired	26,486	(230,082)	(110,656)
Additions to biological assets (Notes 9.3 and 36)	(1,830,663)	(2,065,121)	(1,954,864)
Additions to property, plant and equipment and intangible Assets	(6,379,310)	(9,392,054)	(10,121,296)
Cash reduction due to loss of shareholding control	-	(95,363)	-
Cash received on disposal of equity interests, net	3,648,078	465,696	42,114
Cash received on disposal of property, plant and equipment	153,443	348,377	305,435
Dividends received from associates	54,826	7,602	5,218
Loans granted to associates, net of receipts	(8,866)	(7,661)	(38,494)
Net cash generated by (used in) investing activities	(4,049,069)	(11,440,239)	(12,870,776)
Cash flows from financing activities
Net funding of Green Notes	-	9,565,934	7,363,395
Net funding of Senior Notes Due 2037	-	5,709,674	-
Partial repurchase of Senior Notes Due 2027	-	(901,550)	(1,927,104)
Funding from third-party loans and financing, net of expenses	30,939,413	19,460,591	20,069,513
Amortizations of principal of third-party loans and financing	(19,006,342)	(14,517,903)	(19,411,018)
Interest paid on third-party loans and financing	(4,119,307)	(3,181,586)	(3,289,215)
Derivative financial instruments	(3,865,622)	-	-
Amortizations of principal of third-party lease liabilities (Note 19.4)	(3,106,280)	(3,327,504)	(3,138,814)
Interest paid on third-party lease liabilities (Note 19.4)	(438,696)	(449,320)	-
Amortizations of principal of related-party lease liabilities (Note 11.2.f)	(257,595)	(347,183)	(320,829)
Interest paid on related-party lease liabilities (Note 11.2.f)	(36,670)	(48,171)	-
Intragroup pre-export financing (“PPE”) funding (Note 11.2.b)	-	-	-
Interest paid on intragroup PPE	-	-	-
Payment of dividends and interest on own capital (Note 26.2.c)	(17,093)	(173,973)	(1,827,555)
Capital contributions by non-controlling shareholders	956	2,405	-
Asset management, net – related parties (Note 11.2.a)	95,027	(94)	918
Interest payments, net – related parties (Note 11.2.a)	3,210	-	5,098
Net cash (used in) generated by financing activities	191,001	11,791,320	(2,475,611)
Effect of exchange rate differences on cash and cash equivalents	(651,508)	334,559	11,546
Increase (decrease) in cash and cash equivalents, net	(8,304,405)	6,901,487	6,086,510
Cash and cash equivalents at the beginning of the year (Note 5.2)	21,721,393	14,819,906	8,733,396
Cash and cash equivalents at the end of the year (Note 5.2)	13,416,988	21,721,393	14,819,906

(*) Not covered by the auditor’s report

Supplementary information to the cash flows is shown in Note 36.

Notes are an integral part of the consolidated financial statements.

14

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

1. Operations

Raízen S.A. (“Raízen”) is a publicly-held corporation with shares traded on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), under ticker “RAIZ4”. Raízen is a corporation established for an indefinite term, under Brazilian laws, headquartered at Avenida Afonso Arinos de Melo Franco, No. 222, Office building 2, room 321, Barra da Tijuca, in the city and state of Rio de Janeiro, Brazil. The Company is indirectly jointly controlled by Shell PLC (“Shell”), and Cosan S.A. (“Cosan”).

Raízen S.A. and its subsidiaries’ (collectively, the “Company”) main activities are: (i) distribution and sale of fossil and renewable fuels; (ii) production and sale of automotive and industrial lubricants; (iii) oil refining; (iv) development of technology on a global scale relating to the production of sugar, ethanol and new energy sources; (v) production, trading and sale of ethanol, sugar and bioenergy; (vi) development of projects for the generation of electric energy from renewable sources; and (vii) equity interest in other companies.

The planting of sugarcane (main source of raw material to produce ethanol, sugar and bioenergy) requires a period from 12 to 18 months for maturation. In addition, the harvest period usually begins between the months of April and May every year and ends, in general, between the months of November and December, the period in which ethanol, sugar and bioenergy production also takes place in the Company’s plants.

The sale of production takes place throughout the year and is subject to seasonal trends based on the sugarcane growth cycle in the region where it operates, as well as demand conditions in target markets, resulting in certain fluctuations in inventories and the supply of this raw material due to the impact of adverse weather conditions.

Due to its production cycle, the Company’s fiscal year begins on April 1 and ends on March 31 of each year.

1.1            Substantial doubt related to going concern

During the year ended March 31, 2026, the Company reported a loss of R$ 27,135,104, capital deficiency of R$ 8,274,986 and excess of current liabilities over current assets amounting to R$ 51,245,319. Additionally, there was significant consumption of free cash flow, a significant increase in financial leverage levels, and a downgrade of the Company’s corporate ratings by major national and international agencies (Note 4.13), as well as a breach of certain non-financial covenants, which resulted in the reclassification of the related debt to current liabilities, as further described in Note 20.8.. In addition, on March 11, 2026, the Company filed a request for out-of-court reorganization, the implementation of which is subject to the fulfillment of conditions precedent and the successful court ratification of the out-of-court reorganization plan, as disclosed in Note 1.1.1.

These factors indicate that substantial doubt exists about the Company’s ability to continue as a going concern.

15

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Management’s assessment of going concern

Since November 2024, the Company has been implementing initiatives aimed at organizational simplification, operational efficiency and optimization of the capital structure. These initiatives include portfolio rationalization, asset sales, and investment reductions, in addition to the restructuring of financial debts within the context of the out-of-court reorganization.

Management’s assessment of going concern considered, among other factors, (i) the maintenance of the Company’s regular operations; (ii) the execution of the divestment plan for non-strategic assets; and (iii) the implementation of the foreseen restructuring measures.

Management’s assessment of going concern considered events and circumstances known up to October 14, 2026, the date of approval of these financial statements.

Based on this assessment, management concluded that the going concern assumption remains appropriate for the preparation of the annual financial statements as of March 31, 2026, as provided for in International Accounting Standard (IAS) 1 – Presentation of Financial Statements.

1.1.1 Out-of-Court Reorganization Plan (“Plan”)

During the fiscal year ended March 31, 2026, the Company announced to the market that, following an assessment of economic and financial alternatives aimed at reducing leverage and addressing its capital structure, it had filed a request for out-of-court reorganization on March 11, 2026, pursuant to Law No. 11.101/05 (“LFR”).

On March 12, 2026, the Court of the 3rd Bankruptcy and Judicial Reorganization Division of the Judicial District of São Paulo granted the request to process the Plan of the Company and certain subsidiaries.

The court decision: (i) ratified the suspension, for a period of 180 days, of all lawsuits and enforcement proceedings against the Company regarding claims covered by the Plan, including the suspension of the enforceability of principal, interest, and other charges during that period; and (ii) granted a 90-day period for the Company to demonstrate that it had reached the quorum required for the court ratification of the Plan.

The Plan was structured by mutual agreement between Raízen and its principal unsecured financial creditors, with the aim of ensuring a stable, protected, and suitable legal environment for negotiating and implementing the restructuring of its financial debts.

The Plan is strictly financial in scope and does not cover debts and obligations owed by the Company and its subsidiaries to customers, suppliers, resellers, employees, and other business partners, parties essential to the conduct of operations, which remain in effect and continue to be honored in the ordinary course of business, in accordance with the respective contracts.

On June 5, 2026, pursuant to a Material Event disclosed on that date, the Company submitted its Plan within the scope of the aforementioned process; this plan secured the support of 75.45% of the creditors holding the covered unsecured financial claims, totaling R$ 64.7 billion, thereby meeting the requirements of Article 163 of the LFR.

On June 12, 2026, pursuant to a Notice to the Market released on that date, the Company announced that it had received and filed additional adherence, raising the level of support for the Plan to 80.15% of the restructured claims.

On July 30, 2026, the Plan was approved, supported by 81.6% of the unsecured financial creditors. The approval gave effect to the conditions renegotiated with the creditors covered by the Plan, strengthening the Company’s capital structure and liquidity position. The approval did not generate financial or accounting impacts on March 31, 2026, given that the Plan remains subject to the satisfaction of conditions precedent.

16

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Key terms of the Plan

The key terms and conditions set forth in the Plan include, among others:

• A capital increase of up to R$ 3.5 billion upon completion of the transaction, at a price of R$ 0.25 per share, to be carried out by the shareholder Shell, and a potential additional capital injection of up to R$ 500 million to be carried out by Aguassanta Participações S.A.;

• Conversion of 45% of the restructured claims into equity interest, via Units composed of one common share and one preferred share, at an issuance price of R$ 0.50 per Unit (with a reference value of R$ 0.25 per share);

• Definition of new financial terms for the renegotiated debt, providing for remuneration: (i) based on the CDI (Interbank Deposit Certificate) rate plus a spread for local currency debt; and (ii) at fixed rates for foreign currency debt. The new terms provide for semi-annual interest payments, guarantees, and covenants typical of high-yield instruments;

• Extension of debt maturity dates to periods between 2032 and 2035, depending on the issuing entity;

• The option for the Company to prepay the restructured debt at its discretion, without the imposition of a premium;

• Maintenance of the Shell brand usage license agreement, subject to the renegotiation of certain terms; and

• For certain creditors, the plan offers alternatives of either (i) settlement involving discounts on the amounts owed or (ii) early cash payment, subject to an aggregate global limit of approximately R$ 150 million, as established in the terms of the Plan.

Conditions precedent

The conditions precedent for the implementation of the Plan are:

• Execution of a tax settlement agreement (as defined in item 1.1.1.4 of the Plan disclosed to the market) involving certain federal liabilities, as a condition precedent to the completion of the restructuring;

• Agreement on a divestment plan for non-strategic assets;

• Agreement regarding repayable obligations to shareholders; and

• Corporate reorganization, including the separation of the Company into “Raízen Energia” and “Raízen Combustíveis”, with completion scheduled for December 31, 2027.

17

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The said Plan remains subject to ratification by the court overseeing the out-of-court restructuring—subject to the statutory deadline for creditors to file any objections—as well as to the satisfaction of conditions precedent set forth in its terms.

Accordingly, the implementation of the Plan, including the estimated timeframe for its completion, remains subject to uncertainties and depends on the fulfillment of the established conditions precedent; the process may extend until March 31, 2027, as provided for in the restructuring documents.

The accounting impacts resulting from these terms will be recognized by the date of the Plan’s implementation.

Impacts on the financial statements

In this context, the financial statements reflect relevant and unusual impacts, including, among others:

• Reclassification to current liabilities of debts covered by the Plan and debts with cross-default clauses for which no waiver was obtained by the reporting date (Note 20);

• Recognition of financial expenses related to the accelerated amortization of transaction costs and financial charges (Note 32);

• Recognition of monetary and exchange rate variations on certain financial liabilities associated with the settlement of derivative positions included in the Plan (Note 32); and

• Recognition of effects arising from the termination of hedge accounting transactions (Note 4.11).

Judgment regarding substantial doubt related to going concern

The events and conditions described above indicate the existence of substantial doubt, which may raise significant doubt as to the Company’s ability to continue as a going concern, since the realization of the going concern assumption depends substantially on the success of management’s plans, the outcomes of which do not depend entirely on the Company.

For the fiscal year ended March 31, 2026, the Company reviewed the judgments applied to the relevant assumptions used in the impairment tests for certain assets and recognized additional provisions for impairment of non-financial assets, including property, plant and equipment, goodwill, and deferred taxes (Notes 15, 16, 21, and 31), as well as provisions for losses on the realization of tax credits (Note 10).

This conclusion is subject to periodic reassessment as there is greater clarity regarding the implementation of the Plan, the execution of which depends on the fulfillment of conditions precedent scheduled for completion by March 31, 2027

18

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

1.2 Main transactions during the year ended March 31, 2026

(a) Business portfolio recycling

In the year ended March 31, 2026, the Company advanced its business portfolio recycling initiatives, focusing on optimizing its capital structure. In this context, the sales of Raízen Power Comercializadora de Energia Ltda. and Raízen GD Ltda. were completed.

Also this year, the sales of the Leme, Santa Elisa (specifically assets and agricultural contracts), Passatempo, Rio Brilhante and Continental plants, as well as certain distributed generation (“GD”) plants, were completed.

The details of these transactions are described in Notes 12 and 31.

(b) Impairment of assets

In the year ended March 31, 2026, the Company tested its assets for impairment, as set forth in the applicable accounting standards, which resulted in the recognition of a provision for impairment of certain tangible and intangible assets.

The details of these transactions are described in Notes 10, 15, 16 and 31.

(c)  Deferred tax assets

Due to the substantial doubt related to going concern, the Company reassessed the recoverability of the deferred tax assets and set up a 100% provision for losses, as detailed in Note 21.5.

(d)  Termination of corporate partnership

On September 4, 2025, the Company and Femsa Comercio S.A. de C.V. (“FEMSA”) mutually agreed to terminate the partnership established in 2019 through the joint venture Rede Integrada de Lojas de Conveniência e Proximidade S.A. (“Grupo Nós”).

The termination was structured through an exchange of equity interests, without payment between the parties, whereby Raízen will receive 1,256 Shell Select and Shell Café convenience stores, and FEMSA, 611 OXXO markets.

On February 1, 2026, the Company completed the operation for terminating the joint venture Grupo Nós. The preliminary details of this transaction are described in Note 14.7.

19

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

2. Material accounting policies

2.1 Basis of preparation

The consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations (collectively, “IFRS Accounting Standards”).

These consolidated financial statements were authorized for issue by the Board of Directors of Raízen on October 14, 2026.

2.2 Basis of measurement

The financial statements were prepared on a historical cost basis, except, when applicable, for the valuation of certain assets and liabilities, such as short-term investments, biological assets and financial instruments (including derivative instruments), which are measured at fair value. Assets and liabilities held for sale are measured at the lower of their carrying amount and fair value less costs to sell.

2.3 Functional and presentation currency

These financial statements are presented in Brazilian reais (R$), which is the functional currency of the Company and its subsidiaries operating in Brazil. The functional currency of subsidiaries operating in the international economic environment is the US Dollar (US$), except for its former subsidiary Raízen Paraguay S.A. (“Raízen Paraguay”), which has the Paraguayan Guarani (GS) as its functional currency, and is no longer consolidated by Raízen as from December 1, 2024 (Note 14.4). All balances were rounded to the nearest thousand, unless otherwise stated.

The financial statements of each subsidiary included in the Company’s consolidation, as well as those used as a basis for investments measured by the equity method, are prepared based on the functional currency of each entity. For subsidiaries based abroad, their assets and liabilities were converted into Reais at the exchange rate at the end of the year and the results were calculated at the average monthly rate during the year. The effects of the translation to Reais are recorded in the Company’s equity, in other comprehensive income (Effect of foreign currency translation.)

2.4 Significant accounting judgments, estimates and assumptions

The preparation of the Company’s financial statements requires that management make judgments and estimates and adopt assumptions that affect the amounts disclosed referring to revenues, expenses, assets and liabilities as of the financial statements reporting date. These estimates and assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimates are revised and in any subsequent years affected.

If there is a significant change in the facts and circumstances on which the assumptions and estimates are based, there may be a material impact on the results and financial position of the Company and its subsidiaries.

The accounting estimates and critical accounting assumptions, as well as critical judgments in the application of accounting policies that require a greater level of judgment or complexity in their application are mentioned below:

• Going concern (Note 1.1);

• Fair value of financial instruments (Note 4.1);

• Biological assets (Note 9.2);

• Impairment of non-financial assets (Note 16.2);

• Lease liabilities (Note 19.2);

• Income tax, social contribution, other taxes payable and deferred taxes (Note 21.2); and

• Provision for legal disputes (Note 24.2).

20

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

2.5 Basis of consolidation

The financial statements include financial information on Raízen and its direct and indirect subsidiaries, which are listed below:

		2026		2025
	Direct	Indirect	Direct	Indirect
Fuel distribution – Brazil
Blueway Trading Importação e Exportação S.A. (“Blueway”)	100%	-	100%	-
Neolubes Indústria de Lubrificantes Ltda. (“Neolubes”) (10)	-	-	-	100%
Raízen Serviços e Participações S.A. (“Raízen Serviços e Participações”)	100%	-	100%	-
Petróleo Sabbá S.A. (“Sabbá”)	80%	-	80%	-
Raízen Mime Combustíveis S.A. (“Raízen Mime”)	76%	-	76%	-
Centroeste Distribuição de Derivados de Petróleo S.A. (“Centroeste Distribuição”)	89%	-	89%	-
Sabor Raíz Alimentação S.A. (13)	-	-	69%	-
Raízen Trading DMCC	100%	-	100%	-
Rede Integrada Sul de Conveniências Ltda. (“Rede Integrada Sul”) (11)	91%	-	-	-
Rede Integrada Centro Norte e Nordeste de Conveniências Ltda. (“Rede Integrada Norte e Nordeste”) (11)	96%	-	-	-
RZ Gestão de Conveniência e Serviços Ltda.	100%	-	-	-
RZ Conveniências Brasil Ltda.	100%	-	-	-
Fuel distribution – Argentina
Raízen Argentina S.A. (12)	-	100%	100%	-
Raízen Energina S.A. (12)	-	100%	95%	5%
Deheza S.A. (12)	-	100%	-	100%
Estación Lima S.A. (12)	-	100%	-	100%
ESB
Raízen Energia S.A. (“RESA”)	100%	-	100%	-
Benálcool Açúcar e Álcool Ltda.	-	100%	-	100%
Bioenergia Araraquara Ltda. (“Bio Araraquara”) (5)	-	-	-	100%
Bioenergia Barra Ltda. (“Bio Barra”)	-	100%	-	100%
Bioenergia Caarapó Ltda.	-	100%	-	100%
Bioenergia Costa Pinto Ltda. (“Bio Costa Pinto”) (5)	-	-	-	100%
Bioenergia Gasa S.A.	-	100%	-	100%
Bioenergia Jataí Ltda. (“Bio Jataí”) (5)	-	-	-	100%
Bioenergia Maracaí Ltda.	-	100%	-	100%
Bioenergia Rafard Ltda. (“Bio Rafard”) (5)	-	-	-	100%
Bioenergia Serra Ltda. (“Bio Serra”) (5)	-	-	-	100%
Bioenergia Tarumã Ltda.	-	100%	-	100%
Bioenergia Univalem Ltda. (“Bio Univalem”) (5)	-	-	-	100%
Raízen Ásia PTe Ltd.	-	100%	-	100%
Raízen Biomassa S.A.	-	82%	-	82%
Raízen Biotecnologia S.A.	-	100%	-	100%
Raízen Caarapó Açúcar e Álcool Ltda.	-	100%	-	100%
Raízen Fuels Finance S.A. (“Raízen Fuels”)	-	100%	-	100%
Raízen GD Ltda. (4)	-	100%	-	100%
Raízen International Universal Corp.	-	100%	-	100%
Raízen North America, Inc.	-	100%	-	100%
Raízen Trading Colombia S.A.S.	-	100%	-	100%

21

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

				Continuation
	2026		2025
	Direct	Indirect	Direct	Indirect
Raízen Trading LLP (“Raízen Trading”)	-	100%	-	100%
Raízen Trading Netherlands BV	-	100%	-	100%
Raízen Trading S.A.	-	100%	-	100%
Ethos Ergon Global Holdings PTE Ltd.	-	100%	-	100%
Ethos Sustainable Solutions PTE Ltd.	-	100%	-	100%
Raízen-Geo Biogás S.A. (“Biogás”)	-	92%	-	92%
Raízen-Geo Biogás Barra Ltda. (2)	-	-	-	100%
Raízen-Geo Biogás Univalem Ltda. (2)	-	-	-	100%
Raízen Comercializadora de Gás Ltda.	-	100%	-	100%
RWXE Participações S.A.	-	100%	-	100%
RZ Agrícola Caarapó Ltda.	-	100%	-	100%
Raízen Power Comercializadora de Energia Ltda. (“Raízen Power”) (4)	-	100%	-	100%
Raízen-Geo Biogás Costa Pinto Ltda.	-	100%	-	100%
Raízen GD Next Participações S.A. (5)	-	-	-	100%
Raízen Energia Rio S.A. (3)	-	-	-	100%
Raízen Serviços de O&M Ltda. (3)	-	-	-	100%
Bio Raízen Energia S.A. (3)	-	-	-	100%
Bio Raízen Locações de Máquinas e Equipamentos Industriais Ltda. (3)	-	-	-	100%
Bio Raízen Consultoria em Engenharia Elétrica Ltda. (3)	-	-	-	100%
CGB Santos Energia Ltda.	-	100%	-	100%
Raízen Microgeração Solar Ltda. (3)	-	-	-	100%
CGS Piancó Ltda. (3)	-	-	-	100%
Raízen Gera Desenvolvedora S.A. (3)	-	-	-	51%
Raízen Centro-Sul S.A.	-	100%	-	100%
Raízen Centro-Sul Paulista S.A.	-	100%	-	100%
Raízen Centro-Sul Comercializadora S.A. (5)	-	-	-	100%
Geração Bioeletricidade Santa Cândida I S.A. (“Santa Cândida I”)	-	100%	-	100%
Geração Bioeletricidade Santa Cândida II S.A. (“Santa Cândida II”) (5)	-	-	-	100%
Raízen Comercializadora de Energia Ltda.	-	100%	-	100%
Bioenergia Gasa Holding S.A. (“Bio Gasa Holding”)	-	53%	-	53%
Dunamis Projetos de Energia Fotovoltaica SPE S.A. (“Dunamis”) (4)	-	1%	-	1%
Tâmara Energia e Participações S.A. (“Tâmara”) (4)	-	100%	-	-
UFV Brasília DF GD Ltda. (4)	-	100%	-	100%
RGD Solar Desenvolvimento Ltda. (3)	-	-	-	100%
CGB Alagoas Energia S.A. (3)	-	-	-	60%
RGD Biogás Cachoeiro de Itapemirim Ltda. (3)	-	-	-	100%
RGD Biogás Desenvolvimento Ltda. (3)	-	-	-	100%
CGS Alagoas Energia Ltda. (7)	-	55%	-	55%
CGH Cachoeira da Fábrica Ltda. (3)	-	-	-	100%
RGD Bioenergia S.A. (5)	-	-	-	67%

22

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

				Continuation
		2026		2025
	Direct	Indirect	Direct	Indirect
RGD Serviços de O&M Ltda. (3)	-	-	-	100%
Bio Polaris Energia Locações de Máquinas e Equipamentos Industriais III Ltda. (7)	-	100%	-	-
Polaris IV Energia Ltda. (7)	-	100%	-	-
Polaris V Energia Ltda. (7)	-	100%	-	-
Polaris VI Energia Ltda. (7)	-	100%	-	-
Polaris VIII Energia Ltda. (7)	-	100%	-	-
Polaris IX Energia Ltda. (7)	-	100%	-	-
Polaris XI Energia Ltda. (7)	-	100%	-	-
UFV Aurora 1 (3)	-	-	-	100%
UFV Aurora 2 Ltda. (7)	-	100%	-	100%
UFV Aurora 3 (3)	-	-	-	100%
UFV Aurora 4 (3)	-	-	-	100%
UFV Aurora 5 Ltda.	-	100%	-	100%
UFV Aurora 6 (3)	-	-	-	100%
UFV Aurora 7 Ltda. (7)	-	100%	-	-
UFV Aurora 8 Ltda. (7)	-	100%	-	-
UFV Santa Adélia SP GD Ltda. (3)	-	-	-	100%
UFV Senador Elói RN GD Ltda. (7)	-	100%	-	100%
UFV São Mateus ES GD Ltda. (formerly UFV São Luis do Curu 2 CE GD Ltda.) (7)	-	100%	-	100%
UFV Ibiapina CE GD Ltda. (7)	-	-	-	100%
UFV São Gonçalo CE GD Ltda. (7)	-	100%	-	100%
UFV Arcoverde PE GD Ltda. (7)	-	100%	-	100%
Raízen E2G Solution S.A. (9)	-	-	-	100%
UFV Passira PE GD Ltda. (7)	-	100%	-	100%
UFV Cabeceiras GO GD Ltda. (formerly UFV Buriti dos Lopes Pl GD Ltda. (7)	-	100%	-	100%
UFV Marataizes ES GD Ltda. (3)	-	-	-	100%
UFV São Manoel SP GD Ltda. (3)	-	-	-	100%
UFV Guararapes SP GD Ltda. (7)	-	100%	-	100%
UFV Dom Marcolino RN GD Ltda. (formerly UFV Candiba BA GD Ltda.) (7)	-	100%	-	100%
UFV Penedo AL GD Ltda. (7)	-	100%	-	-
UFV Paudalho PE GD Ltda. (3)	-	-	-	100%
UFV Caxambu SP GD Ltda. (7)	-	100%	-	-
UFV Cristalina GO GD Ltda. (7)	-	100%	-	-
UUFV Valença RJ GD Ltda. (7)	-	100%	-	-
UFV Cotia SP GD Ltda. (7)	-	100%	-	-

23

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

				Continuation
		2026		2025
	Direct	Indirect	Direct	Indirect
Conceição do Araguaia PA GD Ltda.	-	100%	-	-
UFV Embu-Guacu SP GD Ltda. (7)	-	100%	-	-
UFV Euclides da Cunha BA GD Ltda. (7)	-	100%	-	-
UFV Novo Repartimento PA GD Ltda. (7)	-	100%	-	-
UFV Quatis RJ GD Ltda. (7)	-	100%	-	-
UFV Riolandia SP GD Ltda. (7)	-	100%	-	-
UFV Cachoeira BA GD Ltda. (7)	-	100%	-	-
UFV Feira de Santana BA GD Ltda. (7)	-	100%	-	-
UFV Artur Nogueira SP GD Ltda. (7)	-	100%	-	-
Raízen Soba Agroindustrial Ltda.	-	100%	-	-
Raízen GD Ativos Ltda.	-	100%	-	-
Raízen Argentina S.A. (“Raízen Argentina”) (6)	-	100%	-	-
Raízen Energia S.A. (6)	-	95%	-	-
Deheza S.A. (6)	-	100%	-	-
Estación Lima S.A. (6)	-	100%	-	-
Raízen Egito Agrícola 8 Ltda. (6)	-	100%	-	-
GOSOLAR UFV I SPE S.A. (8)	-	67%	-	67%
GOSOLAR UFV IV SPE S.A. (7)	-	67%	-	67%
HP2 SOLAR SPE S.A.	-	67%	-	67%
RCL3X FIAGRO – Direitos Creditórios Responsabilidade Limitada (“FIAGRO”) (1)	-	100%	-	22%
Other segments
Payly Holding Ltda. (“Payly”)	100%	-	100%
Payly Instituição de Pagamento S.A.	-	100%	-	100%

24

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(1)	The Company holds economic control due to its significant exposure to the risks and benefits generated by the fund’s activities, which is why the assets and liabilities were fully consolidated, eliminating balances and transactions between unitholders and the fund. The consolidation reflects the economic substance of the structure, even though the fund maintains its legal individuality.
(2)	On July 31, 2025, Raízen-Geo Biogás Barra Ltda. and Raízen-Geo Biogás Univalem Ltda. were dissolved by the decision of their sole shareholder Biogás; since their constitution, these companies had not conducted any activities and the shareholder does not intend to operate them in the future.
(3)	Equity interests related to GD assets, which were sold during the year.
(4)	During the year ended March 31, 2026, the direct subsidiary RESA obtained direct interest in the entities.
(5)	During the year ended March 31, 2026, Bio Araraquara, Bio Rafard, Bio Serra, Bio Costa Pinto, Bio Jataí, Bio Univalem, Santa Cândida II and Raízen Centro-Sul Comercializadora S.A. were merged into the direct subsidiary RESA, and Raízen GD Next Participações S.A. was merged into Bio Barra.
(6)	Equity interests transferred to the direct subsidiary through the partial spin-off of the Company (Note 14.5).
(7)	Entities incorporated to support the divestment process of the GD business and portfolio recycling.
(9)	During the year ended March 31, 2026, the direct subsidiary RESA obtained a 37.28% interest in the entity.
(10)	Equity interest related to Raízen E2G Solution S.A., which was sold in the year.
(11)	On March 1, 2026, the company was merged into direct subsidiary Blueway.
(12)	In the year ended March 31, 2026, subsidiaries Rede Integrada Sul and Rede Integrada Norte e Nordeste became direct investments of the Company due to the process of reduction of equity interest in Grupo Nós (Note 1.2.e)
(13)	Equity interests transferred to direct subsidiary RESA through the Company’s partial spin-off process (Note 14.5).
(14)	On March 17, 2026, the entity was dissolved.

Investments in subsidiaries are fully consolidated from the date the control was obtained and continue to be consolidated until the date that control ceases to exist.

The financial statements of the subsidiaries are prepared on the same reporting date as Raízen, except for Dunamis and Tâmara (one-month lag). Accounting policies are used consistently and, when necessary, adjustments are made to align accounting policies with those adopted by the Company.

Balances and transactions arising from operations between direct and indirect subsidiaries, such as income, expenses and unrealized income (loss) are fully eliminated.

25

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

2.6 Summary of material accounting policies

The material accounting policies were consistently applied to all the years presented in these financial statements and are presented and summarized in the respective note, except those described below:

(a) Transactions in foreign currency

Foreign currency transactions are initially recognized by the Company’s entities at the functional currency in effect on the transaction date or on the valuation dates, when the items are remeasured.

Monetary assets and liabilities denominated in foreign currency are translated into R$ using the exchange rate in effect on the date of the respective statement of financial position, and foreign exchange gains and losses resulting from settlement of these transactions and from translation using the exchange rates at the year-end are recognized in the statement of income under “Financial results”, except when qualified as hedge accounting and, therefore, recognized in equity under “Equity adjustments”.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the initial transaction date. Non-monetary items measured at fair value in a foreign currency, if any, are translated using the exchange rates prevailing on the date when the fair value was determined.

Goodwill and fair value adjustments arising from the acquisition of an entity abroad (entities with a functional currency different from the parent company Raízen) are treated as assets and liabilities of the entity abroad and converted at the closing rate, and the adjustments resulting from the conversion are also recognized in equity under “Equity adjustments” as effect of foreign currency translation.

(b) Impairment of non-financial assets

The Company and its subsidiaries assess on an annual basis, and whenever there are indications of a decline in value, the existence of indicators of impairment of assets. If indications are identified, the Company estimates the asset’s recoverable amount. The recoverable amount of an asset is the higher of: (a) its fair value less costs that would be incurred to sell it; and (b) its value in use. When necessary, the value in use is usually determined based on the discounted cash flow resulting from the continuous use of the asset until the end of its useful life.

Regardless of the existence of indications of impairment, goodwill and intangible assets with an indefinite useful life, if any, are tested for impairment annually.

When the carrying amount of an asset exceeds its recoverable amount, the loss is recognized as an operating expense in the statement of income.

26

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(c) Financial instruments – initial recognition and subsequent measurement

(i)  Financial assets Measurement

Measurement

Upon initial recognition, a financial asset is classified as measured: (i) at amortized cost; (ii) at fair value through other comprehensive income; or (iii) at fair value through profit or loss. Reclassification between classes occurs when there is a change in the business model for the management of financial assets and liabilities.

A financial asset is measured at amortized cost if it meets both of the following conditions: (i) it is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and (ii) its contractual terms give rise, at specified dates, to cash flows that are related to the payment of principal and interest on the principal amount outstanding.

A financial asset is measured at fair value through other comprehensive income if it meets both of the following conditions: (i) the objective is both the receipt of contractual cash flows and the sale of financial assets; and (ii) the contractual terms give rise, at specified dates, to cash flows that are Solely Payment of Principal and Interest (SPPI) on the principal amount outstanding.

All financial assets designated as measured at fair value and those not classified as measured at amortized cost or at fair value through other comprehensive income, as described above, are classified as at fair value through profit or loss. Financial assets held for trading or managed with performance assessed based on fair value are measured at fair value through profit or loss.

Business model evaluation

The Company conducts an assessment of the business model applied in the management of its financial assets to obtain the contractual cash flows. The information considered includes: (i)  the policies and objectives set for the portfolio, that is, identifying whether management’s strategy focuses on obtaining contractual interest income, maintaining a certain interest rate profile, the correspondence between the duration of financial assets and the duration of related liabilities or expected cash outflows, or the realization of cash flows through the sale of assets; (ii)  how the portfolio’s performance is assessed and reported to the Company management; (iii)  the risks that affect the performance of the business model (and the financial asset held in that business model) and the way those risks are managed; (iv) how the business executives are compensated – for example, if the compensation is based on the fair value of the assets managed or on the contractual cash flows obtained; and (v) the frequency, volume and timing of sales of financial assets in previous years, the reasons for such sales and expectations regarding future sales.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales, in a manner consistent with the continuous recognition of the Company’s assets.

Evaluation whether contractual cash flows are solely payments of principal and interest (SPPI)

The Company considers the contractual terms of the instrument to assess whether the contractual cash flows are SPPI.

This includes the analysis of a contractual term that could change the timing or the value of the contractual cash flows so that it would not meet this condition. When making this analysis, the Company considers: (i) contingent events that change the amount or timing of cash flows; (ii) terms that can adjust the contractual rate, including variable rates; (iii) prepayment and extension of the term; and (iv) the terms that limit the Company’s access to cash flows from specific assets (for example, based on the performance of an asset).

For purposes of assessment of contractual cash flows, “principal” is defined as the fair value of the financial asset at initial recognition. “Interest” is substantially defined as a consideration for the time value of money and the credit risk associated with the principal outstanding over a given period of time and the other basic risks and costs of borrowing (for example, liquidity risk and administrative costs), as well as a profit margin.

27

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Impairment of financial assets

For the evaluation and measurement of expected credit losses, an expected loss matrix is adopted as a practical expedient that considers the grouping of clients with similar default characteristics, sales channel and rating (client risk classification, measured internally).

The Company applies the expected credit loss model to financial assets measured at amortized cost, contract assets and debt instruments measured at fair value through other comprehensive income.

(ii) Financial liabilities

These are measured at amortized cost and fair value through profit or loss, comprising, in the case of the Company, mostly loans and financing, balances payable to suppliers and related parties, and derivative financial instruments.

Interest payments on loans and financing, from third parties and related parties, are classified as cash flow from financing activities.

(iii) Offset of financial instruments – net presentation

Financial assets and liabilities are presented net in the statement of financial position if, and only if, there is an enforceable legal right to offset the recognized amounts, and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

(iv) Derecognition (write-off)

A financial asset is derecognized when: (i) the rights to receive cash flows from the asset expire; and (ii) the Company transfers its rights to receive cash flows from the asset or assumes an obligation to fully pay the cash flows received to a third party under a “pass-through” agreement.

The effective transfer of the rights to receive cash flows from an asset is achieved when: (a) the Company transfers substantially all the risks and rewards of the asset, or (b) the Company neither transfers nor retains substantially all the risks and rewards relating to the asset, but transfers control thereover.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales. For these cases, the recognition of the transferred asset is conducted to the extent of the Company’s continuous involvement with these instruments.

A financial liability is written off when the obligation under the liability is extinguished, which means when the obligation specified in the contract is settled, canceled or expires. In addition, if an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of income.

28

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(v)Derivative financial instruments and hedge accounting

Initial recognition and subsequent measurement

The Company uses derivative financial instruments, such as currency forward contracts, commodity forward contracts, options and swaps to hedge against the risk of changes in exchange rates, interest rates, price rates and commodity prices rates. These financial instruments are initially recognized at fair value on the date when the instrument is executed and are subsequently also revalued at fair value.

When the fair value at initial recognition differs from the transaction price, the difference is recognized immediately in profit or loss if observable market data are used in its measurement; in other cases, it is deferred and recognized in profit or loss as market factors, including the time factor, justify its recognition.

Any gains or losses resulting from changes in the fair value of derivatives not designated as hedge accounting during the year are recognized directly in the statement of income, in the case of instruments related to operating transactions, in operating accounts (for example:revenue, cost, expenses) and, in the case of instruments related to financial operations, as financial income (expenses). For instruments designated as cash flow hedge, gains and losses arising from changes in the fair value of derivatives are recognized directly in equity, under “Equity adjustments”.

Hedge accounting

The following classifications apply for hedge accounting purposes: (i) fair value hedge by hedging against exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, as well as the component of any of these items that is attributable to a specific risk and may affect income or loss; (ii) cash flow hedge by hedging against changes in cash flows that are attributable to a specific risk associated with a recognized asset or liability or a highly probable forecast transaction, or firm commitment, that may affect income or loss; or (iii) net investment hedge in a foreign operation in a foreign operating unit.

Upon designation, the Company formally classifies and documents the hedging relationship. The documentation substantially includes: (i) identification of the hedging instrument; (ii) the hedged item or hedged transaction; (iii) the nature of the hedged risk; (iv) statement confirming that the transaction is within management’s policies and practices; (v) statement confirming the correlation of the hedging instrument for the purpose of offsetting the exposure to the change in the fair value of the hedged item or cash flows related to the hedged risk; (vi)    the highly probable nature of the forecast hedged transaction as well as the forecast periods of transfer of gains or losses arising from hedging instruments from equity to income or loss and the management’s risk management objective and strategy; (vii) criteria for evaluating the effect of credit risk on the hedging relationship; and (viii) metrics for determining effectiveness, as well as possible sources of ineffectiveness.

The Company has formal designations for hedge accounting for the following structures:

• Cash flow hedge

The effective portion of the gain or loss of the hedging instrument is recognized directly in equity, under “Equity adjustments”, while the ineffective portion is recognized immediately in income or loss for the year.

The amounts recorded in other comprehensive income are transferred to the statement of income when the hedged transaction affects income or loss, for example, when the hedged income or expense is recognized or when a forecast sale occurs. When the hedged item is the cost of a nonfinancial asset or liability, the amounts recorded in equity are transferred to the initial carrying amount of such asset or liability. If occurrence of the forecast transaction or firm commitment is no longer expected, the amounts previously recognized in equity are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as hedge is revoked, gains or losses previously recognized in comprehensive income remain in equity until the forecast transaction or firm commitment affects income or loss. The cash flow hedging relationships of highly probable future exports or imports are considered to be continuous hedging relationships and qualify for hedge accounting.

29

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

• Fair value hedge of certain financial liabilities

The carrying amount of debt designated in a fair value hedge relationship is adjusted to include changes in the fair value of the hedged risk, with the objective of eliminating or significantly reducing inconsistencies in measurement that would otherwise result in the recognition of gains and losses on loans and financing on different bases.

The corresponding entry to fair value hedge adjustments on loans and financing is recognized in the “Financial result” line item, as “Fair value of financial instruments liabilities” and is classified in the “Financial Income” or “Financial Expenses” group.

When the structure is discontinued, any adjustment resulting from the fair value measurement of the hedged risk must be amortized in profit or loss.

• Fair value hedge – inventories

The parent company Raízen designates inventories of by-products with pegged derivatives at fair value, as detailed in Notes 4.6 and 8.

Evaluation of effectiveness tests

There is an economic relationship between the hedged items and the hedging instruments, since the instruments are contracted with the same characteristics as the operations designated as the hedged items. The Company established a 1:1 coverage ratio for the relationships designated for hedge accounting. This parameter was defined considering that the underlying risk of the hedging instruments is similar to the hedged risks.

To evaluate the effectiveness of the hedge, the Company uses the hypothetical derivative method for cash flow hedge structures and analysis of critical terms for fair value hedge structures, comparing changes in fair value of hedging instruments with changes in fair value of hedged items attributable to hedged risks.

The sources of hedge ineffectiveness can be from: (i) differences in timing of cash flows from hedged items and from hedging instruments, (ii) different indices (and, consequently, different curves) associated with the hedged risk of hedged items and hedging instruments, and (iii) changes in expected quantity/volume of cash flows from hedged items and from hedging instruments.

(d) Provisions

Provisions are recognized when: (i) the Company has a present legal, including constructive obligation as a result of past events; (ii) it is likely that an outflow of funds will be required to settle the obligation; and (iii) amounts may be reliably estimated.

(e) Environmental issues

The Company records a provision for loss on environmental expenses, under Other liabilities, to the extent that it is necessary to conduct environmental remediation of the damage caused.

30

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(f) CBIOs generated (originating entity model)

For the purposes of Brazilian Technical Guidance OCPC 10 – Carbon Credits (tCO2e), Emission Allowances and Decarbonization Credits (CBIOs), issued by the Brazilian Accounting Pronouncements Committee (“CPC”), RESA has been classified as an entity that originates CBIOs due to its production of biofuels with lower carbon intensity, in accordance with the requirements of the RenovaBio Program (Law No. 13,576/2017). In this context, RESA generates CBIOs based on the certification of its production; these credits can be traded on an active market.

The generated CBIOs are recognized as inventory (Note 8) at the time of their registration by the competent regulatory body (ANP – National Agency of Petroleum, Natural Gas and Biofuels).

Upon initial recognition, CBIOs are measured at fair value, determined based on the average market price on the day prior to registration, net of estimated selling expenses.

After initial recognition, CBIOs are measured at the lower of cost and net realizable value, in accordance with IAS 2 – Inventories.

Derecognition occurs at the time of sale, when the corresponding inventory is realized against profit or loss, in accordance with the revenue recognition criteria set forth in IFRS 15 – Revenue from Contracts with Customers.

(g) CBIOs acquired for retirement (end-user model)

Acquired CBIOs are recognized as intangible assets until the time of their retirement, as they represent instruments intended to meet the Company’s regulatory obligations.

Acquired CBIOs are measured at acquisition cost.

Upon the retirement of the credits, the respective amounts are recognized in profit or loss as cost of goods sold, consistent with the purpose of regulatory compliance.

In the absence of specific guidance under IFRS Accounting Standards for CBIOs, the application of Brazilian Technical Guidance OCPC 10 involves judgment by management, particularly regarding: the classification of CBIOs, whether generated or acquired, as inventory; and the understanding that the corresponding entry to the initial recognition of generated CBIOs represents a government grant, in accordance with IAS 20.

The accounting policy adequately reflects the economic substance of CBIO-related transactions and is consistent with the principles of applicable accounting standards, including IAS 20, IAS 2, and IFRS 15.

Management continuously monitors market price volatility for CBIOs, which can impact the net realizable value of inventory as well as the cost of meeting regulatory obligations, potentially affecting the Company’s future results.

2.7 Impact of the new IFRS Accounting Standards and IFRIC on the financial statements

The following amendments and improvements to standards were adopted for the first time by Raízen for the year beginning on April 1, 2025:

Amendment to IAS 21 – Lack of Exchangeability: This amendment provides guidance regarding the accounting treatment and disclosures required when a currency is not exchangeable into another currency. The amendment applies to fiscal years beginning on or after January 1, 2025, and for the Company, from April 1, 2025. Management has assessed the effects of applying this amendment and concluded that there have been no significant impacts on the Company’s financial statements.

31

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

2.8 New IFRS Accounting Standards and IFRIC Interpretations (IFRS Interpretations Committee) applicable to financial statements

The following amendments to standards have been issued by the IASB but are not yet effective for the year ended March 31, 2026. The Company decided not to adopt early any other standards, interpretations or amendments that have been issued, but are not yet effective.

Issuance of IFRS 18 – Presentation and disclosure in financial statements: This new accounting standard will replace IAS 1 – “Presentation of Financial Statements”, introducing new requirements that will help achieve comparability of financial performance among similar entities and provide users with more relevant information and greater transparency. Although IFRS 18 does not impact the recognition or measurement of items in the financial statements, its impact on presentation and disclosure is expected to be widespread, particularly regarding the statement of financial performance and the provision of management-defined performance measures within the financial statements. Management is currently evaluating the detailed implications of applying the new standard to the Company’s financial statements. Based on a preliminary assessment, the following potential impacts have been identified:

  Although the adoption of IFRS 18 does not impact the Company’s net income, the grouping of income and expense items into the new categories within the statement of profit or loss is expected to affect how operating profit is calculated and reported.
  The line items presented in the primary financial statements may change as a result of applying the enhanced principles regarding aggregation and disaggregation. Furthermore, since goodwill is required to be presented separately in the statement of financial position, the Company will disaggregate goodwill and other intangible assets and present them separately in the statement of financial position.
  The Company does not expect significant changes to the information currently disclosed in the notes to the financial statements, as the requirement to disclose material information remains unchanged; however, the way information is grouped may change due to aggregation/disaggregation principles. Furthermore, significant new disclosures will be required regarding: (i) management-defined performance measures; (ii) a breakdown of the nature of certain expense line items presented by function within the operating category of the statement of profit or loss; and (iii) for the first year of IFRS 18 application, a reconciliation for each line item in the statement of profit or loss between the amounts restated under IFRS 18 and those previously presented under IAS 1.
  Regarding the statement of cash flows, there will be changes to the presentation of interest received and paid. Interest paid will be presented as financing cash flows, and interest received as investing cash flows.

This standard is effective for years beginning on/or after January 1, 2027 and, in the case of the Company, as of April 1, 2027.

Issuance of IFRS 19 – Subsidiaries without public accountability – Disclosures: This new standard and the related amendments allow certain eligible subsidiaries of parent entities reporting under IFRS Accounting Standards to apply reduced disclosure requirements, balancing the information needs of users of the eligible subsidiaries’ financial statements with cost savings for preparers. This standard is effective for years beginning on/or after January 1, 2027 and, in the case of the Company, as of April 1, 2027. The Company does not expect these amendments to impact its financial statements.

32

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Amendments to IFRS 9 and IFRS 7 – Classification and measurement of financial instruments: The purpose of the amendments is to clarify the date of recognition and derecognition of certain financial assets and liabilities; provide additional guidance for assessing whether a financial asset meets the criteria of only payment of principal and interest; add new disclosures for certain instruments; and update the disclosures of equity instruments designated at fair value through other comprehensive income and amended the applicable requirements for the own use and hedge accounting. These amendments are effective for years beginning on/or after January 1, 2026 and, in the case of the Company, as of April 1, 2026. The Company does not expect these amendments to have a material impact on its operations or financial statements.

Amendments to IFRS 9 and IFRS 7 – Financial instruments: Disclosures: The purpose of the amendments is to clarify and add requirements, including disclosures, related to certain energy purchase contracts. These amendments are effective for years beginning on/or after January 1, 2026 and, in the case of the Company, as of April 1, 2026. The Company does not expect these amendments to have a material impact on its operations or financial statements.

There are no other IFRS Accounting Standards standards or IFRIC interpretations, applicable to Raízen, not yet effective that could have a material impact on the Company’s financial statements.

2.9 Tax reform

On December 20, 2023, Constitutional Amendment 132 (“CA 132”) was enacted, establishing the Tax Reform (“Reform”) on consumption. Several issues, including the rates of new taxes, are still pending regulation by complementary laws (“LC”) that must be sent to the National Congress for evaluation within 180 days, counting from the enactment of CA 132.

The Reform model is based on a dual Value Added Tax (“dual VAT” – one Federal (Contribution on Goods and Services (CBS)) and one subnational (Tax on Goods and Services (IBS)), which will replace taxation by Contribution Tax on Gross Revenue for Social Integration Program (PIS), Contribution Tax on Gross Revenue for Social Security Financing (COFINS), State VAT (ICMS) and Service Tax (ISS). A Selective Tax (IS) was also created – of federal jurisdiction, which will be levied on production, extraction, trading or import of goods and services that are harmful to health and the environment, in accordance with the LC.

On January 16, 2025, Complementary Bill (PLP) 68/2024, which regulated part of the Reform, was sanctioned and converted into LC No. 214/25.

Even though the regulation and establishment of the IBS Management Committee was initially addressed in PLP 108/2024, the second regulation bill of the Reform, which will still be analyzed by the Federal Senate, part of the discussions have already been incorporated into PLP 68/2024, approved as mentioned above, which, among other provisions, determined the establishment, by December 31, 2025, of this Committee, responsible for the management of the aforementioned tax.

There will be a transition period between 2026 and 2032, in which the two tax systems, old and new, will coexist. The impacts of the Reform will only be known upon the conclusion of the process of regulation of the outstanding matters by LC. Consequently, there is no material effect of the Reform on the financial statements for the year ended March 31, 2026.

33

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

3. Segment information

3.1 Accounting policy

An operating segment is a component of the Company that conducts business activities from which revenues may be obtained and expenses incurred, including revenues and expenses related to transactions with other Company components. All operating income of the operating segments is reviewed frequently by the Company’s CEO and by the Board of Directors (collectively considered the main operating decision-maker) for purposes of decisions concerning funds to be allocated to the segment and performance evaluation, and for which individual financial information is available.

In November 2024, the composition of the new executive board approved by the Board of Directors on October 21, 2024 came into effect. As a result of the succession of positions in the Company’s management and strategic changes focused on generating value for shareholders and optimizing the Company’s capital structure, decisions began to be directed towards seeking greater operational efficiency and reviewing the asset portfolio, with the aim of accelerating the process of simplifying and optimizing the Company, reinforcing the core business through the following operating segments: (i) Fuel distribution, (ii) Production and sale of Ethanol (first generation (“E1G”) and second generation (“E2G”)), Sugar and Bioenergy (“ESB”) and (iii) Other segments.

The Company’s operating segments are the following:

  Fuel distribution: This mainly refers to the trade and sale activities of fossil and renewable fuels, including refining operation and the management of the franchised network of service stations under the Shell brand in Argentina.
  ESB: This refers to: (a) ethanol and sugar production, sale, origination and trading activities; (b) production and sale of bioenergy; (c) resale and trading of electric power; and (d) production and sale of other renewable products (solar energy and biogas). These business activities were aggregated into a single segment, as their products and services come from renewable sources, use similar technologies, and present synergies in their production and distribution process. The combination of these activities results in the portfolio of clean energy and retirement of carbon credits offered by the Company.
  Other segments: Refers to (i) businesses not directly related to the Company’s core business and (ii) results not allocated to specific segments, such as general and administrative expenses of corporate areas, financial results, income tax and social contribution, given that they are not considered part of an operating segment.
34

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

3.2 Operating results by segment

The performance of the segments is mainly evaluated on profit (loss) of the year, as well as other selected information described below. This information is prepared based on items directly attributable to the segment, as well as those that can be allocated on a reasonable basis. During the years ended March 31, 2026 and 2025, operating income by segment is as follows:

					Reportable segments
		Fuel distribution
2026	Brazil	Argentina	Total	ESB	Other segments	Total segmented	Eliminations (1)	Consolidated
Net operating revenue	159,627,965	23,878,102	183,506,067	50,466,129	55,194	234,027,390	(8,178,043)	225,849,347
Cost of products sold and services provided	(152,150,177)	(21,509,839)	(173,660,016)	(49,478,582)	(43,106)	(223,181,704)	8,147,252	(215,034,452)
Gross income	7,477,788	2,368,263	9,846,051	987,547	12,088	10,845,686	(30,791)	10,814,895
Selling expenses	(2,783,660)	(1,321,635)	(4,105,295)	(1,975,888)	(175)	(6,081,358)	7,986	(6,073,372)
General and administrative expenses	(658,622)	(307,445)	(966,067)	(1,257,182)	(782,821)	(3,006,070)	-	(3,006,070)
Other operating revenue (expenses), net	(2,778,419)	168,192	(2,610,227)	(8,290,593)	759,586	(10,141,234)	5,847	(10,135,387)
Equity accounting result	13,288	38,842	52,130	-	(233,756)	(181,626)	-	(181,626)
Income (loss) before financial results and income tax and social contribution	1,270,375	946,217	2,216,592	(10,536,116)	(245,078)	(8,564,602)	(16,958)	(8,581,560)
Financial results	-	-	-	-	(11,914,687)	(11,914,687)	-	(11,914,687)
Income tax and social contribution	-	-	-	-	(6,638,857)	(6,638,857)	-	(6,638,857)
Net income (loss) for the year	1,270,375	946,217	2,216,592	(10,536,116)	(18,798,622)	(27,118,146)	(16,958)	(27,135,104)
Other selected information:
Depreciation and amortization	(623,772)	(927,131)	(1,550,903)	(8,113,621)	(4,497)	(9,669,021)	-	(9,669,021)
Amortization of contract assets	(639,457)	(26,038)	(665,495)	-	-	(665,495)	-	(665,495)
Loss arising from changes in fair value of biological assets, net of realization	-	-	-	(1,537,620)	-	(1,537,620)	-	(1,537,620)
Additions to biological assets	-	-	-	1,830,663	-	1,830,663	-	1,830,663
Acquisition of property, plant and equipment and intangible assets	568,920	813,299	1,382,219	4,991,551	5,540	6,379,310	-	6,379,310

(1)	Eliminations refer to intersegment operations and certain corporate results, when applicable.

35

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

					Reportable segments
		Fuel distribution
2025 (*) (Unaudited)	Brazil	Argentina and Paraguay (2)	Total	ESB	Other segments	Total segmented	Eliminations (1)	Consolidated
Net operating revenue	165,931,748	28,128,866	194,060,614	65,094,040	5,021	259,159,675	(3,891,221)	255,268,454
Cost of products sold and services provided	(160,132,072)	(25,080,444)	(185,212,516)	(62,119,533)	(2,646)	(247,334,695)	3,903,034	(243,431,661)
Gross income	5,799,676	3,048,422	8,848,098	2,974,507	2,375	11,824,980	11,813	11,836,793
Selling expenses	(2,833,718)	(1,435,471)	(4,269,189)	(2,553,727)	(2,179)	(6,825,095)	5,390	(6,819,705)
General and administrative expenses	(692,171)	(407,949)	(1,100,120)	(975,878)	(496,723)	(2,572,721)	-	(2,572,721)
Other operating revenue, net	1,297,101	278,089	1,575,190	505,949	(222)	2,080,917	(4,116)	2,076,801
Equity accounting result	4,275	21,029	25,304	-	(230,131)	(204,827)	-	(204,827)
Income (loss) before financial results and income tax and social contribution	3,575,163	1,504,120	5,079,283	(49,149)	(726,880)	4,303,254	13,087	4,316,341
Financial results	-	-	-	-	(7,462,591)	(7,462,591)	-	(7,462,591)
Income tax and social contribution	-	-	-	-	(1,030,701)	(1,030,701)	-	(1,030,701)
Net income (loss) for the year	3,575,163	1,504,120	5,079,283	(49,149)	(9,220,172)	(4,190,038)	13,087	(4,176,951)
Other selected information:
Depreciation and amortization	(638,351)	(884,616)	(1,522,967)	(7,823,945)	(5,296)	(9,352,208)	-	(9,352,208)
Amortization of assets from contracts with clients	(558,001)	(54,226)	(612,227)	-	-	(612,227)	-	(612,227)
Loss arising from changes in fair value of biological assets, net of realization	-	-	-	(801,696)	-	(801,696)	-	(801,696)
Additions to biological assets	-	-	-	2,065,121	-	2,065,121	-	2,065,121
Acquisition of property, plant and equipment and intangible assets	662,487	1,209,989	1,872,476	7,511,676	7,902	9,392,054	-	9,392,054

(*) Not covered by the auditor’s report

(1)	Eliminations refer to intersegment operations and certain corporate results, when applicable.
(2)	Includes the consolidated result of Raízen Paraguay referring to the period from April 1 to November 30, 2024.

36

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

					Reportable segments
		Fuel distribution
2024	Brazil	Argentina and Paraguay	Total	ESB	Other segments	Total segmented	Eliminations (1)	Consolidated
Net operating revenue	148,310,393	24,279,899	172,590,292	51,932,267	3,873	224,526,432	(4,072,193)	220,454,239
Cost of products sold and services provided	(141,102,664)	(21,333,213)	(162,435,877)	(46,177,179)	(1,829)	(208,614,885)	3,884,243	(204,730,642)
Gross income	7,207,729	2,946,686	10,154,415	5,755,088	2,044	15,911,547	(187,950)	15,723,597
Selling expenses	(2,553,231)	(1,184,635)	(3,737,866)	(2,376,100)	(1,029)	(6,114,995)	5,471	(6,109,524)
General and administrative expenses	(730,404)	(357,128)	(1,087,532)	(1,423,486)	(371,854)	(2,882,872)	-	(2,882,872)
Other operating revenue, net	955,733	462,352	1,418,085	33,198	-	1,451,283	(3,427)	1,447,856
Equity accounting result	(9,153)	-	(9,153)	(23,044)	(220,233)	(252,430)	-	(252,430)
Income (loss) before financial results and income tax and social contribution	4,870,674	1,867,275	6,737,949	1,965,656	(591,072)	8,112,533	(185,906)	7,926,627
Financial results	-	-	-	-	(6,314,539)	(6,314,539)	-	(6,314,539)
Income tax and social contribution	-	-	-	-	(997,955)	(997,955)	-	(997,955)
Net income (loss) for the year	4,870,674	1,867,275	6,737,949	1,965,656	(7,903,566)	800,039	(185,906)	614,133
Other selected information:
Depreciation and amortization	(714,669)	(733,826)	(1,448,495)	(7,753,193)	(3,547)	(9,205,235)	-	(9,205,235)
Amortization of assets from contracts with clients	(609,053)	(58,417)	(667,470)	-	-	(667,470)	-	(667,470)
Gain arising from changes in fair value of biological assets, net of realization	-	-	-	29,671	-	29,671	-	29,671
Additions to biological assets	-	-	-	1,954,864	-	1,954,864	-	1,954,864
Acquisition of property, plant and equipment and intangible assets	863,877	1,095,704	1,959,581	8,154,499	7,216	10,121,296	-	10,121,296

(1)	Eliminations refer to intersegment operations and certain corporate results, when applicable.

37

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

 The Company monitors consolidated net operating revenue in the domestic and foreign markets, by product as follows:

	2026	2025 (*) (Unaudited)	2024
Domestic market	172,329,762	169,419,936	154,027,245
Foreign market	61,697,628	89,739,739	70,499,187
Eliminations	(8,178,043)	(3,891,221)	(4,072,193)
Net operating revenue (Note 29.2)	225,849,347	255,268,454	220,454,239
Reportable segments Fuel distribution – Brazil
Diesel	85,966,484	94,296,057	80,489,023
Gasoline	53,819,959	50,972,635	49,509,032
Ethanol	10,982,560	10,972,643	8,798,195
Jet fuel	5,525,525	5,963,278	6,031,875
Fuel oil	267,428	1,005,377	848,430
Lubricants	2,983,404	2,548,327	1,769,505
Others	82,606	173,431	864,333
	159,627,965	165,931,748	148,310,393
Fuel distribution – Argentina
Diesel	8,714,216	9,500,437	7,836,619
Gasoline	8,415,969	8,942,105	6,944,019
Jet fuel	1,608,091	1,682,620	1,614,932
Fuel oil	2,595,209	2,446,597	2,235,633
Lubricants	981,949	1,149,118	1,140,543
Others	1,562,668	1,510,089	1,169,111
	23,878,102	25,230,966	20,940,857
Fuel distribution – Paraguay (1)
Diesel	-	2,191,378	2,355,512
Gasoline	-	699,729	970,422
Ethanol	-	6,793	13,108
	-	2,897,900	3,339,042
ESB Ethanol	15,498,441	18,053,458	16,162,668
Sugar	24,855,989	36,820,120	30,865,885
Energy	8,746,345	8,049,949	3,760,872
Others	1,365,354	2,170,513	1,142,842
	50,466,129	65,094,040	51,932,267
Other segments	55,194	5,021	3,873
Eliminations	(8,178,043)	(3,891,221)	(4,072,193)
Total	225,849,347	255,268,454	220,454,239

(*) Not covered by the auditor’s report

(1)	The comparative period includes revenues from Raízen Paraguay referring to the period from April 1 to November 30, 2024.

38

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Geographically, consolidated net operating revenues are presented as follows:

	2026	2025 (*) (Unaudited)	2024
Brazil	172,329,762	169,419,936	154,027,245
Argentina	23,952,381	28,311,426	23,657,776
Paraguay	2,878,720	6,464,729	3,339,041
Latin America, except for Brazil, Argentina and Paraguay	755,090	1,889,828	3,922,561
North America (1)	7,620,414	15,880,159	12,713,051
Asia	11,286,637	19,187,960	17,720,747
Europe	14,549,021	14,914,380	6,121,332
Others (2)	655,365	3,091,257	3,024,679
	234,027,390	259,159,675	224,526,432
Eliminations	(8,178,043)	(3,891,221)	(4,072,193)
Total	225,849,347	255,268,454	220,454,239

(*) Not covered by the auditor’s report

(1)	The year-over-year variation is due to the reduction in the volume traded.
(2)	Africa, Central America, the United Arab Emirates, and Oceania.

No specific clients or group represented 10% or more of the consolidated net operating revenue in the reporting periods.

39

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

3.3 Operating assets by segment

The assets of the “Fuel distribution” segment are geographically allocated, comprising Brazil, Argentina and Paraguay (as part of the process of reducing its share in the investee Raizen Paraguay, the investment ceased to be consolidated and the segment ceased to be reported, as per Note 14.4). The assets of RESA and its subsidiaries are equally used to produce ethanol, sugar and bioenergy in the domestic market.

				Reportable segments
		Fuel distribution
2026	Brazil	Argentina	Total	ESB	Other segments	Consolidated
Assets classified as held for sale	-	-	-	4,885,763	(147)	4,885,616
Investments	266,913	496,961	763,874	-	786,525	1,550,399
Property, plant and equipment	3,147,305	6,923,888	10,071,193	19,420,918	31	29,492,142
Intangible assets	3,511,211	539,809	4,051,020	300,144	18,222	4,369,386
Right of use	274,347	638,040	912,387	5,414,781	-	6,327,168
Total assets allocated by segment	7,199,776	8,598,698	15,798,474	30,021,606	804,631	46,624,711
Other current and non-current assets	-	-	-	-	58,784,767	58,784,767
Total assets	7,199,776	8,598,698	15,798,474	30,021,606	59,589,398	105,409,478
Total liabilities	-	-	-	-	(113,684,464)	(113,684,464)
Total net assets (liabilities)	7,199,776	8,598,698	15,798,474	30,021,606	(54,095,066)	(8,274,986)

					Reportable segments
			Fuel distribution
2025 (*) (Unaudited)	Brazil	Argentina	Paraguay	Total	ESB	Others	Consolidated
Investments	251,153	-	515,507	766,660	-	1,266,994	2,033,654
Property, plant and equipment	3,123,221	7,414,072	-	10,537,293	28,594,271	55	39,131,619
Intangible assets	2,755,325	594,473	-	3,349,798	2,750,060	90,720	6,190,578
Right of use	398,987	575,734	-	974,721	8,666,789	-	9,641,510
Total assets allocated by segment	6,528,686	8,584,279	515,507	15,628,472	40,011,120	1,357,769	56,997,361
Other current and non-current assets	-	-	-	-	-	84,002,317	84,002,317
Total assets	6,528,686	8,584,279	515,507	15,628,472	40,011,120	85,360,086	140,999,678
Total liabilities	-	-	-	-	-	(122,823,740)	(122,823,740)
Total net assets (liabilities)	6,528,686	8,584,279	515,507	15,628,472	40,011,120	(37,463,654)	18,175,938

(*) Not covered by the auditor’s report

40

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

					Reportable segments
	Fuel distribution
2024	Brazil	Argentina	Paraguay	Total	ESB	Others	Consolidated
Investments	-	-	-	-	-	1,317,517	1,317,517
Property, plant and equipment	2,973,593	5,846,344	18,021	8,837,958	24,022,602	92	32,860,652
Intangible assets	2,801,692	536,525	329,263	3,667,480	2,769,485	88,086	6,525,051
Right of use	501,612	281,399	-	783,011	9,483,831	-	10,266,842
Total assets allocated by segment	6,276,897	6,664,268	347,284	13,288,449	36,275,918	1,405,695	50,970,062
Other current and non-current assets	-	-	-	-	-	77,213,248	77,213,248
Total assets	6,276,897	6,664,268	347,284	13,288,449	36,275,918	78,618,943	128,183,310
Total liabilities	-	-	-	-	-	(106,057,746)	(106,057,746)
Total net assets (liabilities)	6,276,897	6,664,268	347,284	13,288,449	36,275,918	(27,438,803)	22,125,564

4. Financial instruments

4.1 Accounting judgments, estimates and assumptions

When the fair value of financial assets and liabilities presented in the statement of financial position may not be obtained in active markets, it is determined using valuation techniques, including the discounted cash flow method. The data used in these methods are based on those adopted in the market, whenever possible. However, when this is not possible, a certain level of judgment is required to establish the fair value. Judgment includes considerations of the inputs used, such as liquidity risk, credit risk and volatility. Changes in the assumptions relating to these factors could affect the reported fair value of financial instruments.

4.2 Overview

The Company is exposed to the following risks arising from its operations, which are equalized and managed through certain financial instruments: (i) market risk (commodity prices, foreign exchange, interest and inflation rates); (ii) credit risk; and (iii) liquidity risk.

This explanatory note presents information about the Company’s exposure to each of these risks; the objectives, policies and processes for measuring and managing risk; and the Company’s capital management at the consolidated level.

4.3 Risk management structure

The Company has specific treasury and trading policies that define a guideline for risk management: never operating with derivatives beyond the total notional value of the underlying asset or liability. In this way, the Company contracts financial instruments with the objective of protection, carried out through an analysis of exposure to the risk for which management seeks coverage.

To monitor activities and ensure compliance with policies, the Company has the following main committees: (i) the Risk Committee, which meets weekly to analyze the behavior of the commodities (sugar and oil products) and foreign exchange markets with the objective of deliberating on hedging positions and pricing strategies for exports or imports of products, aiming to reduce the adverse effects of changes in commodity prices and exchange rates; and (ii) the Ethanol and Derivatives Committee, which meets monthly to assess the risks linked to the sale of ethanol and oil products and compliance with the limits defined in the risk policies.

41

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026 and 2025, the fair values related to transactions involving derivative financial instruments for hedging purposes are presented below:

		Notional		Fair value
	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Price risk
Commodity derivatives
Futures contracts	58,841,494	31,652,752	(641,216)	1,493,359
	58,841,494	31,652,752	(641,216)	1,493,359
Exchange rate risk
Foreign exchange rate derivatives
Futures contracts	(286,649)	(56,216)	(1,755)	(929)
Forward exchange	(1,370,474)	(9,502,653)	(114,793)	(620,027)
Exchange swap	(7,515,946)	(28,759,051)	(1,333,098)	698,460
	(9,173,069)	(38,317,920)	(1,449,646)	77,504
Interest rate risk
Interest rate swap	(2,190,000)	(9,665,653)	(17,888)	8,819
Inflation swap and others	(1,024,000)	(2,871,776)	(18,683)	(35,192)
	(3,214,000)	(12,537,429)	(36,571)	(26,373)
Total			(2,127,433)	1,544,490
Current assets			4,070,761	6,228,810
Non-current assets			648,602	3,854,313
Total assets			4,719,363	10,083,123
Current liabilities			(5,529,776)	(6,003,474)
Non-current liabilities			(1,317,020)	(2,535,159)
Total liabilities			(6,846,796)	(8,538,633)
Total			(2,127,433)	1,544,490

(*) Not covered by the auditor’s report

4.4 Price risk

Price risk arises from the possibility of fluctuating market prices for products traded, mainly Very High Polarization (“VHP”) sugar, refined and white sugar, diesel (heating oil), gasoline, ethanol, electric power and oil (crude oil). These price oscillations may lead to material changes in sales revenues and costs. To mitigate this risk, the Company constantly monitors the market to anticipate price changes.

42

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the Company has contracted the operations described below:

	Commodity price risk: commodity derivatives outstanding as of March 31, 2026
Derivatives	Long/Short	Markets	Agreement	Maturities	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	ICE	Sugar#11	Apr/26 to Feb/28	6,656,181	t	12,441,416	362,871
Futures	Short	NYSE LIFFE	Sugar#5	Apr/26 to Nov/26	12,850	t	29,054	(1,365)
Options	Short	ICE	Sugar#11	Apr/26 to Sept/27	938,016	t	1,801,953	(86,774)
Subtotal – sugar futures short position					7,607,047		14,272,423	274,732
Futures	Long	ICE	Sugar#11	Apr/26 to Sept/27	(5,788,171)	t	(10,723,610)	(255,680)
Futures	Long	NYSE LIFFE	Sugar#5	Apr/26 to Sept/26	(6,700)	t	(14,586)	1,150
Options	Long	ICE	Sugar#11	Apr/26 to Sept/27	(912,614)	t	(1,749,296)	118,987
Subtotal – sugar futures long position					(6,707,485)		(12,487,492)	(135,543)
Physical fixed	Short	ICE	Sugar#11	Apr/26 to Jan/31	16,547,097	t	184,239,895	(128,524)
Physical fixed	Short	NYSE LIFFE	Sugar#5	Apr/26 to May/26	261	t	659	48
Subtotal – physical fixed sugar short position					16,547,358		184,240,554	(128,476)
Physical fixed	Long	ICE	Sugar#11	Apr/26 to Dec/28	(3,808,138)	t	(130,374,985)	41,935
Physical fixed	Long	NYSE LIFFE	Sugar#5	Jan/27 to Jul/27	(29,840)	t	(1,299,412)	(141)
Subtotal – physical fixed sugar long position					(3,837,978)		(131,674,397)	41,794
Subtotal – sugar futures short position, net					13,608,942		54,351,088	52,507
Futures	Short	B3	Ethanol	Apr/26 to Mar/27	65,130	m³	161,680	(729)
Futures	Short	NYMEX	Ethanol	Apr/26 to Jan/27	420,566	m³	1,102,698	(160,837)
Futures	Short	ICE	Ethanol	Apr/26 to Dec/26	329,700	m³	1,286,622	(200,359)
Physical fixed	Short	OTC	Ethanol	Apr/26 to Dec/26	75	m³	35,651	(12,030)
Subtotal – ethanol futures short position					815,471		2,586,651	(373,955)
Futures	Long	B3	Ethanol	Apr/26 to Mar/27	(125,880)	m³	(318,016)	1,274
Futures	Long	NYMEX	Ethanol	Apr/26 to Mar/27	(424,401)	m³	(1,100,078)	161,809
Futures	Long	ICE	Ethanol	Apr/26 to Mar/27	(283,200)	m³	(1,126,646)	150,575
Physical fixed	Long	OTC	Ethanol	Apr/26 to Dec/26	(70)	m³	(35,728)	8,715
Subtotal – ethanol futures long position					(833,551)		(2,580,468)	322,373
Physical fixed	Short	CHGOETHNL	Ethanol	Apr/26 to Dec/26	314,999	m³	1,031,374	(22,585)
Physical fixed	Long	CHGOETHNL	Ethanol	Apr/26 to Dec/26	(223,876)	m³	(751,604)	3,550
Subtotal – physical fixed ethanol short position, net					91,123		279,770	(19,035)
Subtotal – ethanol futures short position, net					73,043		285,953	(70,617)
Futures	Short	NYMEX	Gasoline	Apr/26 to May/26	824,892	m³	2,750,406	(593,632)
Subtotal – gasoline futures short position					824,892		2,750,406	(593,632)
Futures	Long	NYMEX	Gasoline	Apr/26 to May/26	(635,364)	m³	(2,129,951)	377,805
Subtotal – gasoline futures long position					(635,364)		(2,129,951)	377,805
Subtotal – gasoline futures short position, net					189,528		620,455	(215,827)

43

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Continuation

	Commodity price risk: commodity derivatives outstanding as of March 31, 2026
Derivatives	Long/Short	Markets	Agreement	Maturities	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	NYMEX	Heating Oil	Apr/26 to Dec/26	1,704,789	m³	4,306,260	(1,739,517)
Futures	Short	ICE	Heating Oil	Apr/26 to Dec/26	6,360	m³	13,245	(66,118)
Physical fixed	Short	OTC	Heating Oil	Apr/26 to Jul/26	29,499	m³	27,750	20,082
Options	Short	ICE	Heating Oil	Apr/26	11,130	m³	26,360	(2)
Subtotal – heating oil futures short position					1,751,778		4,373,615	(1,785,555)
Futures	Long	NYMEX	Heating Oil	Apr/26 to Apr/27	(1,649,370)	m³	(4,375,535)	994,393
Futures	Long	ICE	Heating Oil	Apr/26 to Dec/26	(6,360)	m³	(13,842)	34,398
Physical fixed	Long	OTC	Heating Oil	Apr/26 to Jul/26	(25,812)	m³	(17,165)	(23,763)
Options	Long	NYMEX	Heating Oil		-	m³	-	-
Options	Long	ICE	Heating Oil	Apr/26	(11,130)	m³	(26,292)	(66)
Subtotal – heating oil futures long position					(1,692,672)		(4,432,834)	1,004,962
Futures	Short	ICE	Heating Oil	Apr/26 to Dec/26	249,100	t	1,043,924	(538,025)
Futures	Long	ICE	Heating Oil	Apr/26 to Dec/26	(249,100)	t	(1,083,922)	498,028
Subtotal – heating oil futures short position, net					-		(39,998)	(39,997)
Subtotal – heating oil futures short position, net					59,106		(99,217)	(820,590)
Physical fixed	Short	CCEE/OTC	Energy	Apr/26 to Dec/49	10,693,810	mwh	4,272,625	(35,296)
Physical fixed	Long	CCEE/OTC	Energy	Apr/26 to Dec/28	(4,152,398)	mwh	(589,410)	448,607
Subtotal – energy physical fixed short position, net					6,541,412		3,683,215	413,311
Net exposure of commodity derivatives as of March 31, 2026							58,841,494	(641,216)
Net exposure of commodity derivatives as of March 31, 2025							31,652,752	1,493,359

44

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

4.5 Exchange rate risk

Currency risk derives from the possibility of fluctuations in exchange rates used to convert to the Company’s functional currency for revenue from exports, imports, debt flows and other assets and liabilities in foreign currency. The Company uses derivative transactions to manage cash flow risks denominated substantially in US dollars, net of other cash and cash equivalent flows.

As of March 31, 2026, the Company has contracted the operations described below:

Exchange rate risk: foreign exchange derivatives outstanding as of March 31, 2026
Derivatives	Long/Short	Markets	Agreement	Maturities	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	B3	Commercial Dollar	Apr/26	495,060	2,583,916	15,824
Futures	Long	B3	Commercial Dollar	Apr/26	(549,980)	(2,870,565)	(17,579)
Subtotal – futures, net					(54,920)	(286,649)	(1,755)
Forward	Short	OTC	NDF	May/26 to Mar/27	37,840	197,504	24,296
Forward	Long	OTC	NDF	Apr/26 to Oct/27	(300,413)	(1,567,978)	(139,089)
Subtotal – forward, net (1)					(262,573)	(1,370,474)	(114,793)
Exchange swap	Short	OTC	Exchange swap	Jan/27	150,000	782,910	(19,992)
Exchange swap	Long	OTC	Exchange swap	Jun/26 to Feb/37	(1,590,002)	(8,298,856)	(1,313,106)
Subtotal – swap long (2)					(1,440,002)	(7,515,946)	(1,333,098)
Net exposure of foreign exchange derivatives as of March 31, 2026					(1,757,495)	(9,173,069)	(1,449,646)
Net exposure of foreign exchange derivatives as of March 31, 2025					(6,673,039)	(38,317,920)	77,504

(1)	As of March 31, 2026, the net fair value of Non-Deliverable Forwards (“NDFs”) was negative R$ 114,793. A portion of these instruments, with a negative fair value of R$ 1,567,978 (negative R$ 127,950 as of March 31, 2025), was not designated in hedge accounting relationships, having been contracted for the economic protection of certain loans and financings.

(2)	As of March 31, 2026, due to the filing for Out-of-Court Reorganization, the balances of loans and financing were reclassified to current. As a result, the derivative instruments linked to certain loans lost their effectiveness and were discontinued from the fair value hedge accounting relationship. Accordingly, any adjustment arising from the fair value measurement of the hedged risk must be amortized through profit or loss. In the fiscal year ended March 31, 2026, the amount of R$ 328,154 was amortized, resulting in a loss recognized in profit or loss, and the balance to be amortized, still recorded under the “Loans and financing” line item, totaled R$ 1,580,487.

45

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the summary of the net foreign exchange exposure of the Company’s statement of financial position, considering the parity of all foreign currencies to US$, is presented below:

		2026
		US$
	R$	(in thousands)
Cash and cash equivalents (Note 5.2)	4,956,817	949,691
Securities (Note 6.1)	150,338	28,804
Restricted cash (Note 6.2)	2,063,407	395,334
Trade accounts receivable (Note 7.3)	2,288,478	438,456
Advances to suppliers (Note 17.3)	57,878	11,089
Related parties (Note 11.2)	(1,810,228)	(346,827)
Suppliers (Note 17.2)	(4,078,795)	(781,468)
Loans and financing (Note 20.2)	(48,326,061)	(9,258,930)
Lease liabilities (Note 19.4)	(695,209)	(133,197)
Other liabilities (Note 23.2)	(3,529,246)	(676,178)
Exchange derivatives (Note 4.5)		1,757,495
Net foreign exchange exposure		(7,615,731)
Exchange derivatives settled in the month following closing (1)		(57,157)
Net currency exposure, adjusted as of March 31, 2026 (2) / (3)		(7,672,888)
Net currency exposure, adjusted as of March 31, 2025 (3)		(2,176,815)

(1)	Maturities on the first business day of the subsequent month, settled based on the US dollar reference rate, calculated by the Central Bank of Brazil, of the last closing day of the month, quoted at R$ 5.2194 (R$ 5.7422 as of March 31, 2025).

(2)	The adjusted net currency exposure will be substantially offset in the future with highly probable future revenues of product exports and/costs of product imports. Derivatives contracted for hedging these items not yet recognized in the statement of financial position are designated as hedge accounting relationships.

(3)	Book balance of assets and liabilities denominated in foreign currencies at the statement of financial position date, except for the notional value of exchange rate derivative financial instruments.

46

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

4.6 Hedge accounting effect

Raízen formally designates transactions subject to hedge accounting for the purpose of hedging cash flows. The Company’s main operations that are subject to hedge accounting are:

(i) sugar and ethanol revenues, as applicable; (ii) cost of ethanol and oil products import;

(iii) evolution of payroll for annual adjustment to inflation levels.

(a) Estimated realization

The impacts recognized in the Company’s equity and the estimated realization in profit or loss are as follows:

			Year of realization
Financial instruments	Markets	Risks	2026/2027	2027/2028	Above 2028	Contributed equity valuation adjustments (1)	2026	2025 (*) (Unaudited)
Futures	OTC / ICE B3 / NYMEX /	Sugar#11 and #5	123,149	(3,860)	-	2,580,141	2,699,430	2,821,295
Futures	OTC	Ethanol	6,222	-	-	446,098	452,320	449,948
Futures	NYMEX / OTC	Heating Oil	(44,526)	3,976	-	-	(40,550)	(14,823)
Futures	NYMEX / OTC	Gasoline	(32,992)	-	-	-	(32,992)	-
Options	ICE	Sugar#11	25,189	-	-	90,028	115,217	90,028
Forward	OTC	Exchange	417,042	80,635	401,185	(381,935)	516,927	(156,313)
Swap	OTC	Inflation	(7,908)	-	-	-	(7,908)	22,393
Debt	OTC	Exchange	(277,676)	-	-	1,070,489	792,813	413,618
			208,500	80,751	401,185	3,804,821	4,495,257	3,626,146
(-) Deferred taxes			(70,890)	(27,455)	(136,403)	(1,293,639)	(1,528,387)	(1,232,890)
Effect on equity			137,610	53,296	264,782	2,511,182	2,966,870	2,393,256

(*) Not covered by the auditor’s report

(1)	Other comprehensive income contributed by the corporate reorganization of RESA and the business combination of Raízen Centro-Sul, in the amounts of R$ 2,366,247 and R$ 144,935, respectively, occurred during the fiscal year ended March 31, 2022.

47

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Cash flow hedge

	2026	2025 (*) (Unaudited)	2024
Balance at the beginning of the year	2,393,256	2,438,628	1,843,577
Movements occurred in the year:
Designation as hedge accounting
Fair value of commodity futures	935,556	(123,584)	(1,189,475)
Fair value of forward exchange contracts	967,310	(767,168)	868,760
Fair value of inflation swap	(1,437)	22,393	-
Debts	-	-	6,932
Total designation	1,901,429	(868,359)	(313,783)
Realization and write-off of commodities and foreign exchange results
Net operating revenue	(944,021)	753,332	1,245,885
Cost of products sold and services provided	(50,406)	49,097	(26,267)
Other operating expenses, net	(37,891)	(2,815)	(4,243)
Financial results	-	-	-
Total realization and write-off	(1,032,318)	799,614	1,215,375
Total movements occurred during the year (before deferred taxes)	869,111	(68,745)	901,592
Effect of deferred taxes	(295,497)	23,373	(306,541)
Total movements occurred during the year (net of deferred taxes)	573,614	(45,372)	595,051
Balance at the end of the year	2,966,870	2,393,256	2,438,628

(*) Not covered by the auditor's report

For the years ended March 31, 2026 and 2025, there were no reclassifications to financial results referring to ineffective portions of the structures designated as cash flow hedges.

48

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(c) Fair value hedge

The parent company Raízen designates at fair value the inventories of oil products with pegged derivatives. Risk management is primarily intended for recognizing inventory at a floating price, as Raízen’s sales revenue will be upon sale of products to its clients. Hedge accounting aims to minimize any type of mismatching in the statement of income for the year, causing both the derivatives and the inventory to be recorded at fair value, with the change being recognized under Cost of products sold and services provided, whose negative impact in the year ended March 31, 2026 was R$ 382,050 (negative impact of R$ 30,763 as of March 31, 2025). As of March 31, 2026, the fair value measurement balance of inventories is increased by R$ 419,765 (increased by R$ 37,715 as of March 31, 2025).

4.7 Interest rate and inflation risk

The Company monitors fluctuations in variable interest rates linked to certain debts, mainly those linked to Secured Overnight Financing Rate (“SOFR”) and the National Amplified Consumer Price Index (“IPCA”), as well as other costs linked to inflation variations and uses, when necessary, derivative instruments with the aim of managing these risks.

The table below shows the positions of derivative financial instruments used to hedge interest rate and inflation risk:

Interest rate and inflation risk: interest and inflation derivatives outstanding as of March 31, 2026
					Notional (US$	Notional (R$	Fair value (R$
Derivatives	Long/Short	Markets	Agreement	Maturities	thousand)	thousand)	thousand)
Interest rate swap (1)	Long	OTC	Interest rate swap	Jul/28 to Sept/39	(419,588)	(2,190,000)	(17,888)
Subtotal – interest rate swap, net					(419,588)	(2,190,000)	(17,888)
Inflation swap	Long	OTC	Inflation swap	May/26	(196,191)	(1,024,000)	(18,683)

Subtotal – inflation swap, long	(196,191)	(1,024,000)	(18,683)
Net exposure of interest and inflation derivatives as of March 31, 2026	(615,779)	(3,214,000)	(36,571)
Net exposure of interest and inflation derivatives as of March 31, 2025	(2,183,385)	(12,537,429)	(26,373)

(1)	As of March 31, 2026, due to the filing for Out-of-Court Reorganization, the balances of loans and financing were reclassified to current. As a result, the derivative instruments linked to certain loans lost their effectiveness and were discontinued from the fair value hedge accounting relationship. Accordingly, any adjustment arising from the fair value measurement of the hedged risk must be amortized through profit or loss. In the fiscal year ended March 31, 2026, the amount of R$ 328,154 was amortized, resulting in a loss recognized in profit or loss, and the balance to be amortized, still recorded under the “Loans and financing” line item, totaled R$ 1,580,487.

49

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

4.8 Summary of hedge effects on the consolidated profit or loss for the year, excluding mark-to-market from trade agreement and inventor

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2026
Net operating revenue	Operating income	Cash flow and fair value	(88,117)	1,030,084	-	941,967	224,907,380	225,849,347
Cost of products sold and services provided	Operating income	Cash flow and fair value	78,285	(1,277,945)	-	(1,199,660)	(213,834,792)	(215,034,452)
(Loss) gross income			(9,832)	(247,861)	-	(257,693)	11,072,588	10,814,895
Selling, general and administrative expenses	-	-	-	-	-	-	(9,079,442)	(9,079,442)
Other operating revenue, net	Operating income	Cash flow	37,944	(68)	-	37,876	(10,173,263)	(10,135,387)
Equity accounting result	-	-	-	-	-	-	(181,626)	(181,626)
(Loss) income before financial results and income tax and social contribution			28,112	(247,929)	-	(219,817)	(8,361,743)	(8,581,560)
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing and inflation	Fair value	94,831	-	(445,649)	(350,818)	(8,802,531)	(9,153,349)
Financial income	-	-	-	-	-	-	3,147,601	3,147,601
Foreign exchange variations	Foreign exchange variations on loans and financing	Cash flow	-	-	-	-	3,158,322	3,158,322
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(8,727,704)	(1,038,138)	698,581	(9,067,261)	-	(9,067,261)
			(8,632,873)	(1,038,138)	252,932	(9,418,079)	(2,496,608)	(11,914,687)
Income (loss) before income tax and social contribution			(8,604,761)	(1,286,067)	252,932	(9,637,896)	(10,858,351)	(20,496,247)

50

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2025 (*) (Unaudited)
Net operating revenue	Operating income	Cash flow and fair value	(305,058)	(495,425)	-	(800,483)	256,068,937	255,268,454
Cost of products sold and services provided	Operating income	Cash flow and fair value	(219,811)	385,468	-	165,657	(243,597,318)	(243,431,661)
(Loss) gross income			(524,869)	(109,957)	-	(634,826)	12,471,619	11,836,793
Selling, general and administrative expenses	-	-	-	-	-	-	(9,392,426)	(9,392,426)
Other operating revenue, net	Operating income	Cash flow	2,816	-	-	2,816	2,073,985	2,076,801
Equity accounting result	-	-	-	-	-	-	(204,827)	(204,827)
(Loss) income before financial results and income tax and social contribution			(522,053)	(109,957)	-	(632,010)	4,948,351	4,316,341
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing and inflation	Fair value	99,875	-	764,745	864,620	(6,471,060)	(5,606,440)
Financial income	-	-	-	-	-	-	1,217,168	1,217,168
Foreign exchange variations	Foreign exchange variations on loans and financing	Cash flow	163,442	-	-	163,442	(2,674,534)	(2,511,092)
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	1,256,997	(58,909)	(1,760,315)	(562,227)	-	(562,227)
			1,520,314	(58,909)	(995,570)	465,835	(7,928,426)	(7,462,591)
Income (loss) before income tax and social contribution			998,261	(168,866)	(995,570)	(166,175)	(2,980,075)	(3,146,250)

(*) Not covered by the auditor’s report

51

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2024
Net operating revenue	Operating income	Cash flow and fair value	803,522	(1,725,963)	-	(922,441)	221,376,680	220,454,239
Cost of products sold and services provided	Operating income	Cash flow and fair value	19,537	(87,183)	-	(67,646)	(204,662,996)	(204,730,642)
(Loss) gross income			823,059	(1,813,146)	-	(990,087)	16,713,684	15,723,597
Selling, general and administrative expenses	-	-	-	-	-	-	(8,992,396)	(8,992,396)
Other operating revenue, net	Operating income	Cash flow	4,029	226	-	4,255	1,443,601	1,447,856
Equity accounting result	-	-	-	-	-	-	(252,430)	(252,430)
(Loss) income before financial results and income tax and social contribution			827,088	(1,812,920)	-	(985,832)	8,912,459	7,926,627
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing and inflation	Fair value	115,085	-	(194,578)	(79,493)	(6,049,391)	(6,128,884)
Financial income	-	-	-	-	-	-	851,619	851,619
Foreign exchange variations	Foreign exchange variations on loans and financing	Cash flow	13,941	-	-	13,941	326,325	340,266
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(462,883)	(91,611)	(823,046)	(1,377,540)	-	(1,377,540)
			(333,857)	(91,611)	(1,017,624)	(1,443,092)	(4,871,447)	(6,314,539)
Income (loss) before income tax and social contribution			493,231	(1,904,531)	(1,017,624)	(2,428,924)	4,041,012	1,612,088

52

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The breakdown of commodity hedge effects on the consolidated operating income, during the years ended March 31, 2026, 2025 and 2024, is shown below:

				2026
	Sugar	Ethanol	Oil and oil products	Total commodities
Net operating revenue	1,025,026	5,058	-	1,030,084
Cost of products sold and services provided	(136,569)	(21,031)	(1,120,345)	(1,277,945)
Gross income (loss)	888,457	(15,973)	(1,120,345)	(247,861)
Other operating (expenses) revenue, net	-	(68)	-	(68)
Income (loss) before financial results and income tax and social contribution	888,457	(16,041)	(1,120,345)	(247,929)

				2025 (*) (Unaudited)
	Sugar	Ethanol	Oil and oil products	Total commodities
Net operating revenue	(496,367)	942	-	(495,425)
Cost of products sold and services provided	249,528	(142,752)	278,692	385,468
Gross income (loss)	(246,839)	(141,810)	278,692	(109,957)
Income (loss) before financial results and income tax and social contribution	(246,839)	(141,810)	278,692	(109,957)

				2024
	Sugar	Ethanol	Oil and oil products	Total commodities
Net operating revenue	(1,690,102)	(35,861)	-	(1,725,963)
Cost of products sold and services provided	466,531	(172,280)	(381,434)	(87,183)
Gross income (loss)	(1,223,571)	(208,141)	(381,434)	(1,813,146)
Other operating revenue, net	-	226	-	226
Income (loss) before financial results and income tax and social contribution	(1,223,571)	(207,915)	(381,434)	(1,812,920)

(*) Not covered by the auditor’s report

4.9 Credit risk

A substantial part of the sales made by the Company and its subsidiaries is to a select group of highly qualified counterparties.

Credit risk is managed by specific rules for client acceptance, credit analysis and establishment of exposure limits per client, including, when applicable, requirement of letters of credit from first-tier banks and capturing security interest on loans granted. Management considers that the credit risk is substantially covered by the allowance for expected credit losses.

Individual risk limits are established based on internal or external ratings, according to the limits determined by the Company management. The use of credit limits is monitored regularly. No credit limits were exceeded in the year, and management does not expect any losses from non-performance by the counterparties at an amount significantly higher than that already provisioned.

The Company operates commodity derivatives in the New York – ICE US and NYMEX, Chicago - CBOT and CME, and London - LIFFE commodity futures and options markets, as well as in the over-the-counter (OTC) market with selected counterparties.

The Company operates exchange rate and commodity derivatives in OTC contracts registered with B3, mainly with the main national and international banks considered Investment Grade by international rating agencies.

53

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Guarantee margins (Restricted cash, Note 6.2) – Derivative transactions on commodity exchanges (ICE US, NYMEX, LIFFE and B3) require guarantee margins. The total consolidated margin deposited as of March 31, 2026 amounts to R$ 2,130,728 (R$ 610,525 as of March 31, 2025), of which R$ 67,321 (R$ 88,392 as of March 31, 2025) is in restricted financial investments and R$ 2,063,407 (R$ 522,133 as of March 31, 2025) in margin on derivative transactions.

The Company’s derivative transactions in over the counter do not require a guaranteed margin.

Credit risk on cash and cash equivalents is mitigated through the conservative distribution of investment funds and Bank Deposit Certificates (“CDB”) that make up the item. The distribution follows strict criteria for allocation and exposure to counterparties, which are the main local and international banks considered, in their majority, as Investment Grade by the international rating agencies.

4.10 Liquidity risk

Liquidity risk is the risk that which the Company may encounter difficulties in honoring the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. The approach to this risk consists of prudential management that guarantees sufficient liquidity to meet the Company’s obligations when they fall due, under normal and stress conditions, without causing unacceptable losses or risking damage to the Company’s reputation.

Raízen aims to maintain a robust cash position and highly liquid financial investments contracted with leading financial institutions. The Company manages its cash position through periodic reviews of the indicator, assessing the availability of financial resources to support its operations, reassess investments, and identify needs.

As part of the liquidity management process, management prepares business plans and monitors their execution, discussing the positive and negative cash flow risks.

The table below shows the main financial liabilities contracted, considering the undiscounted contractual cash flows, where applicable, by maturity:

	Up to 1 year	From 1 to 2 years	From 3 to 5 years	Above 5 years	2026	2025 (*) (Unaudited)
Loans and financing	69,209,334	67,995	73,373	254,852	69,605,554	92,805,090
Suppliers (Note 17.2)	7,615,325	-	-	-	7,615,325	12,244,549
Agreements (Note 18)	74,479	-	-	-	74,479	9,597,400
Lease liabilities from third parties and related parties (Note 19.4)	2,969,838	2,365,585	4,270,815	2,698,452	12,304,690	16,122,175
Derivative financial instruments (Note 4.3)	5,529,776	157,174	223,241	936,605	6,846,796	8,538,633
Related parties (1)	1,594,139	381,527	1,365,502	2,381,145	5,722,313	6,244,271
Other liabilities (2)	2,461,233	905,693	2,364,134	3,600,891	9,331,951	5,775,447
	89,454,124	3,877,974	8,297,065	9,871,945	111,501,108	151,327,565

(*) Not covered by the auditor’s report

(1)	Except lease liabilities with related parties.
(2)	Except for certain non-monetary liabilities, composed primarily of liabilities held for sale, provision for negative equity of investees, and deferral of certain revenues.

54

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

4.11 Fair value

The fair value of financial assets and liabilities is the amount for which a financial instrument may be exchanged in a current transaction between willing parties, other than a forced sale or settlement. The fair value of cash and cash equivalents, trade accounts receivable, suppliers, related parties and other short-term obligations approximates the respective carrying amount.

The fair value of loans and financing is obtained by determining the present value of future cash flows of obligations using, for this purpose, interest rate curves (according to contracted indexes).

Derivatives measured by valuation techniques with observable market data refer mostly to swaps and forward contracts. The most frequently applied valuation techniques include forwards and swap pricing models, using present value calculation. The models include various inputs, including in connection with the creditworthiness of the counterparties, spot and forward foreign exchange rates, interest rate curves and forward rate curves of the hedged commodity.

The consolidated financial instruments are classified into the following categories:

			2026			2025 (*) (Unaudited)
Financial assets	Amortized cost	Fair value through profit or loss	Total	Amortized cost	Fair value through profit or loss	Total
Cash and cash equivalents (Note 5.2)	5,474,351	-	5,474,351	8,238,960	-	8,238,960
Financial investments (Note 5.2)	-	7,942,637	7,942,637	-	13,482,433	13,482,433
Securities (Note 6.1)	208,928	-	208,928	1,148,074	-	1,148,074
Restricted cash (Note 6.2)	2,065,371	67,321	2,132,692	523,980	88,392	612,372
Trade accounts receivable (Note 7.3)	6,605,700	-	6,605,700	8,351,356	-	8,351,356
Derivative financial instruments (Note 4.3)	-	4,719,363	4,719,363	-	10,083,123	10,083,123
Related parties (Note 11.2)	1,787,006	-	1,787,006	2,410,238	-	2,410,238
Total financial assets	16,141,356	12,729,321	28,870,677	20,672,608	23,653,948	44,326,556
Financial liabilities
Loans and financing (Note 20.2) (1)	(68,931,209)	-	(68,931,209)	(57,970,371)	-	(57,970,371)
Derivative financial instruments (Note 4.3)	-	(6,846,796)	(6,846,796)	-	(8,538,633)	(8,538,633)
Suppliers (Note 17.2)	(7,615,325)	-	(7,615,325)	(12,244,549)	-	(12,244,549)
Agreements (Note 18.2)	(74,479)	-	(74,479)	(9,597,400)	-	(9,597,400)
Related parties (Note 11.2)	(4,859,148)	-	(4,859,148)	(5,848,363)	-	(5,848,363)
Other liabilities	(7,501,215)	-	(7,501,215)	(5,368,166)	-	(5,368,166)
Total financial liabilities	(88,981,376)	(6,846,796)	(95,828,172)	(91,028,849)	(8,538,633)	(99,567,482)

(*) Not covered by the auditor’s report

(1)

As of March 31, 2026, due to the filing for Out-of-Court Reorganization, the balances of loans and financing were reclassified to current. As consequence, the derivative instruments linked to certain loans lost their effectiveness and were discontinued from the hedge accounting relationship (fair value hedge). As a result, any adjustment arising from the fair value measurement of the hedged risk must be amortized in profit or loss. For the year end March 31, 2026, the amount of R$ 328,154 was amortized, resulting in a loss recognized in the profit or loss, and the amount to be amortized, recorded under the “Loans and financing” line item, totals the amount of R$ 1,580,487.

55

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Fair value hierarchy

The Company uses the following hierarchy to determine and disclose the fair value of financial instruments by the valuation techniques:

• Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

• Level 2: other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly; and

• Level 3: techniques using inputs that have a significant effect on the fair value recorded that are not based on observable market data.

As of March 31, 2026 and 2025, the hierarchies used in the valuation techniques of the Company’s consolidated financial instruments are described below:

Financial instruments measured at fair value	Level 1	Level 2	Total
Financial assets
Financial investments (Note 5.2)	-	7,942,637	7,942,637
Restricted cash (Note 6.2)	-	67,321	67,321
Derivative financial instruments (Note 4.3)	3,800,343	919,020	4,719,363
Total financial assets	3,800,343	8,928,978	12,729,321
Financial liabilities
Loans and financing (Note 20.2) (1)	-	(1,331,804)	(1,331,804)
Derivative financial liabilities (Note 4.3)	(4,853,293)	(1,993,503)	(6,846,796)
Total financial liabilities	(4,853,293)	(3,325,307)	(8,178,600)
Total as of March 31, 2026	(1,052,950)	5,603,671	4,550,721

Financial instruments measured at fair value	Level 1	Level 2	Total
Financial assets
Financial investments (Note 5.2)	-	13,482,433	13,482,433
Restricted cash (Note 6.2)	-	88,392	88,392
Derivative financial instruments (Note 4.3)	3,012,598	7,070,525	10,083,123
Total financial assets	3,012,598	20,641,350	23,653,948
Financial liabilities
Loans and financing (Note 20.2) (1)	-	(1,693,771)	(1,693,771)
Derivative financial liabilities (Note 4.3)	(2,589,563)	(5,949,070)	(8,538,633)
Total financial liabilities	(2,589,563)	(7,642,841)	(10,232,404)
Total as of March 31, 2025	423,035	12,998,509	13,421,544

(1)	Refers to financial liabilities designated as a hedge item in a fair value hedge.

During the years ended March 31, 2026 and 2025, there were no transfers between these levels to determine the fair value of financial instruments.

56

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

4.12 Sensitivity analysis

Raízen adopted three scenarios for its sensitivity analysis, one probable and two (possible and remote) that may have adverse effects on the fair value of its financial instruments. The probable scenario was defined based on the commodities futures market curves for sugar, ethanol, diesel (heating oil), the US dollar and other currencies as of March 31, 2026. The values presented correspond to the fair value of the derivatives on the mentioned dates. Possible and remote adverse scenarios were defined considering adverse impacts of 25% and 50% on the price curves of the futures market for commodities, the US dollar and other currencies, which were calculated based on the probable scenario.

Sensitivity analysis table

(a) Changes in fair value of derivative financial instruments

			Impact on consolidated profit or loss (1)
	Risk factor	Probable scenario	Possible scenario +25%	Fair value balance	Remote scenario +50%	Fair value balance
Price risk
Futures contracts:
Purchase and sale commitments	Sugar price increase	52,507	(6,138,165)	(6,085,658)	(12,276,330)	(12,223,823)
Purchase and sale commitments	Ethanol price decrease	(70,617)	(87,281)	(157,898)	(174,562)	(245,179)
Purchase and sale commitments	Gasoline price increase	(215,827)	(209,070)	(424,897)	(418,140)	(633,967)
Purchase and sale commitments	Heating oil price decrease	(820,590)	(150,351)	(970,941)	(300,702)	(1,121,292)
Purchase and sale commitments	Energy price increase	413,311	(164,960)	248,351	(329,920)	83,391
		(641,216)	(6,749,827)	(7,391,043)	(13,499,654)	(14,140,870)
Exchange rate risk
Futures contracts:
Purchase and sale commitments	US$/R$ exchange rate decrease	(1,755)	-	(1,755)	-	(1,755)
Forward and Locked-in exchange contracts:
Purchase and sale commitments	US$/R$ exchange rate decrease	(114,793)	(344,777)	(459,570)	(689,554)	(804,347)
Exchange swaps:
Purchase and sale commitments	US$/R$ exchange rate decrease	(1,333,098)	(1,300,799)	(2,633,897)	(2,601,598)	(3,934,696)
		(1,449,646)	(1,645,576)	(3,095,222)	(3,291,152)	(4,740,798)
Interest rate risk
Interest rate swap:
Purchase and sale commitments	Interest rate decrease	(17,888)	330,205	312,317	660,410	642,522
Inflation swap and others:
Purchase and sale commitments	Inflation rate decrease	(18,683)	(1,671)	(20,354)	(3,342)	(22,025)
		(36,571)	328,534	291,963	657,068	620,497
Total		(2,127,433)	(8,066,869)	(10,194,302)	(16,133,738)	(18,261,171)

(*)	Projected result considering a horizon of up to 12 months from March 31, 2026.

57

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the commodity futures curves, energy prices, interest rates, inflation rate, and exchange rates used in the sensitivity analysis are as follows:

						Scenarios
Derivatives	Risk factor	Indicators	Position	Probable	Possible	Remote
Futures	Sugar price increase	R$/ton	Short	1,812	2,265	2,719
Futures	Ethanol price increase	R$/m³	Short	3,515	4,393	5,272
Futures	Gasoline price increase	R$/m³	Short	4,387	5,484	6,580
Futures	Heating oil price increase	R$/m³	Short	2,907	3,634	4,360
Futures	Energy price increase	R$/mwh	Short	280	350	420
Futures	Exchange rate decrease	US$/R$	Long	5.32	3.99	2.66
Forward	Exchange rate decrease	US$/R$	Long	5.32	3.99	2.66
Swap	Exchange rate decrease	US$/R$	Long	5.22	3.91	2.61
Swap	Interest rate decrease (CDI)	% p.y.	Long	14.65	10.99	7.33
Swap	Inflation rate decrease (IPCA)	% p.y.	Long	8.58	6.43	4.29

(b) Foreign exchange exposure, net

The probable scenario considers the position as of March 31, 2026. The effects of the possible and remote scenarios that would be posted to the consolidated statement of income as foreign exchange gains (losses) are as follows:

					Scenarios
	Asset/liability	Possible	Remote	Possible	Remote
	balances	+25%	+50%	-25%	-50%
Cash and cash equivalents (Note 5.2)	4,956,817	1,239,204	2,478,409	(1,239,204)	(2,478,409)
Securities (Note 6.1)	150,338	37,585	75,169	(37,585)	(75,169)
Restricted cash (Note 6.2)	2,063,407	515,852	1,031,704	(515,852)	(1,031,704)
Trade accounts receivable (Note 7.2)	2,288,478	572,120	1,144,239	(572,120)	(1,144,239)
Advances to suppliers (Note 17.3)	57,878	14,470	28,939	(14,470)	(28,939)
Related parties (Note 11.2)	(1,810,228)	(452,557)	(905,114)	452,557	905,114
Suppliers (Note 17.2)	(4,078,795)	(1,019,699)	(2,039,398)	1,019,699	2,039,398
Loans and financing (Note 20.2)	(48,326,061)	(12,081,515)	(24,163,031)	12,081,515	24,163,031
Lease liabilities (Note 19.4)	(695,209)	(173,802)	(347,605)	173,802	347,605
Other liabilities (Note 23.2)	(3,529,246)	(882,312)	(1,764,623)	882,312	1,764,623
Impact on statement of income for the year		(12,230,654)	(24,461,311)	12,230,654	24,461,311

58

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the rates used in the sensitivity analysis were as follows:

R$/US$
Probable, statement of financial position balance	5.22
Possible scenario +25%	6.52
Remote scenario +50%	7.83
Possible scenario -25%	3.91
Remote scenario -50%	2.61

(c) Interest rate and inflation sensitivity

As of March 31, 2026, the probable scenario considers the weighted average post-fixed annual interest rate on loans and financing. Additionally, financial investments and securities consider post-fixed rates based on the CDI and IPCA accumulated over the past 12 months, when applicable. In both cases, simulations were performed with an increase and decrease of 25% and 50%. The consolidated results of this sensitivity analysis are presented below:

					Scenarios
		Possible	Remote	Possible	Remote
	Probable	+25%	+50%	-25%	-50%
Financial investments	1,187,816	296,954	593,908	(296,954)	(593,908)
Investment fund (securities)	1,582	396	792	(396)	(792)
Restricted financial investments (restricted cash)	10,265	2,566	5,132	(2,566)	(5,132)
Post-fixed loans and financing	(2,651,117)	(662,779)	(1,325,559)	662,779	1,325,559
Additional impact on income (loss) for the year	(1,451,454)	(362,863)	(725,727)	362,863	725,727

As of March 31, 2026, we applied the following rates and assumptions in the sensitivity analysis:

					Scenarios
		Possible	Remote	Possible	Remote
Annual rates	Probable	+25%	+50%	-25%	-50%
100.94% accumulated CDI	14.95%	18.69%	22.43%	11.21%	7.48%
100% accumulated CDI + 0.5%	15.36%	19.20%	23.04%	11.52%	7.68%
Weighted post-fixed annual interest rate on loans and financing	10.23%	12.79%	15.35%	7.67%	5.12%

4.13 Capital management

The Company’s objective in managing its capital structure is to ensure the continuity of its operations and finance investment opportunities, while maintaining a healthy credit profile and providing adequate returns to its shareholders.

59

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Raízen has a relationship with the main local and international rating agencies, as follows:

Agency	Scale	Rating	Outlook	Date
Fitch	National	C(bra)	-	March/2026
	Global	C	-	March/2026
Standard & Poor’s	National	SD	-	March/2026
	Global	SD	-	March/2026
Moody’s	National	CC.br	Negative	March/2026
	Global	Ca	Stable	March/2026

Consolidated financial leverage ratios as of March 31, 2026 and 2025 were calculated as follows:

2026		2025 (*) (Unaudited)
Third-party capital
Loans and financing (Note 20.2)	68,931,209	57,970,371
(-) Cash and cash equivalents (Note 5.2)	(13,416,988)	(21,721,393)
(-) Securities (Note 6.1)	(208,928)	(1,148,074)
(-) Financial investments linked to financing (Note 6.2)	(1,964)	(1,847)
(±) Foreign exchange and interest rate swap and forward contracts linked to loans and financing (Notes 4.5 and 4.6)	2,926,013	(835,229)
	58,229,342	34,263,828
Own capital
Equity (negative)
Attributable to Company’s controlling shareholders	(8,732,236)	17,588,530
Interest of non-controlling shareholders	457,250	587,408
	(8,274,986)	18,175,938
Total own and third-party capital	49,954,356	52,439,766
Leverage ratio	116.57%	65.34%

(*) Not covered by the auditor’s report

60

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

5 Cash and cash equivalents

5.1 Accounting policy

Cash and cash equivalents are held for the purpose of meeting short-term cash commitments, and not for investment or other purposes. They include cash on hand, demand bank deposits and financial investments, which are redeemable within 90 days from the investment date or considered as having immediate liquidity, convertible into a known amount of cash and subject to an insignificant risk of change in value. These are carried at cost plus income earned through the end of the reporting period, which does not exceed their market or realizable values.

5.2 Breakdown

		Weighted average yield
	Index	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Cash on hand and in banks and others (1)				5,474,351	8,238,960
Financial investments
Financial investments in CDB, commitments and others (2)	CDI	101.3%	100%	7,942,637	13,476,683
Investment funds (3)	CDI	101.4%	-	-	-
Time deposits (4)	Fixed rate	-	4.8%	-	5,750
Total financial investments				7,942,637	13,482,433
Total cash and cash equivalents				13,416,988	21,721,393
Domestic (local currency)				8,460,171	13,663,854
Abroad (foreign currency) (Note 4.5)				4,956,817	8,057,539
				13,416,988	21,721,393

(*) Not covered by the auditor’s report

(1)	Mainly refers to receipts of financial resources in foreign currency from clients located abroad, whose exchange rate settlement with financial institutions had not been completed by the statement of financial position date, and to resources held abroad for payment of debts linked to export performance. These funds are invested with daily yields and liquidity at top-tier financial institutions abroad.
(2)	At the individual level, financial investments consist mainly of fixed-income investments, such as CDB. At the consolidated level, in addition to these instruments, investments include Financial Bills (“LFs”) issued by first-class financial institutions, with daily yields and liquidity, and Federal Government Bonds (“LFTs”).
(3)	Refers to investments in fixed-income funds managed by first-class financial institutions, which are managed by quotas, at the sole discretion of the Company, with daily yield and liquidity. Permitted investments in the fund: LFTs, CDBs, and LFs from top-tier banks.
(4)	Financial investments made abroad, through bank deposits with investment grade banks, with fixed rates and liquidity in up to 30 days.

61

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

6 Securities and restricted cash

6.1 Securities

(a) Accounting policy

They are measured and classified at fair value through profit or loss, with maturity over three months; however, they can be immediately redeemed, being subject to an insignificant risk of change in value.

(b) Breakdown

		Weighted average yield
	Index	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
BOPREAL – series 3 (1)	Fixed rate	3%	3%	150,338	609,514
Investment funds (2)	CDI + 0.5% p.y.	100%	100%	10,299	182,902
CDB (3)	CDI	100%	100%	48,291	355,658
				208,928	1,148,074
Domestic (local currency)				58,590	538,560
Abroad (foreign currency) (Note 4.5)				150,338	609,514
				208,928	1,148,074
Current				(198,629)	(409,441)
Non-current				10,299	738,633

(*) Not covered by the auditor’s report

(1)	Corresponds to series 3 of the notes issued by the Central Bank of Argentina (Notes for the Reconstruction of a Free Argentina – BOPREAL), remunerated at an average rate of 3% per year, plus foreign exchange variation, with maturity in 2026 and payments of interest on a semiannual basis, as the case may be.
(2)	Corresponds to the shares acquired in the Fund RCL3X FIAGRO – Direitos Creditórios (“FIAGRO”), established as a closed, non-exclusive condominium, regulated by the CVM. The fund has an annual remuneration based on CDI, plus annual interest of approximately 0.5%, and an indefinite maturity date. The fund’s portfolio is composed of shares in investment funds (“FIF”). This investment aims to promote the agricultural credit sector.
(3)	As of March 31, 2026, corresponds to investment in CDB, redeemable in a single installment in September 2026. At the Company’s option, the redemption was made in advance during the year ended March 31, 2026.

62

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

6.2 Restricted cash

(a) Accounting policy

Restricted cash is measured and classified at fair value through profit or loss and amortized cost, being subject to an insignificant risk of change in value and is not available to transfer.

(b) Breakdown

		Weighted average yield
	Index	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Financial investments linked to financing	CDI	100.2%	100.6%	1,964	1,847
Financial investments linked to derivative transactions (Note 4.11) (1)	CDI	100.2%	100.6%	67,321	88,392
Margin deposits in derivative transactions (Note 4.11) (2) (3)				2,063,407	522,133
				2,132,692	612,372
Domestic (local currency)				69,285	90,239
Abroad (foreign currency) (Note 4.5)				2,063,407	522,133
				2,132,692	612,372

(*) Not covered by the auditor’s report

(1)	Financial investments in CDB carried out with top-tier banks, pledged as collateral for derivative financial instrument transactions.
(2)	The margin deposits in derivative transactions refer to funds held in current accounts with brokerage firms to cover margins established by the commodity exchange on which the contracts are signed and, until their settlement, are recognized under “Other liabilities”.
(3)	Other funds held in current accounts with top-tier banks for coverage of margins established in commercial agreements.

7 Trade accounts receivable and advances from clients

7.1 Accounting policy

Trade accounts receivable are amounts due from customers for merchandise sold or services performed in the ordinary course of the Company’s business. They are recognized initially at fair value and subsequently measured at amortized cost using the effective interest rate method, less allowance for expected credit losses. Accounts receivable from customers abroad are restated based on the exchange rates at the reporting date.

If the collection period is one year or less, accounts receivable are classified as current assets. Otherwise, they are presented as non-current assets.

7.2 Accounting judgments, estimates and assumptions

The allowance for expected credit losses was calculated based on the credit risk analysis, which includes the history of losses, the individual situation of clients, the situation of the economic group to which the clients belong, the security interest for debts and the assessment of legal advisors.

63

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The expected loss matrix adopted by the Company considers the grouping of clients with similar default characteristics, by sales channel and rating (client risk rating, measured internally).

7.3 Breakdown

	2026	2025 (*) (Unaudited)
Domestic (local currency)	4,697,112	5,103,696
Abroad (foreign currency) (Note 4.5)	2,288,478	3,466,720
Others (1)	318,311	314,062
	7,303,901	8,884,478
Allowance for expected credit losses	(698,201)	(533,122)
	6,605,700	8,351,356
Current	(6,233,209)	(8,015,818)
Non-current	372,491	335,538

(*) Not covered by the auditor’s report

(1)	Substantially relate to installment payments of overdue debts and real estate sales, as well as financing primarily for the implementation or modernization of fuel stations, through collateral, sureties and guarantees. Financial charges and repayment terms are agreed upon in contracts and established based on the economic and financial analysis of each transaction.

The Company does not have notes given as collateral. The maximum exposure to credit risk at the statement of financial position date is the carrying amount of each class of trade accounts receivable.

The maturity of trade accounts receivable is as follows:

	2026	2025 (*) (Unaudited)
Falling due Overdue:	6,236,048	7,753,401
Within 30 days	78,842	176,278
From 31 to 90 days	58,450	86,322
From 91 to 180 days	79,785	56,056
Over 180 days	850,776	812,421
Total overdue	1,067,853	1,131,077
	7,303,901	8,884,478

(*) Not covered by the auditor’s report

64

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

7.4 Allowance for expected credit losses

Changes in the allowance for expected credit losses for the years ended March 31, 2026, 2025 and 2024 are as follows:

As of March 31, 2023 (*)	(210,020)

Derecognition due to loss of shareholding control	-
Allowance for expected credit losses	(78,943)
Reversals and write-offs (1)	97,573
Effect of foreign currency translation	424
As of March 31, 2024	(190,966)

Derecognition due to loss of shareholding control	3,410
Allowance for expected credit losses	(474,408)
Reversals and write-offs (1)	138,372
Effect of foreign currency translation	(9,530)
As of March 31, 2025 (*) (Unaudited)	(533,122)

Derecognition due to loss of shareholding control	-
Allowance for expected credit losses	(696,933)
Reversals and write-offs (1)	513,910
Effect of foreign currency translation	17,944
As of March 31, 2026	(698,201)

(*) Not covered by the auditor’s report

(1)	The reversals of expected credit losses correspond substantially to receipts of securities, effective write-offs of credits and other recovery factors.

8 Inventories

8.1 Accounting policy

In general, inventories are valued at the average cost of acquisition or formation of finished products, net of recoverable taxes except for certain products that are measured at fair value based on observable market prices, if and when available, not exceeding net realizable value.

The costs of finished products and work in process comprise raw materials, direct labor, other direct costs and respective direct production expenses (based on normal operating capacity) and non-recoverable taxes, which are related to the processes necessary to bring the products to saleable condition.

Loss allowances, such as: (i) adjustments to net realizable value, (ii) impaired items; and (iii) slow-moving and/or obsolete inventories are recorded when necessary. Normal production losses are part of the production cost for the respective period, while other losses, if any, are recognized directly in income or loss for the year, without transiting through inventories, under the line item “Cost of products sold and services provided”.

Inventories are measured at the lower of cost and net realizable value, except for inventories of diesel and gasoline held in connection with the Company’s commodity broker-trading activities, which are measured at fair value less costs to sell, with changes in fair value recognized in profit or loss.

65

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

8.2 Breakdown

	2026	2025 (*) (Unaudited)	2024
Finished products:
Diesel (8.3)	2,356,952	3,298,148	4,046,689
Gasoline (8.3)	2,035,764	2,059,854	1,771,289
Jet fuel	271,335	205,288	242,794
Other oil products (1)	575,500	781,576	652,698
Ethanol	1,375,220	1,480,489	1,541,796
Sugar	320,017	924,130	1,158,900
Oil (crude oil)	557,118	656,123	520,324
Products in process	593,242	637,093	622,883
Warehouse and others (2)	853,160	928,735	1,122,854
	8,938,308	10,971,436	11,680,227

(*) Not covered by the auditor’s report

(1)	Refers substantially to inventories of fuel oil, lubricants and asphalt.
(2)	As of March 31, 2026, there were 30,753 CBIOs recorded at net realizable value, in the amount of R$ 884 in the Consolidated.

8.3 Change in inventories’ fair value

As of March 31, 2026 and 2025, these inventories of Raízen include fair value measurement (Note 4.6), determined by level 2 of the fair value hierarchy, as follows:

	Cost value		Fair value		Income (loss) (1)
	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)	2024
Finished products:
Diesel	2,051,713	3,285,652	2,356,952	3,298,148	292,743	6,267	20,978
Gasoline	1,921,238	2,034,635	2,035,764	2,059,854	89,307	24,496	(11,075)
	3,972,951	5,320,287	4,392,716	5,358,002	382,050	30,763	9,903

(*) Not covered by the auditor’s report

(1)	Recognized under “Costs of products sold and services provided”.

66

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

8.4 Provision for inventory losses

As of March 31, 2026, inventories are stated net of estimated loss on realization, and slow-moving and/or obsolete inventories, in the amounts of R$ 112,177 (R$ 75,615 as of March 31, 2025). Changes in the losses for the years ended March 31, 2026 and 2025 are shown below:

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	(75,605)	(193,078)
Estimated losses	(316,569)	(117,559)
Reversals and write-offs (1)	277,967	234,260
Effects of foreign currency translation and others	2,030	762
Balance at the end of the year	(112,177)	(75,615)

(*) Not covered by the auditor’s report

(1)	The (set-up) reversal of estimated losses mainly refers to the recovery of ethanol prices and inventory write-offs due to items sold and/or consumed.

9 Biological assets

9.1 Accounting policy

Raízen’s biological assets comprise unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol, and bioenergy upon harvesting.

Planted areas represent only sugarcane crops, not considering the land where the crops are located, which are recognized under property, plant, and equipment and/or right of use, as applicable.

The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to 18 months, considering the estimates of the effective date for cutting the unharvested sugarcane.

Changes in fair values between the years, as well as their amortization, are allocated in the statement of income under Cost of products sold and services provided.

Expenditures on crop maintenance are presented within the investing activities section of the statements of cash flows, consistent with how management runs the business.

9.2 Accounting judgments, estimates and assumptions

Biological assets are measured at fair value on each statement of financial position date and the effects of changes in fair value between periods are allocated directly to the cost of products sold. The key assumptions and sensitivity are disclosed in Notes 9.4 and 9.5, respectively.

67

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

9.3 Changes

Changes in biological assets during the years ended March 31, 2026 and 2025 are detailed below:

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	3,514,712	4,185,031
Additions to sugarcane treatments	1,873,801	2,116,849
Absorption of harvested sugarcane costs	(2,069,819)	(1,945,843)
Change in fair value, net of realization (Note 30.1)	(1,537,620)	(801,696)
Transfer to non-current assets held for sale (Note 12)	(504,306)	(39,629)
Balance at the end of the year	1,276,768	3,514,712

(*) Not covered by the auditor’s report

9.4 Assumptions

The main assumptions used in determining the fair value, determined by level 3 of the fair value hierarchy, were as follows:

	2026	2025 (*) (Unaudited)
Estimated harvest area (hectares)	434,810	618,095
Quantity of total recoverable sugar (“ATR”) per hectare	10.38	10.63
Projected average ATR price per kg (R$/kg)	0.96	1.27
Annual real discount rate	9.61%	8.75%

(*) Not covered by the auditor’s report

During the year ended March 31, 2026, the Company reviewed the assumptions used to calculate the biological assets, and the main assumptions were: (i) reduction in estimated area; (ii) the quantity of ATR per hectare; and (iii) decrease in the price per kg of projected average ATR.

9.5 Sensitivity analysis

The Company evaluated the consolidated impact on fair value of biological assets as of March 31, 2026, as a sensitivity analysis, considering the increase or decrease by 5% of the following assumptions: (i) reduction in estimated area; (ii) the quantity of ATR per hectare; (iii) the price per kg of projected average ATR; and (iii) the annual real discount rate. The consolidated results of the sensitivity of biological assets are presented below:

Scenarios	Asset/liability balances	Quantity of ATR	Price per Kg of ATR	Annual real discount rate	Fair value balance	Impactson profit or loss
Increase by 5%	1,276,768	194,934	144,110	(8,611)	1,607,201	330,433
Decrease by 5%	1,276,768	(194,934)	(144,110)	9,600	947,324	(329,444)

As of March 31, 2026, the unit values used in the sensitivity analysis are as follows:

			Scenarios
Assumptions	Indicators	+5%	-5%
Quantity of ATR	Kg/hectare	10.90	9.86
Price per Kg of ATR	R$/Kg	1.01	0.91
Annual real discount rate	% p.y.	10.09%	9.13%

68

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

9.6 Other information

The operational activities of sugarcane planting are exposed to variations resulting from climate changes, pests, diseases, and forest fires, among other natural forces.

Historically, climatic conditions can cause volatility in the sugar-energy sector and, consequently, in the Company’s operating results, as they influence crops by increasing or reducing harvests.

10 Recoverable taxes

10.1 Accounting policy

Recoverable taxes are recognized at their original amount when the Company has a legal right to offset or refund and when realization is probable through offsetting against taxes payable of the same nature or through cash reimbursement. The Company periodically assesses the recoverability of these credits, establishing a provision for losses where applicable.

10.2 Breakdown

	2026	2025 (*) (Unaudited)
ICMS (1)	1,999,959	2,502,811
PIS and COFINS (1)	13,436,150	11,490,341
Value Added Tax (“IVA”)	35,427	87,383
Others	283,034	292,713
Estimated loss on realization of taxes (2)	(2,938,771)	(48,774)
	12,815,799	14,324,474
Current	(2,672,800)	(5,589,190)
Non-current	10,142,999	8,735,284

(*) Not covered by the auditor’s report

(1)	The balances as of March 31, 2026 reflect the corporate restructuring related to the partial spin-off of RSA to the Company, as mentioned in Note 1.2.d.
(2)	During the year ended March 31, 2026, the Company recognized the provision for impairment of recoverable taxes related to PIS, COFINS and ICMS in the amounts of R$ 2,847,076, due to the substantial doubt related to Raízen’s ability to continue as a going concern (Note 1.1). This provision may be partially and/or fully reversed once this uncertainty is no longer present.

69

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

11 Related parties

11.1 Accounting policy

The Company identifies and discloses its related-party transactions and balances in accordance with IAS 24 – Related Party Disclosures. Related parties are defined as: (i) indirect shareholders Cosan S.A. and Shell Brazil Holding B.V.; (ii) the Company’s subsidiaries, joint ventures, and associates; (iii) other entities under common control, joint control, or significant influence of the same shareholders; (iv) key management personnel, comprising members of the Board of Directors, Statutory Officers, and their close family members; and (v) entities over which key management personnel exercise control, joint control, or significant influence.

Financial and operational transactions with related parties are conducted on an arm’s length basis, in line with those prevailing in the market or with conditions the Company would contract with third parties.

Asset and liability balances with related parties are initially recognized at fair value and subsequently measured at amortized cost using the effective interest rate method, where applicable. Balances and transactions arising from operations between consolidated companies are fully eliminated in the consolidated financial statements, as described in Note 2.6.

Raízen and its subsidiaries have fully integrated management of the cash flow. The main instruments used for cash management are as follows:

• Funds Management Contract (“GRF”) – operation used between companies domiciled in Brazil

The subsidiary RESA, which centralizes the corporate activities of the Company and its subsidiaries, is responsible for cash management, based on the asset management contract.

Such transactions, including the receipt and/or payment of interest, are presented in the statement of cash flows, on a net basis, under cash flows from financing activities.

• PPE contracts – transactions conducted between companies domiciled in Brazil and abroad

In certain situations, Raízen’s subsidiaries domiciled abroad raise funds in the international financial market and subsequently transfer them to Raízen companies domiciled in Brazil, in the form of PPE contracts. These contracts are formalized pegged to exported volumes of products sufficient to settle the contracts.

Such transactions are presented under cash flows from investing activities when granted (outflow of funds) and under cash flows from financing activities when received (inflow of funds).

70

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

11.2 Breakdown

	2026	2025 (*) (Unaudited)
Assets
Assets classified by currency:
Domestic (local currency)	1,207,873	1,714,554
Foreign (foreign currency) (Note 4.5)	579,133	695,684
	1,787,006	2,410,238
Financial transactions (b)
Nordeste Logística I S.A.	9,732	8,272
Latitude Logística Portuária S.A.	5,292	7,514
Navegantes Logística Portuária S.A.	37,482	37,742
Rio Power Participações S.A.	-	2,634
	52,506	56,162
Commercial and administrative transactions (c)
Grupo Rumo	162,242	310,895
Grupo Agricopel	99,854	115,699
Raízen Energia S.A. and its subsidiaries	-	-
Grupo Shell	158,168	224,388
Raízen Paraguay S.A.	10,110	459,436
Centroeste Distribuição	-	-
Raízen Argentina S.A.	-	-
Raízen Mime Combustíveis S.A.	-	-
Petróleo Sabbá S.A.	-	-
Others	462,743	248,707
	893,117	1,359,125
Framework agreement and others (d)
Grupo Shell	348,305	400,253
Cosan S.A.	484,062	585,690
Others	9,016	9,008
	841,383	994,951
Preferred shares (e)
Raízen Mime Combustíveis S.A.	-	-
	-	-
Total assets	1,787,006	2,410,238
Current	(1,075,158)	(1,609,184)
Non-current	711,848	801,054

(*) Not covered by the auditor’s report

71

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

	2026	2025 (*) (Unaudited)
Liabilities
Liabilities classified by currency:
Domestic (local currency)	2,469,787	2,507,239
Abroad (foreign currency) (Note 4.5)	2,389,361	3,341,124
	4,859,148	5,848,363
Asset management (a)
Raízen Energia S.A. and its subsidiaries	-	-
	-	-
Financial transactions (b)
Raízen Fuels Finance S.A.	-	-
Raízen Trading S.A.	-	-
Others	40	50
	40	50
Commercial and administrative transactions (c)
Grupo Shell	2,866,386	3,341,124
Raízen Energia S.A. and its subsidiaries	-	-
Petróleo Sabbá S.A.	-	-
Grupo Rumo	12,767	17,450
Raízen Mime Combustíveis S.A.	-	-
Raízen Argentina S.A.	-	-
Blueway Trading Importação e Exportação S.A.	-	-
Others	45,041	47,303
	2,924,194	3,405,877
Framework agreement (d)
Grupo Shell	361,442	446,512
Cosan S.A.	387,546	535,945
Others	523	1,768
	749,511	984,225
Preferred shares and others (e)
Shell Brazil Holding B.V.	217,614	205,231
Posto Mime S.A.	248,021	220,731
	465,635	425,962

(*) Not covered by the auditor’s report

72

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

	Continuation

	2026	2025 (*) (Unaudited)
Lease liabilities (Note 19.4) (f)
Radar Propriedades Agrícolas S.A.	98,717	149,809
Aguassanta Desenvolvimento Imobiliário S.A.	28,972	72,158
Nova Agrícola Ponte Alta S.A.	52,985	84,299
Aguassanta Agrícola S.A.	34,724	55,589
Jatobá Propriedades Agrícolas Ltda.	46,294	64,804
Nova Amaralina S.A. Propriedades Agrícolas	28,127	45,459
Proud Participações S.A.	17,722	35,560
Terrainvest Propriedades Agrícolas S.A.	41,192	59,519
Vale da Ponte Alta S/A	45,675	64,792
Bioinvestiments Negócios e Participações S.A.	26,950	41,797
Palermo Agrícola S/A	55,408	58,632
Agrobio Investimento e Participações S.A.	73,833	93,740
Seringueira Propriedades Agrícolas Ltda.	34,718	49,116
Others	134,451	156,975
	719,768	1,032,249
Total liabilities	4,859,148	5,848,363
Current	(1,437,217)	(1,815,563)
Non-current	3,421,931	4,032,800

(*) Not covered by the auditor’s report

(a) Asset management

The balances recorded in the parent company’s liabilities, amounting to R$ 126,295 (R$ 8,448,815 as of March 31, 2025), refer to funds received for conducting asset management activities. In the years ended March 31, 2026 and 2025, the Company recorded financial expenses of R$ 309,190 and R$ 696,483, respectively, as a result of the activities under the terms of the current agreement.

In the year ended March 31, 2026, part of the GRF amount recorded in the parent company’s liabilities, in the amount of R$ 7,332,171, was included in the spun-off assets from the partial spin-off of the Company (Note 14.5).

The remuneration and expenses related to the asset management agreement are calculated by applying real interest determined by the market rate equivalent to 107% of the CDI on the outstanding monthly balances at the end of the year, with maturities agreed between the parties that generally do not exceed 12 months.

73

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Financial transactions

The table below presents, as of March 31, 2026 and 2025, the information on loans granted to associates:

			Updated granted amount
Associates	Index	Agreement date	2026	2025 (*) (Unaudited)	Maturities
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	07/17/2023	-	16,631	Up to 3 years
Nordeste Logística I S.A.	CDI + 2.5% p.y.	09/28/2023	9,731	8,272	Up to 4 years
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	05/27/2024	-	3,016	Up to 1 year
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	07/01/2024	5,292	4,498	Up to 2 years
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	07/10/2025	12,339	-	Up to 1 year
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	09/05/2025	6,027	-	Up to 1 year
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	07/30/2024	-	14,222	Up to 3 years
Rio Power Participações S.A.	CDI + 2.5% p.y.	01/07/2025	-	2,634	Up to 3 years
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	02/20/2025	4,052	6,889	Up to 1 year
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	10/16/2025	15,065	-	Up to 1 year
			52,506	56,162
Current			(42,774)	(14,403)
Non-current			9,732	41,759

(*) Not covered by the auditor’s report

As of March 31, 2026 and 2025, the amount recorded in liabilities of the parent company Raízen refers to PPE agreements payable to indirect subsidiary Raízen Fuels, and a loan payable to indirect subsidiary Raízen Trading S.A., as follows:

				Average effective rate
Agreement	Currency	Principal in foreign currency	Maturities	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
PPE (1)	US$	750,000	Jul/32	6.25%	-	3,803,023	-
PPE	US$	350,000	Mar/34	6.98%	6.98%	1,769,009	2,027,970
PPE	US$	639,623	Mar/34	6.98%	6.98%	3,323,186	3,754,565
PPE	US$	488,599	Mar/54	7.48%	7.48%	2,562,334	2,819,021
Loan (2)	US$	201,452	Mar/27	6.80%	-	1,055,237	-
						12,512,789	8,601,556
Current						(12,512,789)	(42,006)
Non-current						-	8,559,550

(*) Not covered by the auditor’s report

(1)	On July 8, 2025, the Company entered into a PPE agreement with indirect subsidiary Raízen Fuels in the amount of US$ 750,000 thousand, equivalent to R$ 4,250,050, with final maturity in July 2032.

(2)	In March 2026, the Company entered into loan agreements with indirect subsidiary Raízen Trading S.A. in the amount of up to US$ 400,000 thousand, to be provided in tranches according to the agreement between the parties, with final maturity within one year from the date of release of each tranche.

74

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Fair value

As of March 31, 2026 and 2025, the carrying amount and fair value of PPE, determined by level 2 of the fair value hierarchy, are as follows:

	Fair value balance (1)		Financial results (Note 32)
Insurance type	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
PPE	(197,567)	72,386	269,953	(82,305)
	(197,567)	72,386	269,953	(82,305)

(*) Not covered by the auditor’s report

(1)	As of March 31, 2026 and 2025, the carrying amount of said debts, including the fair value balance of the hedged risk, is R$ 8,895,218 and R$ 5,782,535, respectively.

(c) Commercial, administrative, and other transactions

The amounts recorded in assets refer to commercial transactions for the sale of products, such as gasoline, diesel, jet fuel, ethanol, sugar, and other materials, as well as operations of cargo handling at ports (physical movement of sugar from warehouses to ships at the port, for export).

The amounts recorded in liabilities refer to commercial transactions for the purchase of products and provision of services such as: ethanol, diesel, gasoline, road and rail freight, storage, sugar, sugarcane, advances from clients for sugar exports, and granting of licenses for use of the Shell brand.

(d) Framework agreement and others

The amounts recorded in assets and liabilities refer substantially to balances recoverable (from) or refundable (to) Raízen’s shareholders, as they relate to the period prior to the formation of Raízen in 2011.

(e) Preferred shares and others

The balance stated in the assets of the parent company as of March 31, 2026 and 2025 refers to credits of preferred shares receivable from subsidiary Raízen Mime related to the gain from certain divestments made.

The balance recorded in the consolidated liabilities arises substantially from tax credits to be reimbursed to Shell, when effectively used by Raízen, determined by the balances of tax losses and negative basis of social contribution from periods prior to the formation of Raízen in 2011.

The amount of R$ 173,646 owed to Posto Mime S.A. (“Posto Mime”) refers to the capital to be paid up in local currency by direct subsidiary Raízen Serviços e Participações, maturing in up to five years as from the date of the Extraordinary General Meeting (“EGM”) held on October 1, 2024, which is subject to monetary update based on the CDI rate. During the year ended March 31, 2026, interest recognized as a financial expense in the result was R$ 27,290.

75

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(f) Lease liabilities

As of March 31, 2026 and 2025, changes in lease liabilities are as follows:

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	1,032,249	1,344,478
Additions	22,748	-
Write-offs	(47,710)	(12,091)
Payments of principal and interest	(294,265)	(395,354)
Interest	91,360	116,031
Remeasurements	(54,590)	(8,488)
Transfers	(30,024)	(12,327)
Balance at the end of the year	719,768	1,032,249
Current	(225,411)	(242,220)
Non-current	494,357	790,029

(*) Not covered by the auditor’s report

76

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

11.3 Transactions with related parties

	2026	2025 (*) (Unaudited)	2024
Sale of goods
Grupo Shell (7)	2,179,790	2,519,709	2,881,947
Grupo Rumo (4)	2,514,852	2,407,025	2,250,508
Grupo Agricopel (5)	1,849,055	1,538,557	1,493,044
Raízen Paraguay S.A.	1,664,427	1,227,700	-
Others	86,337	121,482	22,155
	8,294,461	7,814,473	6,647,654
Purchase of goods and services
Grupo Shell (7)	(3,407,435)	(4,930,461)	(4,999,198)
Grupo Rumo (4)	(630,011)	(575,689)	(899,648)
Logum Logística S.A.	(129,161)	(114,799)	-
Grupo Agricopel (5)	-	-	(105,126)
Others	(54,073)	(284,059)	(319,829)
	(4,220,680)	(5,905,008)	(6,323,801)
Financial expenses, net (1)
Raízen Energia S.A. and its subsidiaries	-	-
Grupo Shell (7)	(466,140)	(186,645)	(266,298)
Grupo Radar	(30,259)	(44,943)	-
Others	(39,443)	(56,521)	(107,567)
	(535,842)	(288,109)	(373,865)
Revenues from services and others, net (2)
Cosan Lubrificantes e Especialidades S.A.	-	-	17,083
Grupo Rumo	37,654	34,029	34,619
Comgás - Companhia de Gás de São Paulo	14,045	12,684	13,136
Grupo Agricopel	95,191	89,403	-
Shell Brazil Holding B.V.	13,186	6,398	37,566
Raízen Paraguay S.A.	10,136	1,229	-
Compass Comercialização S.A.	6,226	3,222	-
Others	50,566	59,518	46,011
	227,004	206,483	148,415
Service (expenses) income, net (3)
Grupo Shell (7)	113,316	(336,440)	(404,758)
Others	(14,321)	(12,109)	(21,628)
	98,995	(348,549)	(426,386)

(*) Not covered by the auditor’s report

77

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The prices and terms of transactions between related parties are determined exclusively through negotiations between the entities involved. During the years ended March 31, 2026 and 2025, no expected credit losses were recognized for transactions between the Company and its related parties.

(1)

Correspond mostly to: (i) interest and exchange differences of PPEs, raised with indirect subsidiary Raízen Fuels; (ii) gains (losses) from the asset management agreement entered into between the companies; (iii) interest on accounts payable to Shell for brand licensing; (iv) interest on loans granted to associates; and (v) other exchange variations and interest.

(2)	These refer to: (i) the collection of expenses related to the sharing of corporate, management and operating costs.

(3)

These refer to: (i) expenses related to the sharing of corporate, management and operating costs with RESA; and (ii) expenses for technical support, maintenance of the billing and collection process, commissions on the sale of jet fuel and secondees to Shell.

(4)

“Grupo Rumo” refers to the railway and port operations represented by the following companies: Rumo S.A., Logispot Armazéns Gerais S.A., Rumo Malha Sul S.A., Rumo Malha Oeste S.A., Rumo Malha Paulista S.A., Rumo Malha Norte S.A., Rumo Malha Central S.A., Portofer Transporte Ferroviário Ltda., ALL Armazéns Gerais Ltda., Terminal São Simão S.A., América Latina Logística Intermodal S.A. and Brado Logística S.A.

(5)

“Grupo Agricopel” refers mostly to fuels commercialization represented mainly by the companies Agricopel Comércio de Derivados de Petróleo Ltda., Posto Agricopel Ltda., Agricopel Diesel Paraná Ltda. and Blueadm Administradora de Bens Ltda., whose relationship takes place through FIX Investimentos Ltda., which is the non-controlling shareholder of Raízen Mime.

(6)	The Company’s purchase transactions are substantially represented by those originating from imports of oil products in the foreign market by subsidiary Blueway.

(7)	“Grupo Shell” refers mainly to the commercial transactions conducted by Shell Aviation Limited, Shell Overseas Investments B.V., Shell Trading Rotterdam, Shell Companhia Argentina, Shell Trading US Company, Pilipinas Shell Petroleum Corporation and granting of the licenses to use the Shell brand by Shell Brands International AG.

11.4 Guarantees

Considering that Raízen operates a centralized corporate treasury area, the Company is the guarantor of certain debts of its subsidiaries.

11.5 Officers and members of the Board of Directors

Fixed and variable compensation to key management personnel of Raízen and its subsidiaries, including statutory officers and members of the Board of Directors, recognized in the results for the years ended March 31, 2026, 2025 and 2024, is as follows:

	2026	2025 (*) (Unaudited)	2024
Regular compensation	(149,329)	(111,531)	(94,265)
Bonuses and other variable compensation	(33,085)	(51,681)	(97,721)
Share-based payment (Note 28)	(17,739)	(21,135)	(24,565)
Total compensation	(200,153)	(184,347)	(216,551)

(*) Not covered by the auditor’s report

The Company shares the corporate, management and operating costs and structures with its subsidiary RESA. Key management personnel include mostly the employees of its subsidiaries, and the costs are transferred to the Company through the issuance of debt notes.

78

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

12 Non-current assets and liabilities held for sale

12.1 Accounting policy

The Company classifies a non-current asset or a group of non-current assets as held for sale, as well as the liabilities associated with these assets held for sale, when their recovery is expected to occur primarily through a sale transaction rather than through continued use.

The criteria for classification as non-current assets held for sale are met when a sale is highly probable within 12 months and the asset, or group of assets, is available for immediate sale in its current condition, subject only to the usual and customary terms applicable to the sale of such assets. A sale is considered highly probable when the appropriate level of the Company’s management is committed to the sale plan, and a firm program has been initiated to locate a buyer and complete the transaction within a period of up to one year from the date of classification.

These assets and liabilities are presented as disposal groups, as required by IFRS 5 – Non-current Assets held for Sale and Discontinued Operations.

In the year ended March 31, 2025, management concluded that, although relevant, these assets do not represent a separate significant line of business or geographical area, which is the reason why they do not meet the definition of discontinued operations.

12.2 Basis of measurement

The non-current assets and disposal groups classified as held for sale are measured at the lower of their carrying amount and fair value less selling expenses. Selling expenses correspond to incremental expenses directly attributable to the transaction, excluding finance charges and income taxes.

When applicable, impairment losses are recognized to adjust the assets to their estimated net realizable value.

12.3 Changes

As of March 31, 2026, the changes in “non-current assets and liabilities held for sale” are as follows:

	ESB Plants	Energy Trading Company	Solar Power Generation Plants	Elimination	Total
As of March 31, 2025 (*) (Unaudited)	-	-	-	-	-
Transfer	2,923,036	516,495	1,091,240	348,105	4,878,876
Provision for impairment (30.1)	(298,223)	(386,495)	(885,924)		(1,570,642)
Write-offs due to sale	(2,199,762)	-	(68,430)		(2,268,192)
As of March 31, 2026	425,051	130,000	136,886	348,105	1,040,042

(*) Not covered by the auditor’s report

79

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the non-current assets and liabilities held for sale are as shown below:

	ESB Plants	Energy Trading Company (b)	Solar Power Generation Plants (c)	Elimination (1)	Total
Non-current assets held for sale
Derivative financial instruments	118,970	2,745,898	-	-	2,864,868
Trade accounts receivable	4,952	223,557	13,045	-	241,554
Inventories	164,467	-	-	-	164,467
Biological assets (Note 9.3)	504,306	-	-	-	504,306
Recoverable income tax and social contribution	74	-	155	-	229
Recoverable taxes (Note 10.2)	433,236	2,365	24,704	-	460,305
Deferred income tax and social contribution (Note 21.6)	-	-	-	-	-
Property, plant and equipment	3,025,720	1,103	1,206,152	-	4,232,975
Right of use	1,272,654	-	119,460	-	1,392,114
Intangible assets	5,616	1	1,703	-	7,320
Provision for impairment	(298,223)	(386,495)	(885,924)	-	(1,570,642)
Related parties	15,317	204,129	116,774	(336,220)	-
Other	73,096	133,757	208,503	-	415,356
Write-off due to sale	(3,758,806)	-	(68,430)	-	(3,827,236)
Total assets	1,561,379	2,924,315	736,142	(336,220)	4,885,616
Non-current liabilities held for sale
Suppliers	(55,007)	(301,418)	(27,033)	-	(383,458)
Derivative financial instruments	(1,029)	(2,306,762)	-	-	(2,307,791)
Lease liabilities	(1,822,875)	-	(136,457)	-	(1,959,332)
Loans and financing	-	-	(300,284)	-	(300,284)
Deferred income tax and social contribution	(157,360)	(149,150)	(7,409)	-	(313,919)
Related parties	(576,926)	(23,067)	(84,332)	684,325	-
Other	(82,175)	(13,918)	(43,741)	-	(139,834)
Write-off due to sale	1,559,044	-	-	-	1,559,044
Total liabilities	(1,136,328)	(2,794,315)	(599,256)	684,325	(3,845,574)
Total non-current assets and liabilities held for sale, net	425,051	130,000	136,886	348,105	1,040,042

(1)	Refers to the financial and commercial transactions maintained by direct subsidiary RESA and its Associates, which were eliminated at the Consolidated level.

The assets and liabilities above are presented separately in the statement of financial position, as required by IFRS 5.

80

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

12.4 Disposals during the year

During the year ended March 31, 2026, the Company completed the disposal of certain assets previously classified as held for sale that did not meet the definition of discontinued operations, including:

(a) ESB Plants

• Leme Plant

On May 12, 2025, the Company signed a contract for the sale of the Leme plant, within the ESB segment, for R$ 322,025, adjusted to reflect usual variations in transactions of this nature. The transaction was completed on November 1, 2025, with the full receipt of the amount in local currency and the write-off due to disposal of assets and liabilities held for sale for R$ 281,569. As a result of this transaction, the Company recognized a gain (Note 31 – “Gain (loss) on disposal of assets”) in the amount of R$ 40,456.

In addition to the gain recognized on the sale of this plant, losses were recognized (Note 31 – “Gain (loss) on impairment of fixed assets, goodwill and surplus value”) in the year ended March 31, 2026, in the amount of R$ 102,835, relating to the write-off of goodwill and surplus value of fixed assets, respectively, which had been previously recorded

• Assets related to the Santa Elisa Plant

On July 15, 2025, the Company entered into agreements for the sale of 3.6 million tons of sugarcane, comprising both its own production and the transfer of supply contracts with third parties, for an estimated consideration of R$ 1,045,000.

During the year ended March 31, 2026, upon satisfaction of the contractual conditions precedent and closing of the transaction, the Company recognized a gain of R$ 882,021 (Note 31 – “Gain (loss) on disposal of assets”), net of selling costs, related primarily to the sale of sugarcane and the transfer of supplier contracts.

Of this amount, R$ 916,451 was received in local currency on the closing date. As a consequence of the closing, assets and liabilities classified as held for sale amounting to R$ 34,430 were derecognized.

Separately, following the decision to discontinue the operations of the Santa Elisa Plant, the Company reassessed the recoverable amount of the related assets and recognized impairment losses and write-offs totaling R$ 798,820 (Note 31 – “Gain (loss) on impairment of fixed assets, goodwill and surplus value”). This amount comprises: (i) R$ 137,659 related to the write-off of goodwill; (ii) R$ 586,744 related to the reduction of fixed assets to their recoverable amount (Note 15.2.2); and (iii) R$ 74,417 related to the write-off of inter-harvest costs and other assets.

81

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

• Rio Brilhante and Passa Tempo Plants

On August 29, 2025, the Company entered into an agreement for the sale of the Rio Brilhante and Passa Tempo plants, as well as the transfer of its own sugarcane production and supplier contracts associated with those operations.

The total consideration for the transaction amounted to R$ 1,269,899. The transaction was completed on December 1, 2025, when the Company received the full consideration in local currency and derecognized assets and liabilities classified as held for sale totaling R$ 1,568,486.

As a result of the closing of the transaction, the Company recognized a loss on disposal of R$ 298,587 (Note 31 – "Gain (loss) on disposal of assets").

Separately, in connection with the assessment of the recoverable amount of the assets and CGUs affected by the transaction, the Company recognized impairment-related write-offs totaling R$ 478,498, comprising goodwill of R$ 205,192 and surplus value of fixed assets of R$ 273,306 (Note 31 – "Gain (loss) on impairment of fixed assets, goodwill and surplus value"), which had been previously recorded.

• Continental Plant

On November 10, 2025, the Company entered into contracts for the sale of the Continental plant, located in the municipality of Colômbia, in São Paulo, as well as the assignment of the Company’s own sugarcane and the contracts with suppliers linked to that unit, for R$ 740,586, adjusted to reflect usual variations for transactions of this nature. The transaction was completed on March 2, 2026, with full receipt of the amount in local currency and the write-off due to disposal of assets and liabilities held for sale in the amount of R$ 321,394. As a result of this transaction, the Company recognized a gain (Note 31 – “Gain (loss) on disposal of assets”) in the amount of R$ 433,134.

With the sale of this plant, in the year ended March 31, 2026 the Company recognized the write-off of goodwill and surplus value of fixed assets, in the amount of R$ 86,251 (Note 31 – Gain (loss) on impairment of fixed assets, goodwill and surplus value”), respectively, which had been previously recorded.

• Other ESB plants and assets

Certain assets and equity interests were classified as held for sale as of March 31, 2026, in line with the Company’s portfolio optimization strategy.

Management considered the advanced stage of negotiation and the high probability of completing the transaction with 12 months, as well as other classification criteria established by IFRS 5.

The expected sales value of these assets is estimated at R$ 800,000, compared to a carrying amount of R$ 1,098,223. Accordingly, in the year ended March 31, 2026 the Company recognized the effect of the loss on the fair value measurement of these assets, in the amount of R$ 298,223 (Note 31 – “Provision for losses on the measurement of assets held for sale, net”).

82

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Energy Trading Company

• Raízen Power

On December 15, 2025, the Company signed an agreement for purchase and sale of shares and other covenants, which provides for the sale of 100% of its interest in Raízen Power to Tria Comercializadora de Energia S.A. for R$ 130,000, subject to usual contractual adjustments. The consummation of the transaction is conditioned upon compliance with certain conditions precedent, including the obtainment of regulatory approvals from CADE (the Administrative Council for Economic Defense), ANEEL (the Brazilian Electricity Regulatory Agency) and CCEE (the Electric Energy Trading Chamber). The payment of the purchase price and the transfer of the shareholding control will occur on the transaction closing date.

With the sale of Raízen Power, in the year ended March 31, 2026 the Company recognized the effect of the loss on the fair value measurement of these assets, in the amount of R$ 386,495 (Note 31 – “Provision for losses on the measurement of assets held for sale, net”).

(c) Solar Power Generation Plants

• GD Assets

As of March 31, 2026, GD assets classified as “Non-current assets held for sale” totaled R$ 109,303, substantially related to the transaction carried out on July 24, 2025, concerning the sale of 55 GD plants.

Sales concluded during the fiscal year ended March 31, 2026, totaling R$ 439,745, were settled in cash, and the amount of R$ 38,529 is due by June 2026 and recorded under “Other receivables”, accompanied by the consequent derecognition due to disposal of assets and liabilities held for sale and related costs, in the amount of R$ 552,528.

In the same period, the Company recognized a loss (Note 31 – “Gain (loss) on disposal of assets”) in the amount of 74,264.

Additionally, the Company recognized a loss (Note 31 – “Gain (loss) on impairment of fixed assets, goodwill, and surplus value”) in the amount of R$ 137,511, relating to the provision for impairment of goodwill which had been previously recorded.

As of March 31, 2025, the balances comprising non-current assets held for sale of R$ 68,911 were recorded under “Other receivables”.

• Investments in GD plants and centralized generation projects (“UFV”)

As of March 31, 2026, the Company classified as non-current assets held for sale the residual GD portfolio, consisting of Power Purchase Arrangements (“PPA”) and solar assets, in addition to the UFV.

The sale value of the GD asset portfolio is R$ 27,583, compared to a book value of R$ 645,191.

Based on the market conditions and the estimates of recoverable amount, provisions for impairment of R$ 617,809 related to GD assets and of R$ 268,315 related to UFV assets were recognized, as mentioned in Note 31 – “Provision for losses on the measurement of assets held for sale, net”, adjusting the respective carrying amounts to the estimated net sales value.

83

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

13 Contract assets

13.1 Accounting policy

The assets from contracts with clients correspond to the bonuses granted to Raízen clients and are subject to deadlines and performance obligations, particularly the use of the quantities provided for in fuels supply contracts. As the contractual conditions are met, bonuses are amortized and recognized in the statement of income, under Net operating revenue.

13.2 Changes

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	2,876,196	3,157,993
Derecognition due to loss of shareholding control	-	(345,219)
Additions	639,827	642,103
Amortization (Note 29.2)	(665,495)	(612,227)
Mergers	11,358	-
Effect of foreign currency translation	(47,735)	33,545
Balance at the end of the year	2,814,151	2,876,195
Current	(725,535)	(636,314)
Non-current	2,088,616	2,239,881

(*) Not covered by the auditor’s report

14. Investments

14.1 Accounting policy

Investments in entities over which the Company has significant influence or shared control are accounted for using the equity method, initially recorded in the statement of financial position at cost, plus changes after the acquisition of equity interest.

The statement of income reflects the share of the profit or loss from subsidiaries’ operations based on the equity method. When a change is directly recorded in equity of the subsidiary, associate or joint venture, the Company recognizes this fact in the statement of changes in equity, when applicable.

After the application of the equity method, the Company establishes whether an additional impairment loss on its investment in its subsidiary, associate or joint venture should be recorded. The Company establishes, at each statement of financial position date, whether there is objective evidence that the investment is impaired. If that is the case, the Company calculates the impairment amount as the difference between the recoverable amount and the carrying amount of the subsidiary, associate or joint venture, and records this amount in the statement of income.

The accounting policies of the associates and joint ventures are adjusted, when necessary, to ensure consistency with the policies adopted by the Company.

Dividends and interest on own capital received from investments in subsidiaries, in the case of individual financial statements, associates and joint ventures are classified as cash flow from investing activities.

As of March 31, 2026 and 2025, the Company does not have subsidiaries with non-controlling interests considered material. Accordingly, summarized financial information by subsidiary is not presented, as required by IFRS 12 for subsidiaries with non-controlling interests.

84

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

14.2 Breakdown

					Investments	Equity accounting result
	Country	Business activities	Equity interest	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Carrying amount of the equity interest
Joint ventures
Posto Mime S.A.	Brazil	Fuel trade	50.00%	153,655	139,294	14,348	4,273
CGB Caruaru Energia Ltda. (1)	Brazil	Energy	50.00%	-	3,034	513	195
J.F Energia S.A. (1)	Brazil	Energy	-	-	4,006	343	1,092
Rio Power Participações S.A. (1)	Brazil	Energy	-	-	11,284	454	(806)
				153,655	157,618	15,658	4,754
Associates
Termap S.A.	Argentina	Sea terminal	3.50%	357	376	-	-
Latitude Logística Portuária S.A.	Brazil	Port operation	50.00%	3,243	2,276	927	(3,735)
Navegantes Logística Portuária S.A.	Brazil	Port operation	33.33%	21,341	5,689	(11,863)	(8,835)
Nordeste Logística I S.A.	Brazil	Port operation	33.33%	3,231	6,287	(3,055)	(305)
Nordeste Logística II S.A.	Brazil	Port operation	33.33%	18,008	18,893	(884)	1,663
Nordeste Logística III S.A.	Brazil	Port operation	33.33%	18,186	18,290	(105)	600
Raízen Paraguay S.A. (Note 14.5)	Paraguay	Fuel trade	34.96%	167,377	169,055	54,358	26,572
Tupinambá	Brazil	Energy	-	-	-	-	(8,189)
Centro de Tecnologia Canavieira S.A.	Brazil	Research and development	20.84%	274,951	239,609	44,903	37,210
Logum Logística S.A.	Brazil	Logistics	30.00%	337,278	349,949	(32,329)	(37,802)
Uniduto Logística S.A.	Brazil	Logistics	46.48%	52,291	54,309	(5,039)	(5,900)
Gera Soluções e Tecnologia S.A. (1)	Brazil	Energy	-	-	19,012	(10,933)	482
Raízen Gera Desenvolvedora S.A. and subsidiaries (1)	Brazil	Energy	-	-	-	(3,723)	-
				896,263	883,745	32,257	1,761
				1,049,918	1,041,363	47,915	6,515

(*) Not covered by the auditor’s report

85

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

						Continuation
						Consolidated
					Investments	Equity accounting result
	Country	Business activities	Equity interest	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Surplus value of assets, net attributed to joint venture and associates
Grupo Nós	Brazil	Convenience and proximity stores	-	-	449,553	(12,802)	(15,363)
Raízen Paraguay S.A. (Note 14.5)	Paraguay	Fuel trade	-	24,361	36,911	(19,344)	(5,543)
Posto Mime S.A.	Brazil	Fuel trade	-	6,215	-	(1,057)	-
CGB Caruaru Energia Ltda.	Brazil	Energy	-	-	5,455	(83)	(197)
Gera Soluções e Tecnologia S.A.	Brazil	Energy	-	-	2,892	(70)	(77)
J.F Energia S.A.	Brazil	Energy	-	-	5,373	(82)	(194)
Rio Power Participações S.A.	Brazil	Energy	-	-	13,085	(188)	(453)
				30,576	513,269	(33,626)	(21,827)
Goodwill on investments Uniduto Logística S.A.	Brazil	Logistics	-	5,676	5,676	-	-
Raízen Paraguay S.A. (Note 14.5)	Paraguay	Fuel trade	-	305,226	309,541	-	-
Posto Mime S.A.	Brazil	Fuel trade	-	107,057	111,859	-	-
Centro de Tecnologia Canavieira S.A.	Brazil	Research and development	-	51,946	51,946	-	-
				469,905	479,022	-	-
Total investments				1,550,399	2,033,654	14,289	(15,312)
Provision for negative equity of investees Grupo Nós (Note 14.7)	Brazil	Convenience and proximity stores	50.00%	-	(4,138)	(195,915)	(189,515)
						(181,626)	(204,827)

(*) Not covered by the auditor’s report

(1)	Refers to equity interests related GD assets, which were sold as a result of the business portfolio recycling process (Notes 1.2).

86

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

14.3 Changes

Changes in investments

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	2,033,654	1,317,517
Additions	50,423	379,594
Goodwill arising (written off) on business combination (1)	-	111,859
Business combination	-	521,628
Write-off due to reduction of equity interest (4)	(58,725)	-
Reversal (set up) of provision for impairment (Note 31)	22,155	(54,274)
Assets contributed through partial spin-off (Note 14.5)	-	-
Effect of termination of equity interest (Note 14.7)	(436,751)	-
Write-off due to corporate restructuring (3)	(71,766)	-
Transfers (2)	(4,709)	-
Equity accounting result (Note 14.2)	(181,626)	(204,827)
Equity results from investees (Note 14.3)	-	-
Dividends	(61,364)	(7,602)
Provision for negative equity of investees	(4,138)	4,138
Effects of foreign currency translation	156,293	465,351
Others	106,953	(499,730)
Balance at the end of the year	1,550,399	2,033,654

(*) Not covered by the auditor’s report

(1)	In the year ended March 31, 2026, this balance refers to the write-off of goodwill on the investment in Payly.

(2)	Refers to amounts transferred to “Non-current assets and liabilities held for sale” (Note 12).

(3)	Refers to investments written off due to the corporate restructuring related to the sale of GD assets (Note 1.2.a).

(4)	Refers substantially to the reduction of equity interest in Raízen Paraguay S.A. by RESA, from 42.48% to 34.96%. As part of this transaction, RESA reduced the investment amount by R$ 58,725 and recorded a gain of R$ 46,199 (R$ 47,302 as of March 31, 2025) under “Other operating revenue (expenses), net”.

Changes in the provision for negative equity of investees

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	(4,138)	-
Equity accounting result	(195,915)	(189,515)
Transfer to investment	200,053	185,377
Balance at the end of the year	-	(4,138)

(*) Not covered by the auditor’s report

87

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

14.4 Reduction of equity interest in Raízen Paraguay

During the year ended March 31, 2025, Raízen renegotiated with the other shareholders of Raízen Paraguay the option for gradually reducing its interest in that company. Accordingly, on November 27, 2024, the Company did not disburse US$ 18,000 thousand, equivalent to R$ 104,924, related to the third installment of the consideration payable for the acquisition made on November 1, 2021. As part of this transaction, the Company reduced its interest from 50.00% to 42.48%, reducing the investment value by R$ 57,622. During the year ended March 31, 2026, continuing the process of gradual reduction of interest, RESA reduced its interest in Raízen Paraguay by R$ 58,725, from 42.48% to 34.96%.

As a result of this transaction, RESA recorded a gain in the year ended March 31, 2026 in the amount of R$ 46,199 (R$ 47,302 in 2025, recorded in the Parent Company), under “Other operating revenue (expenses), net” (Note 31).

On December 1, 2024, Raízen ceased to hold control and started applying the equity method for this investment, with consequent derecognition of assets and liabilities of the former subsidiary in the financial statements, in the amount of R$ 790,256.

(1) Effects from investees

This refers mainly to results from financial instruments designated as hedge accounting, net of deferred taxes, effects of foreign currency translation, and of actuarial revaluation recognized in comprehensive income and effects of capital transactions of Raízen’s subsidiaries and involving interest of non-controlling shareholders, if any.

88

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(2) Selected information of the “Grupo Nós”

The table below summarizes the financial information of Grupo Nós, based on its financial statements, adjusted by the recognition of fair value adjustments on the date of establishment of the joint venture and by differences in accounting policies, when applicable. The table also reconciles the summarized financial information at the carrying amount of the interest held by Raízen in the joint venture.

On February 1, 2026, the Company completed the operation for terminating the joint venture Grupo Nós, a company established in 2019 by Raízen and by FEMSA. With the completion of the operation, Raízen currently holds 1,256 convenience stores of the Shell Select and Shell Café brands, strengthening the strategy of developing the priority model of franchises integrated to its Shell stations network.

As preliminary effects of the transaction, the Company recognized under the line item “Investments”, the negative amounts of R$ 436,751, respectively. In addition, the Company recognized under the line item “Intangible assets”, the amount of R$ 975,920. The effects on the result for the year ended March 31, 2026, arising from the transaction, were recognized as a gain on the result for the year, under the line item “Other operating income (expenses), net”, in the amount of R$ 836,864 (Note 31).

	2026	2025 (*) (Unaudited)
Current assets	-	690,308
Non-current assets	-	1,122,576
Total assets	-	1,812,884
Current liabilities	-	(586,486)
Non-current liabilities	-	(1,231,144)
Total liabilities	-	(1,817,630)
Equity	-	(4,746)
Attributable to non-controlling shareholders	-	(3,529)
Attributable to controlling shareholders	-	(8,275)
Equity interest of Raízen	-	50.00%
Share of equity	-	(4,138)
Surplus value and remeasurement at fair value	-	532,762
Accumulated amortization of surplus value	-	(83,209)
Surplus value and remeasurement, net	-	449,553
Carrying amount of the equity interest	-	445,415

	April/2025 to January/2026	2025 (*) (Unaudited)
Net operating revenue	1,730,810	1,632,998
Loss for the year	(390,315)	(376,156)
Attributable to non-controlling shareholders	(1,515)	(2,873)
Attributable to controlling shareholders	(391,830)	(379,029)
Equity interest of Raízen	50.00%	50.00%
Equity accounting result	(195,915)	(189,515)

(*) Not covered by the auditor’s report

89

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(3) Selected information on associates and other joint ventures

The table below describes the financial information of the Company’s main associates and other joint ventures:

					2026
	Assets	Liabilities	Equity	Net operating revenue	Net income/(loss)
Raízen Paraguay S.A. (1)	1,273,821	(794,987)	(478,834)	3,581,871	146,273
Posto Mime S.A. (1)	602,329	(295,042)	(307,287)	1,563,007	27,664
Latitude Logística Portuária S.A. (1)	166,139	(159,639)	(6,500)	17,004	(4,353)
Navegantes Logística Portuária S.A. (1)	504,807	(505,891)	1,084	332	(32,466)
Nordeste Logística I S.A. (1)	70,270	(60,575)	(9,695)	18,164	1,858
Nordeste Logística II S.A. (1)	61,815	(7,786)	(54,029)	8,709	(540)
Nordeste Logística III S.A. (1)	68,242	(13,679)	(54,563)	11,774	2,641
Centro de Tecnologia Canavieira S.A.	1,695,904	(376,710)	(1,319,194)	428,732	203,872
Logum Logística S.A. (1)	3,670,552	(2,553,292)	(1,117,260)	406,638	(104,426)
Uniduto Logística S.A. (1)	111,899	(1)	(111,898)	-	(10,841)
Iogen Energy Corporation (2)	1,538	(370,247)	368,709	-	2,109
Others	-	-	-	854	(339)

					2025 (*) (Unaudited)
	Assets	Liabilities	Equity	Net operating revenue	Net income/(loss)
Raízen Paraguay S.A. (1)	1,342,766	(944,803)	(397,963)	3,258,553	82,726
Posto Mime S.A. (1)	494,411	(215,823)	(278,588)	643,683	8,546
Latitude Logística Portuária S.A. (1)	157,353	(152,802)	(4,551)	566	(7,470)
Navegantes Logística Portuária S.A. (1)	189,424	(172,356)	(17,068)	68	(26,508)
Nordeste Logística I S.A. (1)	74,168	(55,305)	(18,863)	114	(915)
Nordeste Logística II S.A. (1)	66,273	(9,588)	(56,685)	650	4,989
Nordeste Logística III S.A. (1)	71,945	(17,071)	(54,874)	900	1,800
Centro de Tecnologia Canavieira S.A.	1,457,939	(308,184)	(1,149,755)	407,803	178,551
Logum Logística S.A. (1)	3,654,419	(2,487,922)	(1,166,497)	452,830	(126,007)
Uniduto Logística S.A. (1)	116,862	(18)	(116,844)	-	(12,694)
Iogen Energy Corporation (2)	1,357	(369,390)	368,033	-	78
CGB Caruaru Energia Ltda. (1) (3)	12,914	(6,846)	(6,068)	-	390
J.F Energia S.A. (1)	9,430	(1,418)	(8,012)	2,320	2,184
Rio Power Participações S.A. (1) (3)	33,641	(14,149)	(19,492)	49,960	(1,392)
Gera Soluções e Tecnologia S.A. (1) (3)	69,185	(5,812)	(63,373)	-	1,607

(*) Not covered by the auditor’s report

(1)	The fiscal year of these investees ends on December 31.

(2)	Jointly controlled company, in which the Company holds 50% of the common shares, whose fiscal year ends on August 31 of each year. RESA did not recognize a provision for negative equity since it is not responsible for legal or constructive (non-formalized) obligations to make payments on behalf of this company.

(3)	Refers to equity interests related to GD assets, which were sold as a result of the business portfolio recycling process (Note 12).

90

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

15. Property, plant and equipment

15.1 Accounting policy

Property, plant and equipment items, including sugarcane planting, are measured at historical acquisition or construction cost, less accumulated depreciation and accumulated impairment losses, if any.

Cost includes expenses directly attributable to the acquisition of an asset. The cost of assets built by the Company and its subsidiaries includes materials and direct labor, and any other cost to bring the asset to the location and condition necessary for it to operate as intended by management; borrowing costs on qualifying assets; and non-recoverable taxes. Borrowing costs related to funds raised for construction in progress are capitalized upon completion of these projects.

Expected expenses related to removal of fuel storage tanks are estimated and recorded as part of the cost of property, plant and equipment, matched against the provision that will support such expenses, in current and non-current liabilities, depending on the expected term of the obligation, under “Other liabilities”.

Subsidiary RESA conducts the main scheduled maintenance activities at its bioenergy plants on an annual basis (off-season). This generally takes place between January and March, with the aim of inspecting and replacing components. The key annual maintenance costs include labor costs, materials, external services and overheads allocated during the off-season period. These costs are classified as parts and components that are frequently replaced, in property, plant and equipment, and are fully depreciated in the following harvest.

The cost of an equipment item that must be replaced annually is accounted for as a component of the equipment cost and depreciated over the next crop year. Periodic maintenance costs are expensed when incurred as the replaced components do not improve production capacity or introduce improvements to equipment.

Other repairs and maintenances are recognized in income over the period in which they are incurred. The cost of any renovation that increases the useful life must be recorded in assets and included in the asset’s carrying amount if it is probable that future economic benefits after the renovation exceed the initially assessed performance standard for the existing asset and these benefits will flow to the Company. Major renovations are depreciated over the remaining useful life of the related asset.

Land is not depreciated.

As of March 31, 2026 and 2025, the depreciation was calculated based on the estimated useful life of each asset. The weighted average annual depreciation rates are as follows:

Class	2026	2025 (*) (Unaudited)
Buildings and improvements	4%	3%
Machinery, equipment, and facilities	6%	5%
Vehicles	9%	8%
Sugarcane planting	20%	20%
Furniture, fixtures, and IT equipment	17%	18%

(*) Not covered by the auditor’s report

The residual values and useful lives of assets are reviewed by competent technical members and adjusted, as appropriate, at each year end.

Gains and losses on disposals are determined by comparing the sales amounts with the carrying amount and are recognized under “Other operating revenue (expenses), net” in the statement of income.

Expenditures on crop maintenance are presented within the investing activities section of the statements of cash flows, consistent with how management runs the business.

91

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

15.2 Breakdown

										2026
	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Vehicles, vessels and aircraft	Furniture, fixtures, and IT equipment	Construction in progress	Sugarcane planting	Frequently replaced parts and components	Others	Total
As of March 31, 2025 (*) (Unaudited)	1,454,227	4,253,385	14,942,174	396,093	373,236	11,476,758	4,461,023	1,499,146	275,577	39,131,619
Accumulated cost or valuation	1,454,227	5,704,140	25,584,240	755,435	726,571	11,476,758	12,605,702	2,440,747	344,138	61,091,958
Accumulated depreciation	-	(1,450,755)	(10,642,066)	(359,342)	(353,335)	-	(8,144,679)	(941,601)	(68,561)	(21,960,339)
Business combination	-	8,264	110,250	-	1,397	523	-	-	-	120,434
Corporate restructuring	-	9,308	(5,783)	-	3,108	523	-	-	-	7,156
Additions	659	168,962	103,783	-	16,722	3,517,936	1,127,336	1,525,014	-	6,460,412
Write-offs	(47,578)	(328,118)	(90,350)	(8,589)	(841)	(212,944)	(46,277)	(71,695)	(1,823)	(808,215)
Provision for impairment, net (2)	(2,372)	(1,074,507)	(3,707,881)	244	285	(451,266)	(169,774)	-	(4,321)	(5,409,592)
Transfers (1)	(189,645)	421,764	4,210,049	(43,692)	10,022	(8,203,401)	(837,657)	(94,988)	(8,013)	(4,735,561)
Effects of foreign currency translation and others	(67,225)	(47,300)	(362,704)	(1,554)	(15,333)	(165,804)	-	-	(28,154)	(688,074)
Depreciation	-	(232,546)	(1,568,472)	(54,851)	(69,932)	-	(1,086,825)	(1,568,306)	(5,105)	(4,586,037)
As of March 31, 2026	1,148,066	3,179,212	13,631,066	287,651	318,664	5,962,325	3,447,826	1,289,171	228,161	29,492,142
Accumulated cost or valuation	1,148,066	4,542,564	23,250,196	601,572	698,152	5,962,325	8,359,016	1,652,317	281,659	46,495,867
Accumulated depreciation	-	(1,363,352)	(9,619,130)	(313,921)	(379,488)	-	(4,911,190)	(363,146)	(53,498)	(17,003,725)

92

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

										2025 (*) (Unaudited)
	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Vehicles, vessels and aircraft	Furniture, fixtures, and IT equipment	Construction in progress	Sugarcane planting	Frequently replaced parts and components	Others	Total
As of March 31, 2024	1,365,457	3,428,415	11,437,494	288,290	171,381	10,475,198	4,081,608	1,393,764	219,045	32,860,652
Accumulated cost or valuation	1,365,457	4,609,869	20,412,943	684,623	467,756	10,475,198	11,453,053	2,335,365	275,046	52,079,310
Accumulated depreciation	-	(1,181,454)	(8,975,449)	(396,333)	(296,375)	-	(7,371,445)	(941,601)	(56,001)	(19,218,658)
Business combination	-	8,217	75,582	33	147,491	-	-	-	18,053	249,376
Additions due to acquisition of control in investee	-	-	188	-	108	554,512	-	-	-	554,808
Derecognition due to loss of shareholding control	(7,818)	(7,061)	-	(2,002)	(81)	(951)	-	-	-	(17,913)
Additions	-	63,653	315,628	-	10,841	6,177,414	1,365,683	1,604,816	1,198	9,539,233
Write-offs	(4,328)	(34,816)	(70,384)	(11,233)	(564)	(43,691)	(167,433)	-	(1)	(332,450)
Provision for impairment, net	-	(117,633)	(208,010)	-	123	-	-	-	(1,681)	(327,201)
Transfers (1)	2,191	1,036,284	4,499,692	178,624	106,618	(6,101,739)	(45,601)	-	8,392	(315,539)
Effects of foreign currency translation and others	98,725	77,401	236,264	2,117	14,046	416,015	-	-	40,843	885,411
Depreciation	-	(201,075)	(1,344,280)	(59,736)	(76,727)	-	(773,234)	(1,499,434)	(10,272)	(3,964,758)
As of March 31, 2025 (*) (Unaudited)	1,454,227	4,253,385	14,942,174	396,093	373,236	11,476,758	4,461,023	1,499,146	275,577	39,131,619
Accumulated cost or valuation	1,454,227	5,704,140	25,584,240	755,435	726,571	11,476,758	12,605,702	2,440,747	344,138	61,091,958
Accumulated depreciation	-	(1,450,755)	(10,642,066)	(359,342)	(353,335)	-	(8,144,679)	(941,601)	(68,561)	(21,960,339)

(*) Not covered by the auditor’s report

(1)	Substantially refer to transfer: (i) of construction in progress to the corresponding asset classes after being capitalized, including transfers of software costs to “Intangible assets” in the amount of R$ 146,699 (R$ 158,125 in 2025); (ii) to “Other receivables” in the amount of R$ 7,004 (R$ 157,414 in 2025); (iii) to “Non-current assets held for sale” (Note 12.3) in the amount of R$ 4,294,824; and (iv) to "Recoverable taxes" (Note 10.1) in the amount of R$ 277,490.
(2)	During the fiscal year ended March 31, 2026, this refers to: (i) provision for impairment in the amount of R$ 536,801, related to the Santa Elisa Plant assets, in line with the transaction mentioned in Notes 12.3.a and 31, recorded under the line item “Gain (loss) on impairment of fixed assets, goodwill and surplus value””; (ii) provision for losses related to the discontinuation of certain construction-in-progress projects, in the amount of R$ 312,191; (iii) provision for impairment related to distributed energy generation and other assets, in the amount of R$ 239,982, recorded under the line item “Set up of estimated loss on property, plant and equipment and intangible assets, net” (Note 31); and (iv) provision for impairment, net of reversals, in the amount of R$ 4,270,675, due to the recoverability tests performed on ESB assets, considering the scenario of substantial doubt regarding the Company’s operational continuity (Note 1.1), recorded under the line item “Set up of estimated loss on property, plant and equipment and intangible assets, net” (Note 31). This provision may be partially and/or fully reversed once this uncertainty is no longer present.
(3)	During the year ended March 31, 2025, RESA and its subsidiaries revised the estimated useful life of sugarcane planting from five to six years to reflect the increase in future economic benefits associated with investments in sugarcane renewal.

93

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

15.3 Impairment analysis for cash generating units (“CGUs”)

The Company performs, at least annually, a review of impairment indicators for intangible assets with finite useful lives and for property, plant and equipment. In addition, an impairment test is performed for intangible assets with indefinite useful lives (goodwill). Impairment occurs when the carrying amount of an asset or CGU exceeds its recoverable amount.

To determine the amount, management adopts the value in use method, based on the projection of discounted future cash flows of the CGUs. These projections are prepared based on budgets and assumptions defined by management, considering available market information, as well as the historical performance of the CGUs.

The discounted cash flows of the Company and its subsidiaries comprise the following CGUs: Fuel Distribution Brazil, Fuel Distribution Argentina, and ESB.

The discounted cash flows were projected over a five-year period, plus a residual value through perpetuity, reflecting a horizon considered reasonable for the recovery of assets related to the activities of the sector in which the Company operates. No real growth rate was considered, both in the projected period and in perpetuity, in line with the historical performance and market evolution expectations.

The real discount rate applied to the cash flows was 9.61% after taxes (8.75% in 2025), which corresponds to 22.98% before taxes.

The main assumptions used in the CGU Fuel Distribution Brazil and Fuel Distribution Argentina were: (i) prices based on the market expectation, (ii) estimated growth rates for the business sector, (iii) extrapolations of growth rates based on the Gross Domestic Product (GDP) for Brazil and for Argentina, and (iv) discount rate (based on Weighted Average Cost of Capital – WACC). The entire future cash flow was discounted at rates that reflect specific risks related to the relevant assets in each CGU.

The main assumptions used by the Company in the CGU ESB were: (i) long-term commodity price expectations; and (ii) discount rate (based on WACC). Cash flows were discounted using rates that reflect the specific risks associated with the relevant assets of each CGU.

As a result of the recoverability test, as of March 31, 2026, the Company, through its direct subsidiary RESA, recognized a provision for impairment in the consolidated amount of R$ 4,270,675, as the carrying amount of property, plant and equipment of the CGU ESB exceeded its recoverable amount through use. This provision may be partially and/or fully reversed once the aforementioned uncertainty is no longer present.

Management performed a sensitivity analysis on the key assumptions used to determine the recoverable amount of the CGUs. As a result, the Company concluded that a 5% increase or decrease in the discount rate would result in a positive or negative impact of approximately R$ 2,220,000, while a 5% increase or decrease in commodity prices (equivalent to 1 ct$/lb for sugar and R$ 100/m³ for ethanol) would generate an impact of approximately R$ 4,950,000.

The determination of recoverability depends on key assumptions, as described above, which are influenced by prevailing market, technological and economic conditions at the time the test is performed. Accordingly, it is not possible to predict whether future impairment losses or reversals of provisions will occur and, if so, their materiality.

94

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

15.4 Construction in progress

The consolidated balances of construction in progress refer mainly to: (i) construction of E2G plants; (ii) recurring investments in civil works and fleet replacement; and (iii) irrigation implementation and expansion projects.

In the year ended March 31, 2026, various projects were completed, totaling R$ 5,796,063 (R$ 6,101,739 in 2025), especially the following projects: (i) construction of E2G plants; and (ii) recurring investments in civil works and fleet replacement.

15.5 Capitalization of borrowing costs

In the year ended March 31, 2026, consolidated borrowing costs at Raízen totaled R$ 269,882 (R$ 362,348 in 2025). As of March 31, 2026, the weighted average annual rates of financial charges for certain debts were 7.40% (12% in 2025).

15.6 Property, plant, and equipment pledged as collateral

As of March 31, 2026, loans and financing are secured by buildings, improvements, installations, and machinery, in the amount of R$ 235,888 (R$ 344,452 in 2025).

95

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

16. Intangible assets

16.1 Accounting policy

(a) Business combination, goodwill and bargain purchase gain

The Company adopts the acquisition method to account for business combinations. The consideration transferred for acquisition of a subsidiary is the fair value of the assets transferred, liabilities assumed, and any equity instruments issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement, where applicable. Acquisition-related costs are recorded in the statement of income as incurred. Identifiable assets acquired and liabilities (including contingent) assumed in a business combination are initially measured at fair value on the acquisition date.

The Company recognizes the noncontrolling interest in the acquiree, both for its fair value and for the proportional portion of the noncontrolling interest in the fair value of the acquiree’s net assets. Measurement of the noncontrolling interest is determined for each acquisition made.

The excess of the consideration transferred and of the fair value on the date of acquisition of any previous equity interest in the acquiree in relation to the fair value of the Company’s interest in the net identifiable assets acquired is recorded as goodwill.

When applicable, in acquisitions in which the Company attributes fair value to noncontrolling interests, the determination of goodwill also includes the value of any noncontrolling interest in the acquiree, and goodwill is determined considering the interest of the Company and of noncontrolling shareholders. When the consideration transferred is less than the fair value of the net assets of the acquiree, the difference is recognized directly in the statement of income for the year as a bargain purchase under “Other operating revenue (expenses), net”.

Goodwill is the positive difference between the amount paid for the acquisition of a business and the net fair value of the assets and liabilities of the acquiree. Goodwill on acquisitions of subsidiaries is disclosed under Investments and Intangible assets, in the financial statements.

Goodwill is recorded at cost, less any impairment losses, when applicable, and is subjected to impairment testing at least annually. For impairment testing purposes, goodwill acquired in a business combination is, as of the acquisition date, allocated to each CGU of the Company expected to benefit from the business combination, regardless of other assets or liabilities of the acquiree being attributed to these units.

As mentioned in Note 1.1, in the year ended March 31, 2026, due to the scenario of substantial doubt related to the Company’s ability to continue as a going concern, the Company wrote off part of the goodwill balance existing as of March 31, 2026, in the amount of R$ 1,493,420, except, substantially, for the goodwill related to Raízen Argentina, which remained recorded as an asset due to the expectation of realization.

Consequently, the performance of the traditional impairment test of goodwill by CGU set out in IAS 36 was not applicable, and the loss was recognized based on management’s best estimate of the impairment of the recorded amount.

The loss was recognized in the statement of income for the year under Other operating revenue (expenses), net (“Gain (loss) on impairment of fixed assets, goodwill and surplus value”), fully impacting the result for the year and cannot be reversed in future periods if conditions change.

(b) Intangible assets with finite useful life

These intangible assets are carried at cost, less accumulated amortization and impairment losses, when applicable.

96

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026 and 2025, the annual weighted average amortization rates are as follows:

Class	2026	2025 (*) (Unaudited)
Software license (1)	20%	20%
Brands (2)	8%	8%
Contractual relationships with clients (3)	3%	4%
Operating authorization (4)	3%	3%
Sugarcane supply agreements (5)	9%	9%
Technology (6)	-	10%

(*) Not covered by the auditor’s report

The residual values and useful lives of assets are reviewed and adjusted, as appropriate, at each year end.

(1) Software license

Licenses acquired for computer programs are capitalized and amortized over their estimated useful life by Raízen. Software maintenance costs are expensed as incurred. Expenses directly associated with software, controlled by Raízen, which are likely to generate economic benefits greater than costs for more than one year, are recognized as intangible assets.

(2) Brands

In May 2021 and 2022, the Company and indirect subsidiary Neolubes (merged into its parent company Blueway during the year ended March 31, 2026) entered into, respectively, licensing agreements for the use of the “Shell” brand with Shell Brands International AG (“Shell Brands”). With this renewal, the Company maintains the right of use of the brand, in the fuel distribution, lubricant and related activities sector in Brazil, for a minimum period of 13 years, which can be renewed in certain cases, subject to compliance with certain conditions set out in the contract.

During the year ended March 31, 2026, Raízen entered into an exclusive license agreement for the use of the “Senna” brand for a maximum term of ten years.

The brands are amortized on a straight-line basis over the term of the contracts of the “Shell” brand and over a period of six years for the Barcos & Rodados brand, arising from the acquisition of Raízen Paraguay by the Company on November 1, 2021.

(3) Contractual relationships with clients

This corresponds to the intangible asset with finite useful life acquired in the business combination of Raízen Argentina, Neolubes and Centroeste Distribuição and recognized at fair value on the acquisition date. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the client.

(4) Operating authorization

This corresponds to the right to use the license for the generation and distribution of energy in the Brazilian market, through 15 generating plants, acquired by indirect subsidiary Bioenergia Barra in the business combination of the acquisition and formation of Grupo Gera. These intangible assets, recognized at fair value on the acquisition date, have a finite useful life and are accounted for at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the operations that is valid until 2052.

(5) Sharecropping and sugarcane supply agreements

These classes of intangible classes were acquired in a business combination and were recognized at fair value on the acquisition date. They have a finite useful life and are recorded at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the supplier and the client.

97

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(6) Technology

This refers to technologies developed by Iogen Corp. for the production of E2G, represented by contractual rights including, among others, exclusivity to RESA for the sale of these rights in the territories in which it operates.

16.2 Accounting judgments, estimates and assumptions

The accounting treatment of property, plant and equipment and intangible assets includes making estimates to determine the useful life for depreciation and amortization purposes, in addition to the fair value on the acquisition date, especially regarding assets acquired in business combinations.

The Company has estimated obligations, recognized at present value, related to the expected expenses for the removal of fuel storage tanks, recorded as part of the cost of property, plant and equipment. The calculation of these estimates involves significant judgment, considering discount rates and historical spending on services of this nature.

The Company annually assesses the impairment test of goodwill and intangible assets with indefinite useful lives. Property, plant and equipment and intangible assets with finite lives, subject to depreciation and amortization, are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recovered. Determination of the recoverable amount of the CGU to which goodwill was attributed also includes the use of estimates and requires significant judgment by management.

16.3 Breakdown

										2026
	Goodwill	Software license	Brands	Contractual relationships with clients	Operating authorization	Sugarcane supply agreements	Technology	CBIO (1)	Others	Total
As of March 31, 2025 (*) (Unaudited)	3,092,920	891,594	1,733,805	326,462	111,768	32,481	1,548	-	-	6,190,578
Accumulated cost or valuation	3,519,595	1,993,289	2,975,273	557,357	124,711	181,516	185,136	-	21,796	9,558,673
Accumulated amortization	(426,675)	(1,101,695)	(1,241,468)	(230,895)	(12,943)	(149,035)	(183,588)	-	(21,796)	(3,368,095)
Business combination	(13,595)	(1,278)	-	(5,636)	-	-	-	-	-	(20,509)
Corporate restructuring	(47,220)	1,279	-	-	-	-	-	-	-	(45,941)
Effects of termination of corporate partnership	975,920	2,950	-	-	-	-	-	-	-	978,870
Additions	-	127,990	-	-	-	-	-	219,419	-	347,409
Write-offs (4)	(762,459)	(83,655)	-	(42,799)	(109,938)	-	-	-	-	(998,851)
Retirement of CBIOs (2)	-	-	-	-	-	-	-	(365,397)	-	(365,397)
Provision for impairment (3)	(1,493,420)	(2,165)	-	-	-	-	-	-	-	(1,495,585)
Transfers (1)	-	150,527	-	(3,828)	-	-	-	149,223	-	295,922
Effects of foreign currency translation and others	(24,511)	(8,879)	-	(11,964)	-	(7,116)	-	-	-	(52,470)
Amortization	-	(238,187)	(188,849)	(31,749)	(1,830)	(2,477)	(1,548)	-	-	(464,640)
As of March 31, 2026	1,727,635	840,176	1,544,956	230,486	-	22,888	-	3,245	-	4,369,386
Accumulated cost or valuation	2,052,430	2,158,830	2,975,273	465,613	-	153,082	185,138	368,434	-	8,358,800
Accumulated amortization	(324,795)	(1,318,654)	(1,430,317)	(235,127)	-	(130,194)	(185,138)	(365,189)	-	(3,989,414)

(*) Not covered by the auditor’s report

98

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

									2025 (*) (Unaudited)
	Goodwill	Software license	Brands	Contractual relationships with clients	Operating authorization	Sugarcane supply agreements	Technology	Others	Total
As of March 31, 2024	3,429,065	761,427	1,888,681	264,253	115,819	39,790	20,138	5,878	6,525,051
Accumulated cost or valuation	3,860,445	1,659,026	2,961,980	427,573	124,711	181,516	185,136	27,676	9,428,063
Accumulated amortization	(431,380)	(897,599)	(1,073,299)	(163,320)	(8,892)	(141,726)	(164,998)	(21,798)	(2,903,012)
Business combination	4,962	329	-	68,099	-	-	-	-	73,390
Derecognition due to loss of shareholding control	(316,857)	(587)	(27,893)	-	-	-	-	-	(345,337)
Write-off due to change in equity interest	(27,293)	-	-	-	-	-	-	-	(27,293)
Additions due to acquisition of control in investee	47,220	-	-	-	-	-	-	-	47,220
Additions	-	178,365	63,349	-	-	-	-	-	241,714
Provision for impairment (3)	(143,212)	(296)	-	-	-	-	-	-	(143,508)
Transfers (1)	9,039	155,759	-	-	-	-	-	(6,767)	158,031
Effects of foreign currency translation and others	89,996	1,532	3,871	34,612	-	-	-	889	130,900
Amortization	-	(204,935)	(194,203)	(40,502)	(4,051)	(7,309)	(18,590)	-	(469,590)
As of March 31, 2025 (*) (Unaudited)	3,092,920	891,594	1,733,805	326,462	111,768	32,481	1,548	-	6,190,578
Accumulated cost or valuation	3,519,595	1,993,289	2,975,273	557,357	124,711	181,516	185,136	21,796	9,558,673
Accumulated amortization	(426,675)	(1,101,695)	(1,241,468)	(230,895)	(12,943)	(149,035)	(183,588)	(21,796)	(3,368,095)

(*) Not covered by the auditor’s report

(1)	These refer to amounts transferred from the line item “Property, plant and equipment”, in the amount of R$ 146,699 (R$ 158,031 in 2025), and transfers of CBIOs from the line item “Other receivables” in the amount of R$ 149,223.

(2)	As of March 31, 2026, Raízen held 103.9 thousand CBIOs acquired to meet the target established by ANP, totaling R$ 3,245.

(3)	During the year ended March 31, 2026, the Company recognized a write-off for impairment of goodwill, in the amount of R$ 1,493,420, due to the substantial doubt related to Raízen’s ability to continue as a going concern (Notes 1.1 and 31) due to the lack of expected future profitability associated with these assets. During the year ended March 31, 2025, the Company estimated impairment losses related to certain assets due to ongoing portfolio recycling actions and uncertainties regarding the expected return on these assets. As a result, goodwill with no expected future recoverability was written off in the amount of R$ 143,212, recognized in the statement of income under “Other operating revenue (expenses), net” (Note 31).

(4)	For the year ended March 31, 2026, the recorded write-offs refer substantially to: (i) goodwill associated with inactive assets without expectation of resuming operations in the amount of R$ 156,812 (Note 30); (ii) software licenses and contractual relationships with clients without expectation of continuous use in the amount of R$ 124,426 (Note 30); (iii) write-offs arising from the business recycling portfolio process in the amount of R$ 137,511 (Note 12.3.c); and (iv) write-off of goodwill of the plants that were held for sale in the amounts of R$ 49,439, R$ 205,192 and R$ 70,067 (Note 12.3 – Leme Plant, Rio Brilhante and Passa Tempo Plants and Continental Plant, respectively).

99

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

16.4 Breakdown of goodwill based on expected future profitability

	2026	2025 (*) (Unaudited)
On business combination of Raízen Conveniências	975,920	-
On acquisition of Raízen Centro-Sul (2)	-	687,385
On acquisition of Santa Cândida and Paraíso Plants (2)	-	431,272
On acquisition of Grupo Corona (2)	-	380,003
On business combination of Cosan Combustíveis Lubrificantes S.A.	348,103	348,103
On acquisition of Raízen Argentina (1)	311,878	343,118
On acquisition of Benálcool Plant (2)	-	149,247
On merger of Curupay S.A. Participações (2)	-	109,841
On acquisition of Usina Zanin Açúcar e Álcool (2)	-	98,380
On acquisition of Grupo Mundial (2)	-	87,435
On acquisition of Usina Açucareira Bom Retiro S.A. (2)	-	81,575
On acquisition of Payly (2)	-	73,568
Others (2)	91,734	302,993
Total	1,727,635	3,092,920

(*) Not covered by the auditor’s report

(1)	As of March 31, 2026, the goodwill generated on the acquisition of Raízen Argentina includes the balance of the effect of foreign currency translation in the amount of R$ 31,240 (R$ 76,642 in 2025).

(2)

In the year ended March 31, 2026, the Company reviewed the judgments applicable to significant assumptions in the impairment tests of certain assets, including goodwill, having recognized a loss of R$ 1,493,420 in the result for the year, as described in Note 1.2.

16.5 Impairment analysis for non-financial assets

As of March 31, 2026, the Company assessed the impairment of its non-financial assets, including property, plant and equipment, intangible assets with finite useful lives and rights of use, as applicable, in compliance with IAS 36 – Impairment of Assets.

Considering the recent operational performance, the review of the economic and financial projections, and the macroeconomic environment, management identified the existence of indicators of impairment of these assets.

(i) Basis of measurement

The recoverable amount of the assets was determined based on the value in use, calculated using the discounted cash flow method, considering management’s best estimate of the continuous use of these assets in their respective operations.

The cash flows were projected based on budgets approved by management for a five-year period, with subsequent extrapolation for perpetuity for 25 years, in accordance with a reasonable time to recover the assets related to the activities of the economic sector in which the Company operates.

(ii) CGUs

The assets were tested at the lowest level of independent cash generation and were grouped into CGUs, mainly related to operations of the ESB segment.

100

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(iii) Main assumptions and estimates

The main assumptions used in the impairment test include: (i) future prices of commodities, especially sugar and ethanol, based on market projections; (ii) productivity in agricultural areas; (iii) performance of ATR; (iv) operating and administrative costs; and (v) discount rate.

The real discount rate applied to the cash flows was 9.61% after taxes (8.75% in 2025), which corresponds to 22.98% before taxes.

No real growth rate was considered in the year of the cash flow or in perpetuity, based on past performance and expectations for market development.

(iv) Results of the impairment tests

Based on the analyses performed, no loss was recognized in the years ended March 31, 2026 and 2025, except for the losses disclosed in Notes 1.2, 15.6 and 21, related mainly to property, plant and equipment and deferred tax assets included in the CGUs of the ESB segment.

The recognized losses arose mainly from the review of the commodities price assumptions, reduction of expected operating margins, and increase in discount rates used.

These losses were recognized in the statement of income under “Other operating revenue (expenses), net” (“Provision for impairment of assets”).

(v) Sensitivity analysis

Management assessed the sensitivity of the main assumptions used in the impairment test. Reasonably possible changes in these assumptions could significantly impact the estimated recoverable amounts.

• An increase of 5 percentage points in the discount rate would reduce the aggregate recoverable amount of the CGUs by approximately R$ 2,220,000;

• A 5% decrease in the projected commodities prices would result in an estimated reduction of approximately R$ 4,950,000 in the recoverable amount; and

• Simultaneous adverse changes in these assumptions could result in the recognition of material additional losses.

(vi) Judgments and uncertainties

The impairment tests require the use of significant judgment by management, especially in the definition of economic and operational assumptions used.

Due to the existence of substantial doubt related to the Company’s ability to continue as a going concern, as described in Note 1.1, there is a risk that the assumptions adopted do not materialize as expected, resulting in additional adjustments to the carrying amounts of the assets in the future.

Management continuously monitors market, operating and financial conditions, reviewing its forward-looking assumptions and estimates whenever necessary.

101

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

17. Suppliers and advances to suppliers

17.1 Accounting policy

Suppliers balances refer to obligations payable for goods or services that were acquired in the normal course of the Company’s activities, recognized at fair value and subsequently measured at amortized cost using the effective interest rate method and adjusted for monetary and exchange variations incurred, when applicable.

The Company has commercial and financial operations subject to present value adjustment and exercises judgment regarding the significance of these effects on current and non-current assets and liabilities. Regarding transactions with suppliers and payment-related agreements with financial institutions (“Agreements”), as of March 31, 2026 and 2025, there are no long-term transactions. In this sense, the recorded balances already substantially reflect the time value of money and the specific risks of the liability on its original date.

17.2 Suppliers

	2026	2025 (*) (Unaudited)
Oil and oil products (1)	2,637,912	3,814,160
Ethanol (1)	1,434,936	2,310,605
Materials, services and others (2)	3,296,380	5,193,641
Sugarcane suppliers (3)	246,097	926,143
	7,615,325	12,244,549
Domestic (local currency)	3,536,530	4,900,676
Abroad (foreign currency) (Note 4.5)	4,078,795	7,343,873
	7,615,325	12,244,549

(*) Not covered by the auditor’s report

(1)	The balances payable to suppliers of oil, oil products and ethanol refer to installment purchases made by Raízen.

(2)	The balance payable to suppliers of materials and services refers to acquisitions of machinery and equipment for the bioenergy parks, distribution bases and own reseller gas stations, as well as services contracted.

(3)	The sugarcane harvest period, which usually takes place between April and December of each year, generally has a direct impact on the balance with sugarcane suppliers and the respective cutting, loading and transportation services.

17.3 Advances to suppliers

	2026	2025 (*) (Unaudited)
Sugarcane suppliers (1)	384,886	501,688
Oil products and others	193,985	380,086
	578,871	881,774
Domestic (local currency)	520,993	796,242
Abroad (foreign currency) (Note 4.5)	57,878	85,532
	578,871	881,774
Current	(366,370)	(633,941)
Non-current	212,501	247,833

(*) Not covered by the auditor’s report

(1)	These refer to advances made to sugarcane suppliers that are monetarily adjusted on a monthly basis according to the conditions and indices specifically agreed in the contracts.

102

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

18. Supplier Finance Arrangements

18.1 Accounting policy

The Company maintains Supplier Finance Arrangements that enable certain suppliers, subject to specific conditions, to obtain early payment for receivables arising from products sold and services rendered to the Company by dealing directly with said financial institutions. Under these Supplier Finance Arrangements, the supplier decides whether or not to assign its receivables and determines the terms of such assignment, while the financial institutions decide whether or not to acquire these receivables, all without interference from Raízen. Use of the Agreements does not entail any modification to the payment instruments issued by suppliers; the original commercial terms remain unchanged. Supplier utilization of these agreements does not alter the Company’s operating cash cycle. Such transactions are presented in the statement of cash flows as cash flows from operating activities.

18.2 Breakdown of Supplier Finance Arrangements

As of March 31, 2026 and 2025, in order to properly reflect the essence of its commercial transaction, the Supplier Finance Arrangements operations, for which suppliers have already received payments, are presented below:

	2026	2025 (*) (Unaudited)
Supplier Finance Arrangements
Oil and oil products	-	6,665,885
Ethanol and sugar	-	2,101,387
Materials, services and others	74,479	830,128
	74,479	9,597,400
Domestic (local currency)	74,479	8,332,288
Abroad (foreign currency)	-	1,265,112
	74,479	9,597,400

(*) Not covered by the auditor’s report

As of March 31, 2026 and 2025, the Supplier Finance Arrangements have similar contractual characteristics.

103

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The average payment term, in days, of suppliers who joined the Agreements and comparable suppliers, is presented below:

		2026
	Suppliers participating in Supplier Finance Arrangements	Comparable Suppliers (1)
Materials, services and others	90	63
		2025 (*) (Unaudited)
	Suppliers participating in Supplier Finance Arrangements	Comparable Suppliers (1)
Oil and oil products (2)	89	21
Ethanol and sugar	102	94
Materials, services and others	89	90

(*) Not covered by the auditor’s report

(1)

Comparable suppliers due to the similar characteristics of the supply contracts and who are eligible, but have not joined the Supplier Finance Arrangements, considering specific payment conditions characteristics in the Brazilian market.

(2)	Due to the high concentration of suppliers of oil and oil products in the Brazilian market, purchases of these products in the international market are not comparable, as purchases are made with immediate payment terms.

There were no cash transactions relating to the amounts recorded in liabilities and related to Supplier Finance Arrangements.

104

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

19. Leases

19.1 Accounting policy

The Company recognizes a right-of-use asset and a lease liability at the inception of a lease.

Lease liabilities, including those whose underlying assets are of low value, are measured at the present value of lease payments without reflecting projected future inflation, which take into account recoverable taxes (PIS and COFINS), as well as non-cancellable terms and extension options when reasonably certain.

Payment flows are discounted at the nominal incremental rate on certain Raízen loans and financing, as interest rates implicit in lease agreements with third parties typically cannot be readily determined. In the years ended March 31, 2026 and 2025, the discount rates applied in accordance with the contractual term were as follows:

	Nominal		Actual
Contractual terms (years)	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)

1 year	24.76%	20.10%	16.17%	9.40%
2 years	24.07%	19.70%	15.41%	9.40%
3 years	23.67%	19.50%	14.97%	9.40%
4 years	23.39%	19.40%	14.66%	9.40%
5 years	23.17%	19.30%	14.41%	9.40%
More than 6 years	22.09% to 22.99%	18.7% to 19.2%	13.22% to 14.22%	9.40%

(*) Not covered by the auditor’s report

A right-of-use asset is initially measured at cost, comprising the value of the initial measurement of the lease liability and, when applicable, adjusted for any lease payments made in advance, initial direct costs incurred, cost estimates for dismantling and removal, and incentives received.

The right-of-use asset is subsequently depreciated using the same depreciation method applied to similar property, plant and equipment items and, if applicable, will also be reduced by impairment losses.

The Company remeasures the lease liability if there is a change in the lease term or if there is a change in future lease payments resulting from a change in the index or rate used to determine these payments, and the remeasurement of the lease liability is recognized as an adjustment to the right-of-use asset.

The Company applies the short-term lease recognition exemption to its short-term lease contracts that have a lease term of 12 months or less from the commencement date and do not contain a purchase option.

Payments associated with short-term, indefinite-term leases without fixed payments are recognized as an expense over the term of the contract.

105

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

19.2 Accounting judgments, estimates and assumptions

Management exercises significant judgment in determining the assumptions used to measure lease liabilities, such as determining the term of the various lease agreements, discount rates, the agreements that are within the scope of the standard, and the impacts resulting from any changes in the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries.

19.3 Right of use

As of March 31, 2026, and 2025 right of use assets are presented in the following categories

						2026
			Vehicles and	Machinery and	Manufacturing
	Land	Properties	aircraft	equipment	facilities	Total
As of March 31, 2025	7,132,183	968,346	995,714	462,893	82,374	9,641,510
Accumulated cost or valuation	16,670,813	2,110,241	2,218,913	1,135,984	127,928	22,263,879
Accumulated amortization	(9,538,630)	(1,141,895)	(1,223,199)	(673,091)	(45,554)	(12,622,369)
Business combination	-	4,102	-	-	-	4,102
Additions	1,081,818	84,305	312,099	43,551	-	1,521,773
Write-offs	(151,031)	(84,644)	(73,331)	(95,960)	-	(404,966)
Remeasurements (1)	(353,559)	33,485	(15,940)	(4,175)	-	(340,189)
Transfers (2)	(974,137)	(123,683)	(119,250)	(176,703)	1,658	(1,392,115)
Effects of foreign currency translation and others	(16,860)	(12,965)	(37,214)	(114)	-	(67,153)
Amortization	(1,803,775)	(333,756)	(393,617)	(96,895)	(7,751)	(2,635,794)
As of March 31, 2026	4,914,639	535,190	668,461	132,597	76,281	6,327,168
Accumulated cost or valuation	13,127,199	1,885,247	1,924,936	208,317	129,585	17,275,284
Accumulated amortization	(8,212,560)	(1,350,057)	(1,256,475)	(75,720)	(53,304)	(10,948,116)

106

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

						2025 (*) (Unaudited)
			Vehicles and	Machinery and	Manufacturing
	Land	Properties	aircraft	equipment	facilities	Total
As of March 31, 2024	7,801,146	1,006,541	779,041	591,871	88,243	10,266,842
Accumulated cost or valuation	15,581,400	1,690,336	1,537,112	1,105,269	123,787	20,037,904
Accumulated amortization	(7,780,254)	(683,795)	(758,071)	(513,398)	(35,544)	(9,771,062)
Business combination	-	-	45	-	-	45
Additions	1,288,273	394,779	462,490	66,054	-	2,211,596
Derecognition due to loss of shareholding control	-	(2,877)	-	-	-	(2,877)
Write-offs	(234,021)	(26,150)	(33,187)	(23,290)	-	(316,648)
Remeasurements (1)	637,654	49,310	15,741	7,231	4,140	714,076
Transfers	(293,047)	-	182,003	-	-	(111,044)
Effects of foreign currency translation and others	23,946	11,318	3,873	251	-	39,388
Amortization	(2,091,768)	(464,575)	(414,292)	(179,224)	(10,009)	(3,159,868)
As of March 31, 2025	7,132,183	968,346	995,714	462,893	82,374	9,641,510
Accumulated cost or valuation	16,670,813	2,110,241	2,218,913	1,135,984	127,928	22,263,879
Accumulated amortization	(9,538,630)	(1,141,895)	(1,223,199)	(673,091)	(45,554)	(12,622,369)

(*) Not covered by the auditor’s report

(1)

Updating of the composite correction index substantially due to the variation in the price of “CONSECANA” applied in leasing and agricultural partnership agreements of RESA and its subsidiaries and by inflation indexes, generally composed of IPCA, IGP-M or INPC, applicable annually.

(2)	Refer to transfers to the “Non-current assets and liabilities held for sale” account (Notes 12.2 and 12.3).

107

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

19.4 Lease liabilities

Changes in lease liabilities in the years ended March 31, 2026 and 2025 are as follows:

	2026	2025 (*) (Unaudited)
Balance at the beginning of the year	10,445,898	11,564,936
Business combination	-	63
Derecognition due to loss of shareholding control	-	(2,839)
Additions	1,499,025	2,211,596
Write-offs	(328,662)	(1,129,612)
Payments of principal and interest	(3,544,976)	(3,776,824)
Interest	1,110,597	1,212,084
Remeasurements (1)	(285,599)	722,564
Amortizations of advances and others	(237,670)	(386,686)
Transfers (2)	(1,710,117)	-
Corporate restructuring (3)	(3,242)	-
Effect of foreign currency translation	(69,534)	30,616
Balance at the end of the year	6,875,720	10,445,898
Domestic (local currency)	6,180,511	9,896,772
Abroad (foreign currency) (Note 4.5)	695,209	549,126
	6,875,720	10,445,898
Current	(1,702,094)	(2,411,427)
Non-current	5,173,626	8,034,471

(*) Not covered by the auditor’s report

(1)	Updating of the composite correction index, substantially, due to the variation in the price of “CONSECANA” applied in lease and agricultural partnership agreements of RESA and its subsidiaries and by inflation indexes, generally composed of the IPCA, IGP-M or INPC, applicable annually.

(2)	Refers to amounts transferred to “Non-current assets and liabilities held for sale” (Note 12.3).

The annual weighted average incremental rate applied to lease liabilities as of March 31, 2026 was 13.01% per year (12.9% as of March 31, 2025).

108

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026, the maturity of lease liabilities of third parties (Note 19.2) and related parties (Note 11.1) is as follows:
Maturity	Present value	Future value
1 to 12 months	1,927,505	2,969,838
13 to 24 months	1,539,649	2,365,585
25 to 36 months	773,054	1,842,255
37 to 48 months	909,381	1,379,215
49 to 60 months	698,128	1,049,345
61 to 72 months	451,912	693,385
73 to 84 months	325,774	494,400
85 to 96 months	231,409	354,696
97 to 120 months	356,562	527,453
More than 121 months	382,114	628,518
Gross amount	7,595,488	12,304,690
Potential right of PIS and COFINS recoverable (1)	(638,512)	(1,041,781)
Total, net	6,956,976	11,262,909

(1)	This refers to the potential right of PIS/COFINS credits on payments of lease calculated based on the theoretical rate of 9.25%, applicable in Brazil. The purpose of this disclosure is to comply with Circular Letter CVM/SNC/SEP No. 02/2019 and is only an estimate. Therefore, these credits are not those that could effectively be used by Raízen and its subsidiaries located in Brazil in the future. In such event, these credits may be materially different due to the possibility of the effective rate being different from the theoretical rate or due to subsequent changes in Brazilian tax legislation.

In accordance with Circular Letter CVM/SNC/SEP No. 02/2019, the Company discloses the key inputs used to measure lease contracts, enabling an understanding and estimation of the impacts resulting from the consideration of inflation in future cash flows.

The measurement of lease liabilities takes into account projected cash flows based on inflation indices (mainly IPCA and IGP-M), discounted using nominal rates that reflect such inflation expectations. Alternatively, measurement in real terms would exclude these inflationary effects from the cash flows and utilize equivalent real discount rates.

The main parameters used are:

• Weighted average nominal rate: approximately 23.60% p.y. (19.51% p.y. in 2025);

• Weighted average real rate: approximately 12.95% p.y. (12.83% p.y. in 2025);

• Average inflation assumed: approximately 4.14% p.y. (5.48% p.y. in 2025);

• Average remaining contract term: approximately ten years (eleven years in 2025), in the Consolidated; and

• Lease liability balance: as shown in the table above (Note 19.4).

• The inclusion of inflation in cash flows generally results in higher initial values for the lease liability and the right-of-use asset, as well as higher financial expense during the initial periods of the contracts, with effects that decrease over time.

Management believes that disclosing these parameters enables users of the financial statements to make their own estimates regarding the impact resulting from the inclusion of inflation in lease contracts.

During the year ended March 31, 2026, the Company recognized, under the line item “Costs and expenses by nature” (Note 30), expenses related to variable and short-term lease payments not included in lease liabilities, in the amounts of R$ 585,391 (as of March 31, 2025, R$ 519,533).

109

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

20. Loans and financing

20.1 Accounting policy

Loans and financing are initially recognized at fair value, net of transaction costs incurred, and are subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the total amount payable is recognized in the statement of income over the period of the loans and financing using the effective interest rate.

Financing costs directly related to the acquisition, construction or production of a qualifying asset that requires a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of that asset when it is probable that future economic benefits associated with the item will flow to the Company and costs can be measured reliably. Other borrowing costs are recognized as financial expenses in the period in which they are incurred.

20.2 Breakdown

			Annual effective average interest rate
	Final maturity	Index	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Debt classification per currency:
Denominated in R$					21,202,067	14,625,728
Denominated in foreign currency (Note 4.5)					48,326,061	44,070,975
					69,528,128	58,696,703
Debt type:
Advances on Exchange Contracts (“ACC”)	Mar/30	US$ + Fixed rate	5.59%	5.59%	3,704,659	1,238,676
BNDES	Apr/24	UMBNDES	-	-	-
BNDES	Jan/37	TR	4.27%	-	127,865	-
BNDES	Jan/37	SELIC	16.21%	-	60,194	-
BNDES	Jan/37	Fixed rate	7.10%	4.15%	195,999	38,474
BNDES	Dec/38	IPCA	8.47%	10.03%	121,916	131,816
PPE	Jul/26	US$ + SOFR	10.89%	6.17%	53,816	-
PPE	Oct/30	US$ + Fixed rate	1.79%	4.18%	156,771	-
Working capital and others	Oct/26	US$ + Fixed rate and others	6.53%	7.14%	2,342,605	1,387,680
Total debt out of scope of the Plan (3)					6,763,825	2,796,646

(*) Not covered by the auditor’s report

110

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Continuation
			Annual effective average interest rate
	Final maturity	Index	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)
Rural Financial Product Note (“CPR-F”)	Jul/30	CDI	16.04%	16.32%	4,022,395	1,047,146
Agribusiness Receivables Certificate (“CRA”)	Jul/29	CDI	14.65%	14.15%	234,683	233,901
CRA	Oct/33	Fixed rate	12.29%	12.29%	539,713	490,402
CRA	Aug/37	IPCA	9.67%	11.26%	6,218,519	5,655,016
Rural credit	Aug/24	CDI	-	-	-	-
Rural credit	Sept/26	Fixed rate	14.67%	-	280,644	-
Debentures	Jun/31	CDI	15.84%	15.10%	1,967,005	1,085,621
Debentures	Sept/39	IPCA	9.65%	11.21%	4,473,233	3,990,356
Finame	Jan/25	Fixed rate	-	-
Green Notes Due 2034	Mar/34	US$ + Fixed rate	6.45%	6.45%	5,144,511	5,840,306
Green Notes Due 2035	Jan/35	US$ + Fixed rate	5.70%	5.70%	5,074,884	5,561,035
Green Notes Due 2054	Mar/54	US$ + Fixed rate	6.95%	6.95%	6,555,739	7,212,394
Export Credit Note (“NCE”)	Feb/30	US$ + SOFR	4.84%	5.59%	435,074	577,877
NCE	Dec/29	CDI	17.02%	16.25%	1,043,297	1,651,865
PPE	Apr/30	US$ + SOFR	5.55%	6.17%	7,151,949	6,573,635
PPE	Oct/30	US$ + Fixed rate	4.82%	4.18%	4,716,944	6,231,292
Senior Notes Due 2027	Jan/27	US$ + Fixed rate	5.30%	5.30%	829,983	949,253
Senior Notes Due 2032	Jul/32	US$ + Fixed rate	6.25%	-	3,870,978	-
Senior Notes Due 2037	Feb/37	US$ + Fixed rate	6.70%	6.70%	5,146,256	5,672,304
Term Loan Agreement	Jul/36	Euribor + Fixed rate	3.29%	3.53%	3,090,249	3,127,654
Others (2)	Sept/26	Fixed rate	15.80%	7.14%	1,968,247	-
Total debt within the scope of the Plan (3)					62,764,303	55,900,057

Expenses incurred with the placement of the securities					(596,919)	(726,332)
Total loans and financing					68,931,209	57,970,371
Current (1)					(68,612,415)	(4,772,603)
Non-current					318,794	53,197,768

(*) Not covered by the auditor’s report

(1)	As of March 31, 2026, loans and financing classified as short-term relate to debts covered by the out-of-court reorganization and to contracts containing cross-default clauses for which no waiver had been obtained by the reporting date.

(2)	This refers to closed-out derivatives included in the context of the out-of-court reorganization.

(3)	The definitions of “debt out of the scope of the Plan” and “debts within the scope of the Plan” refer, respectively, to debts not covered and debts covered by the out-of-court reorganization, which is applicable only to the year end March 31, 2026; therefore, they are not comparable to the year end March 31, 2025.

111

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The annual effective interest rate corresponds to the contract rate plus, mainly: SOFR, Euribor (Euro Interbank Offered Rate), IPCA or CDI, where applicable. As of March 31, 2026 and 2025, the weighted percentages of the main indexes, considered in the determination of the effective interest rate, were as follows:

Index (% p.y.)	2026	2025 (Unaudited)

SOFR	3.64%	4.30%
Euribor	2.25%	2.49%
IPCA (last 12 months)	3.97%	5.48%
CDI (last 12 months)	14.79%	11.28%

20.3 Maturity schedule

As of March 31, 2026, installments falling due in the long term, less expenses related to placement of securities, are as follows:

Maturity	Consolidated

13 to 24 months	63,025
25 to 36 months	63,039
37 to 48 months	63,060
49 to 60 months	129,670
318,794

As per Note 20.8, due to the filing for the Plan, the Company reclassified certain loans and financing to current liabilities.

20.4 Main loans and financing

(a) ACC

The details of the new ACC funding transactions carried out during the year ended March 31, 2026 are shown below:

Companies	Date	Amount in R$	Equivalent in US$ thousand, where applicable	Final maturity (paid and/or payable)

Raízen S.A.	Apr/25	283,850	50,000	Jun/29
Raízen S.A.	Jun/25	2,002,315	361,000	Jun/26
RESA	Jun/25	415,425	75,000	Jun/26
RESA	Feb/26	250,000	47,957	Sept/26 to Mar/30
		2,951,590

112

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) CPR-F and Rural Credit

During the year ended March 31, 2026, subsidiary RESA raised funding from new CPR-Fs and Rural Credit in the amount of R$ 3,493,000 (R$ 3,000,000 in 2025), as shown below:

Companies	Date	Amount in R$	Final maturity (paid and/or payable)
RESA	Apr/25	193,000	Apr/30
RESA	Jun/25	2,000,000	Jun/27 to Jun/30
RESA	Jul/25	1,000,000	Sept/26 to Jul/30
RESA	Aug/25	300,000	Aug/28
		3,493,000

(c) Debentures

During the year ended March 31, 2026, the Company carried out the 4th debenture issuance, as detailed below:

Companies	Series	Date	Amount in R$	Final maturity (paid and/or payable)
Raízen S.A.	4th issuance	Jul/25	850,000	Jul/30

(d) PPE

Between 2018 to 2026, the Company and its subsidiaries entered into PPE agreements with various financial institutions for financing for future export of products, including the withdrawal from credit facilities held by the Company with a syndicate of international banks. During the year ended March 31, 2026, the Company and its subsidiaries entered into new PPE agreements totaling R$ 3,866,120 (R$ 5,827,158 in 2025), equivalent to US$ 702,752 thousand (US$ 1,005,504 thousand in 2025). As of March 31, 2026, outstanding PPE agreements expire in October 2030.

(e) Senior Notes Due 2032

In July 2025, indirect subsidiary Raízen Fuels issued Green Notes in the international market in the amount of R$ 4,144,275, equivalent to US$ 750,000 thousand, with maturity in 2032.

113

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(f) Term Loan Agreement (Syndicated loan)

On September 29, 2023, the indirect subsidiary Raízen Fuels entered into a loan agreement in the amount of € 300,000 thousand, equivalent to approximately R$ 1,566,872 on that date, with final maturity in September 21, 2035.

Furthermore, on July 30, 2024, Raízen Fuels entered into a Facility Agreement in the amount of € 200,000 thousand (equivalent to R$ 1,197,943) with final maturity in July 2036, featuring SACE, the Italian Export Credit Agency (ECA), as a partial guarantor of the transaction. This financing entails semiannual amortization payments following a three-year grace period, as well as semiannual interest payments. This financing arrangement is in accordance with the resolution and approval of the Board of Directors dated July 18, 2024.

(g) Other loans raised and/or settled in this year

During the year ended March 31, 2026, indirect subsidiary Raízen Argentina raised working capital loans, as shown below:

Equivalent in
				US$ thousand,	Final maturity
				where	(paid and/or
Debt type	Company	Date	Amount in R$	applicable	payable)
Working capital and others	Raízen Argentina	Apr/25 to Mar/26	15,392,957	2,808,821	May/25 to Apr/26

20.5 Payments

During the year ended March 31, 2026, loans and financing settled totaled R$ 23,125,649 (R$ 19,170,159 as of March 31, 2025), as shown below:

Debt type	Company	Date	Amount in R$ (principal and interest)	Equivalent in US$ thousand,where applicable
ACC	RESA	Jul/25	30,840	-
ACC	Raízen S.A.	Dec/25	368,565	-
BNDES	RESA and its subsidiaries	Apr to Dec/25	57,119	-
CPR-F	RESA	May to Dec/25	791,546	-
CRA	RESA	Apr to Dec/25	401,361	-
Debentures	RESA	Jun to Dec/25	57,897	-
Debentures	Raízen S.A.	Jun to Dec/25	271,346	-
Green Notes Due 2034	Raízen Fuels	Sept/25	341,937	64,500
Green Notes Due 2035	Raízen Fuels	Jul/25	309,895	57,000
Green Notes Due 2054	Raízen Fuels	Sept/25	460,555	86,875
NCE	RESA	Jun to Dec/25	977,159	-
PPE	Raízen S.A.	Apr to Dec/25	2,830,033	542,214
PPE	RESA	May to Dec/25	314,306	60,219
PPE	Raízen Argentina	Apr to Dec/25	927,486	163,364
Senior Notes Due 2027	Raízen Fuels	Jul/25	54,101	9,951
Senior Notes Due 2032	Raízen Fuels	Jan/26	125,339	23,438
Senior Notes Due 2037	Raízen Fuels	Aug/25	356,869	67,000
Term Loan Agreement	Raízen Fuels	Jul to Sept/25	87,491	16,178
Working capital and others	Raízen Argentina and others	Apr to Dec/25	14,361,804	2,622,208
			23,125,649

114

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

20.6 Revolving Credit Facility

On November 13, 2025, the Company, through its indirect subsidiary Raízen Fuels, entered into a new revolving credit facility to replace the previously existing facilities, as follows:

Beneficiary	Institution	Amount in US$ thousand	Maturities
Raízen Fuels	Syndicate of banks	1,000,000	Nov/2030
		1,000,000

On March 10, 2026, the revolving credit facility was settled early.

20.7 Fair value

As disclosed in Note 4.5, on March 31, 2026, the Company discontinued the fair value hedge relationships to which loans and borrowings were previously designated. Consequently, effective April 1, 2026, the effects of fair value changes attributable to the hedged risks are no longer recognized. The balances shown below reflect the cumulative fair value adjustment up to the date of discontinuation of the hedge relationships; this amount is presented as a component of the carrying amount of the debt and is recognized in profit or loss over the remaining term of the originally hedged items.

	Fair value		Financial income (Note 32)
Type	2026	2025 (*) (Unaudited)	2026	2025 (*) (Unaudited)	2024
ACC	(4,200)	(714)	3,486	4,818	(4,104)
CPR-F	-	-	-	133	(133)
Rural credit	4,728	-	(4,728)	-	-
CRA	(405,813)	(724,584)	(318,771)	573,467	(144,387)
Debentures	(254,188)	(427,090)	(172,902)	293,552	(48,087)
Green Notes Due 2034 and 2035	(303,111)	(175,150)	127,961	272,531	9,919
PPE	(37,725)	(122,659)	(84,934)	(67,788)	(11,179)
Senior Notes Due 2027, 2032 and 2037	(372,127)	(260,830)	111,297	(91,849)	121,854
Term Loan Agreement	40,632	17,256	(23,376)	(17,256)	(3,375)
	(1,331,804)	(1,693,771)	(361,967)	967,608	(79,492)

(*) Not covered by the auditor’s report

20.8 Covenants, pecuniary and non-pecuniary obligations

The Company and its subsidiaries, within the scope of their loan and financing agreements, are not subject to compliance with financial ratios and are subject only to certain covenants of loan and financing agreements, such as negative pledge.

The filing for out-of-court reorganization, submitted on March 11, 2026, triggered an automatic maturity clause in a series of loan and financing agreements. Consequently, a cross-default event was declared regarding the Company’s financial instruments. As a result, the Company reclassified the balance of R$ 50,855,902 to current liabilities as of March 31, 2026.

Following the approval of the out-of-court reorganization, the enforceability of all monetary obligations related to the covered debts, including the payment of principal, interest, and other costs, was suspended for a period of 180 days, starting from the filing date.

115

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

21. Income tax and social contribution

21.1 Accounting policy

Income tax and social contribution income (expenses) for the year comprise current and deferred taxes. Income taxes are recognized in the statement of income, except to the extent they relate to items directly recognized in equity or comprehensive income, as applicable. In this case, the taxes are also recognized in equity or comprehensive income.

Current and deferred income tax and social contribution are determined based on the tax legislation enacted or substantially enacted at the date of the statement of financial position in the countries where the Company entities operate and generate taxable profit. Management regularly assesses the positions assumed in the income tax calculations with respect to situations in which applicable tax regulations give rise to different interpretations, and records provisions, when appropriate, based on estimated amounts payable to tax authorities.

Income tax is calculated on taxable profit at a rate of 15%, plus surtax of 10% on profit exceeding R$ 240 over 12 months, whereas social contribution tax is calculated at a rate of 9% on taxable profit, both recognized on an accrual basis. In other words, the Company is subject to a theoretical combined tax rate equivalent to 34%.

Deferred income tax and social contribution related to income tax and social contribution tax losses and temporary differences are stated net in the statement of financial position when there is a legal right and the intention to offset them when calculating current taxes, related to the same legal entity and the same tax authority.

Accordingly, deferred tax assets and liabilities in different entities or different countries are usually presented separately, and not on a net basis. Deferred taxes are calculated based on the rates established upon their realization and are reviewed annually.

Tax prepayments or current amounts subject to offsetting are stated under current or non-current assets, according to their estimated realization.

21.2 Accounting judgments, estimates and assumptions

(a) Income tax, social contribution, and other taxes payable

The Company is subject to income tax in all countries where it operates and social contribution in Brazil. Accordingly, a significant judgment is required to determine the provision for these taxes.

In certain transactions, the final determination of the tax is uncertain. The Company also recognizes provisions to cover certain situations in which it is probable that additional tax amounts will be due. When the result of these matters is different from the amounts initially estimated and recorded, these differences affect current and deferred tax assets and liabilities and income or comprehensive income for the year in which the definitive amount is determined.

116

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Deferred income tax and social contribution

Deferred income tax and social contribution assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which losses can be used in the future. Additionally, the Company recognizes deferred taxes based on temporary differences determined from the tax base and the carrying amount of certain assets and liabilities, using the rates in force. Management’s significant professional judgment is required to determine the deferred income tax and social contribution tax assets to be recognized based on reasonable timing and future taxable profit level, jointly with future tax planning strategies.

When assessing the recoverability of deferred tax assets, the Company considers legal entities that may have incurred a tax loss in the current period, based on assumptions and projections that reflect its operating plan.

21.3 Reconciliation of income tax and social contribution income (expenses)

	2026	2025 (*) (Unaudited)	2024
Income (loss) before income tax and social contribution	(20,496,247)	(3,146,250)	1,612,088
Income tax and social contribution at nominal rate (34%)	6,968,724	1,069,725	(548,110)

Adjustments to calculate the effective rate:
Government grant	40,259	-	61,079
Non-levy of IRPJ and CSLL on Selic-based adjustments of tax overpayments	393,634	200,509	23,259
Unrecognized deferred taxes, net (1)	(12,716,990)	(2,237,718)	(702,392)
Effect of foreign exchange variations on assets and liabilities abroad	67,428	268,471	(138,668)
Interest on own capital	-	-	453,017
Different rates for companies abroad	(385,474)	(31,277)	6,796
Income (loss) of company abroad	(564,762)	(183,774)	(21,561)
Difference between deemed income and taxable income rates	(10,691)	9,160	5,384
Equity accounting result	(61,753)	(69,641)	(85,826)
Others	(369,232)	(56,156)	(50,933)
Income tax and social contribution income (expenses)	(6,638,857)	(1,030,701)	(997,955)
Effective rate	-32.4%	-32.8%	61.9%

(*) Not covered by the auditor’s report

(1)	Refer to the effect of unrecognized deferred taxes, as detailed in Note 21.7.

21.4 Breakdown – current IRPJ and CSLL

(a) Recoverable income tax and social contribution

	2026	2025 (*) (Unaudited)	2024
IRPJ	1,062,060	851,710	802,481
CSLL	217,166	200,929	181,952
Tax credits of domestic entities	1,279,226	1,052,639	984,433
Tax credits of entities abroad	142,113	3,315	103,827
	1,421,339	1,055,954	1,088,260
Current assets	(787,631)	(549,434)	(400,246)
Non-current assets	633,708	506,520	688,014

(*) Not covered by the auditor’s report

117

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Income tax and social contribution payable (current)

	2026	2025 (*) (Unaudited)	2024
IRPJ	6,013	22,992	50,423
CSLL	3,147	10,017	18,184
Tax debts of domestic entities	9,160	33,009	68,607
Tax debts of entities abroad	68,399	107,561	1,628
	77,559	140,570	70,235

(*) Not covered by the auditor’s report

21.5 Breakdown – deferred IRPJ and CSLL

				2026	2025 (*) (Unaudited)
Assets (liabilities)	Basis	IRPJ 25%	CSLL 9%	Total	Total
Tax losses	25,629,224	6,407,306	-	6,407,306	3,019,948
Social contribution tax loss carryforwards	25,561,556	-	2,300,540	2,300,540	1,026,339
Estimated loss on tax losses and social contribution tax loss carryforwards (1)	-	(6,407,306)	(2,300,540)	(8,707,846)	-
Temporary differences:
Remuneration and employee benefits	483,565	120,891	43,521	164,412	137,695
Lease liability and right of use	1,909,671	477,418	171,870	649,288	934,955
Tax overpayment – Selic	141,665	35,416	12,750	48,166	138,752
Share-based payment	160,679	40,170	14,461	54,631	53,808
Provisions for legal disputes	2,592,315	648,079	233,308	881,387	756,776
Foreign exchange variations	364,500	91,125	32,805	123,930	1,073,732
Biological assets	265,909	66,477	23,932	90,409	-
Unrealized income from derivatives	2,963,879	740,970	266,749	1,007,719	-
Capitalized borrowing costs	-	-	-	-	-
Monetary update of property, plant and equipment of entities abroad	190,724	47,681	17,165	64,846	-
Provisions and other temporary differences	14,776,900	3,694,225	1,329,921	5,024,146	1,139,110
Estimated loss on temporary differences (1)	(23,273,512)	(5,818,378)	(2,094,616)	(7,912,994)	-
Total deferred tax assets		144,074	51,866	195,940	8,281,115

(*) Not covered by the auditor’s report

118

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Continuation

				2026	2025 (*) (Unaudited)
Assets (liabilities)	Basis	IRPJ 25%	CSLL 9%	Total	Total
Amortized tax goodwill	(2,923,579)	(730,895)	(263,122)	(994,017)	(867,461)
Biological assets	-	-	-	-	(472,059)
Refund of ICMS	(186,188)	(46,547)	(16,757)	(63,304)	(83,825)
Fair value of inventories	(258,188)	(64,547)	(23,237)	(87,784)	(12,823)
Capitalized borrowing costs	(1,129,285)	(282,321)	(101,636)	(383,957)	(284,804)
Monetary update of property, plant and equipment of entities abroad	-	-	-	-	(71,483)
Effect on changes in depreciation rates of property, plant and equipment	(3,193,953)	(798,488)	(287,456)	(1,085,944)	(1,089,367)
Unrealized income from derivatives	-	-	-	-	(411,839)
Fair value of financial liabilities	(1,530,179)	(382,545)	(137,716)	(520,261)	(575,882)
Bargain purchase gain	-	-	-	-	(313,945)
Fair value in the formation of the joint venture	-	-	-	-	(152,848)
Contractual relationships with clients	(118,124)	(29,531)	(10,631)	(40,162)	(44,681)
Surplus value of assets, net in business combinations	(306,721)	(76,680)	(27,605)	(104,285)	(543,631)
Property, plant and equipment, inventories and others	(1,388,032)	(347,008)	(124,923)	(471,931)	(483,019)
Estimated loss on temporary differences	3,491,412	872,853	314,227	1,187,080	-
Total deferred tax liabilities		(1,885,709)	(678,856)	(2,564,565)	(5,407,667)
Total deferred taxes		(1,741,635)	(626,990)	(2,368,625)	2,873,448
Deferred taxes – Assets, net				195,940	3,975,910
Deferred taxes – Liabilities, net				(2,564,565)	(1,102,462)
Total deferred taxes				(2,368,625)	2,873,448

(*) Not covered by the auditor’s report

(1)	Refers to the provision for deferred taxes on tax losses, social contribution tax loss carryforwards and temporary differences, assets and liabilities, recognized based on the Company’s assessment of expected future taxable profits. This assessment took into account the substantial doubt regarding the going concern assumption, as described in Note 1.1. The net effect of this reassessment resulted in a reduction of deferred tax assets and an increase in deferred tax liabilities, negatively impacting the results for the year ended March 31, 2026, in the amounts of R$ 12,716,990, as reflected in deferred income tax and social contribution expenses. This provision may be partially and/or fully reversed once the aforementioned uncertainty is no longer present.

119

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

21.6 Changes in deferred tax assets, net

	2026	2025 (*) (Unaudited)	2024
Balance at the beginning of the year	2,873,448	2,201,998	2,473,097
Business combination	(37,316)	(31,121)	(83,818)
Corporate restructuring (1)	(26,386)	-	-
(Debit) credit in income or loss for the year	(5,305,197)	834,082	167,597
Deferred taxes on other comprehensive income	(293,524)	19,600	(308,035)
Transfers (2)	313,919	-	-
Use of tax losses and negative social contribution base to settle tax debts	(24,030)	(15,212)	(44,576)
Derecognition due to loss of shareholding control	-	35,225	-
Effects of foreign currency translation and others	130,461	(171,124)	(2,267)
Balance at the end of the year	(2,368,625)	2,873,448	2,201,998

(*) Not covered by the auditor’s report

21.7 Unrecognized deferred tax

As of March 31, 2026, the balance of unrecognized deferred taxes relates to tax losses, social contribution tax loss carryforwards and temporary differences, assets and liabilities, in the total amount of R$ 17,480,967. As of March 31, 2025, these amounts were R$ 4,763,977, respectively:

		2026		2025 (*) (Unaudited)
	Basis of tax losses and temporary differences	Unrecognized deferred tax	Basis of tax losses and temporary differences	Unrecognized deferred tax
Raízen S.A. (Individual)	(9,569,945)	3,253,781	-	-
Raízen Energia S.A.	(24,712,494)	8,402,248	(8,219,981)	2,794,794
Raízen Centro-Sul Paulista S.A.	(7,442,979)	2,530,613	(2,829,444)	962,011
Raízen Centro-Sul S.A.	(4,123,615)	1,402,029	(2,094,121)	712,001
Blueway Trading Importação e Exportação S.A.	(809,239)	275,141	-	-
Raízen Caarapó Ltda.	(614,619)	208,970	-	-
Petróleo Sabbá S.A.	(744,507)	253,132	-	-
Raízen GD Ltda.	(707,298)	240,481	-	-
RZ Agrícola Caarapó Ltda.	(670,880)	228,099	-	-
Raizen Biomassa S.A.	(531,677)	180,770	(451,277)	153,434
Bioenergia Barra Ltda.	(308,262)	104,809	-	-
Raízen-Geo Biogás Costa Pinto Ltda.	(415,844)	141,387	(99,176)	33,720
Raízen-Geo Biogás S.A.	(292,710)	99,521	(127,273)	43,273
Payly Instituição de Pagamento S.A.	(141,982)	48,274	(124,832)	42,443
Raízen Mime Combustíveis S.A.	(128,606)	43,726	-	-
Raízen Power Comercializadora de Energia Ltda.	(117,671)	40,008	-	-
Dunamis SPE S.A.	-	-	(39,404)	13,397
Raízen Serviços e Participações S.A.	(34,800)	11,832	(13,852)	4,710
Bioenergia Caarapó Ltda.	(21,291)	7,239	-	-
Centroeste Distribuição de Derivados de Petróleo S.A.	(20,047)	6,816	-	-
Sabor Raiz Alimentação S.A.	-	-	(12,334)	4,194
Bioenergia Tarumã Ltda.	(3,232)	1,099	-	-
Benálcool Açúcar e Álcool Ltda.	(2,918)	992	-	-
	(51,414,616)	17,480,967	(14,011,694)	4,763,977

(*) Not covered by the auditor’s report

120

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

21.8 Uncertain tax positions

The Company is engaged in administrative and judicial discussions with tax authorities in Brazil regarding certain interpretations and positions adopted in the calculation of IRPJ and CSLL. The final resolution of these matters is uncertain and may be influenced by factors beyond the Company’s control, such as changes in case law and modifications to tax legislation.

In accordance with IFRIC 23 – Uncertainty over Income Tax Treatments, the Company assesses, for each uncertain tax position, whether it is probable that the tax authority will accept the treatment adopted or planned for the calculation of taxes.

The effects of uncertainty are recognized only when the Company concludes that acceptance of the tax treatment by the competent authority is not probable; this recognition is based on the best method for predicting the resolution of the matter — either the most likely amount or the expected value.

The tax positions adopted by the Company are supported by opinions from specialized legal advisors. The Company is subject to review by tax authorities regarding income tax for a statute of limitations period of up to ten years, depending on the jurisdiction in which it operates.

As of March 31, 2026, the total amount under discussion with tax authorities regarding these matters, where it is probable that the tax authority will accept the uncertain tax treatment, was R$ 1,566,034 for the Parent Company (R$ 1,700,267 as of March 31, 2025) and R$ 3,579,538 on a consolidated basis (R$ 3,978,824 as of March 31, 2025).

Regarding tax disputes, the Company is subject to tax assessment notices issued by the Brazilian Federal Revenue Service and lawsuits concerning: (a) the disallowance of the amortization of goodwill expenses based on future profitability arising from corporate transactions; and (b) the collection of IRPJ and CSLL resulting from inconsistencies between filed tax returns.

22. Advances from clients

22.1 Accounting policy

The Company has advance payments for future sales of its main products, recorded in liabilities.

22.2 Breakdown

As of March 31, 2026 and 2025, the Company has advance payments by customers for future sales of its main products to domestic and abroad customers:

	2026	2025 (*) (Unaudited)
Domestic (local currency)	129,163	814,391
Abroad (foreign currency) (Note 4.5)	488,827	6,847,041
	617,990	7,661,432
Current	(617,990)	(3,684,267)
Non-current	-	3,977,165

(*) Not covered by the auditor’s report

Charges related to advances from clients are recognized in Financial results (Note 32).

121

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

23. Other liabilities

23.1 Accounting policy

Other liabilities substantially refer to obligations payable for goods or services and other monetary liabilities that were acquired and/or contracted in the normal course of the Company’s activities, recognized at fair value and subsequently measured at amortized cost using the effective interest rate method and adjusted for monetary and exchange variations incurred, when applicable. Non-monetary liabilities are measured based on the historical cost and, for foreign currency, shall be translated using the exchange rate at the date of the transaction that resulted in their recognition.

23.2 Breakdown

	2026	2025 (*) (Unaudited)
Anticipated future ethanol revenues (a)	3,786,512	-
Margin coverage liability (b)	9,002	1,338,364
Financial liabilities with clients (c)	953,516	1,211,770
Bonuses payable to clients (d)	552,122	550,941
Accounts and expenses payable (e)	1,462,282	1,209,792
Accounts payable for the right to use the brand	58,399	59,269
Financial liabilities – FIAGRO (f)	-	313,115
Incentives payable to employees	201,820	252,684
Provision for retirement of CBIOs (g)	57,605	122,873
Deferred revenue	249,004	325,972
Others	419,955	316,565
	7,750,217	5,701,345
Domestic (local currency)	4,220,971	4,776,047
Abroad (foreign currency) (Note 4.5)	3,529,246	925,298
	7,750,217	5,701,345
Current	(6,213,646)	(3,453,533)
Non-current	1,536,571	2,247,812

(*) Not covered by the auditor’s report

(a) Anticipated future ethanol revenues

On February 28, 2024, indirect subsidiary Raízen Trading S.A., through two special purpose entities (SPEs), entered into a transaction to anticipate future revenues linked to short and long-term supply contracts for first and second-generation ethanol, in the amount of US$ 617,000 thousand, through a private issuance of senior notes through the aforementioned SPEs.

122

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Amortization will occur over the contractual term, using the economic proceeds from the delivery of the agreed ethanol volumes, to be performed by Raízen through 2034, as detailed below:

Years	Volume (m³)
2026	62,853
2027	125,027
2028	170,098
2029	271,058
2030	356,799
From 2030 onwards	1,446,513
Total	2,432,348

Since the beginning of the transaction, 259,783 m³ of ethanol have been delivered.

The financial costs associated with the anticipation of future revenues are recognized in the statement of income as financial expenses, “Charges on other financial liabilities” (Note 32). In the year ended March 31, 2026, these costs correspond to the amount of R$ 236,585, calculated at the annual rate of 7.23%.

The commitment contains early maturity clauses requiring the maintenance of a minimum credit rating by at least two rating agencies, in addition to the Company’s and its relevant subsidiaries’ compliance with their obligations.

As a consequence of the breach of this clause (with non-automatic maturity), as of March 31, 2026 the Company reclassified the amount of US$ 617,000 thousand to current liabilities. Considering that, up to this date, no waiver has been obtained, and in the event of early settlement of the structure, the Company recognized a premium amount of US$104,647 thousand, calculated based on the reference rate plus a contractual spread.

As a result of contractual amendments made on July 1, 2025, during the year ended March 31, 2026 the Company reclassified the amount previously recorded as “Advances from clients” to “Other liabilities,” now considering it as a monetary item subject to management of cash flow risk denominated in US dollars.

The Company’s relationship with the main local and international rating agencies is presented in Note 4.13.

(b) Margin coverage liability

This refers to funds provided by certain brokers to cover margin in derivative transactions.

(c) Financial liabilities with clients

This refers primarily to advances on electricity sales contracts made with national traders, to be executed within up to seven years. The outstanding contracts as of March 31, 2026 are adjusted by an average annual rate of 8.61%. The costs arising from these advances are recognized as financial expenses throughout the contractual term. During the year ended March 31, 2026, the interest related to this financial liability totaled R$ 125,077.

123

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(d) Bonuses payable to clients

This refers to bonuses granted to Raízen clients, which are conditioned on compliance with terms and performance, particularly the use of the quantities provided for in fuels supply to resellers contracts.

(e) Accounts and expenses payable

This refers mainly to obligations with third parties for the acquisition of services such as general consulting, secondary freight, and commercial and administrative expenses to be paid within an average of 90 days.

(f) Financial liabilities – FIAGRO

This refers to obligations payable arising from the Company’s participation as a subordinated unitholder in FIAGRO, as described in Note 6.1.

(g) Provision for retirement of CBIOs

The mandatory target for the retirement of CBIOs established by ANP for the period from January to December 2026 is 8,342 thousand. As of March 31, 2026, the amount provisioned corresponds to 1,974 CBIOs.

24. Provision for legal disputes and judicial deposits

24.1 Accounting policy

The Company recognizes provisions for losses on legal and administrative proceedings in cases where the technical assessments of its legal advisors and management’s judgments consider future cash disbursements to be probable and the other conditions for recognizing a provision are met.

Contingent liabilities with probable likelihood of loss that cannot have their value measured and those with possible likelihood of loss are disclosed in notes to the financial statements, considering the best information available up to the disclosure date. Contingent liabilities assessed as remote losses are neither provided for nor disclosed.

Contingent assets are not recognized but are disclosed in notes to the financial statements when the inflow of economic benefits is considered probable, and the amounts are material. If the inflow of economic benefits is practically certain, which, in general, considers the final and unappealable court decision, and whose value can be reliably measured, the related asset ceases to be a contingent asset and its recognition is adequate.

124

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

24.2 Accounting judgments, estimates and assumptions

The Company and its subsidiaries recognize a provision for tax, civil, labor and environmental disputes. Determination of the likelihood of loss includes determination of available evidence, hierarchy of laws, available case laws, more recent court decisions and relevance thereof in legal system, as well as evaluation of internal and external attorneys. Such provisions are reviewed and adjusted to take into account changes in circumstances, such the as applicable statute of limitations, tax audit conclusions or additional exposures identified based on new matters or court decisions.

24.3 Breakdown of legal disputes assessed as probable loss

When Raízen was set up in 2011, it was agreed that shareholders Shell and Cosan would reimburse Raízen and its subsidiaries for legal disputes that were ongoing or originated before its formation. As of March 31, 2026 and 2025, the balances of reimbursable and non-reimbursable lawsuits are as follows:

	2026	2025(*) (Unaudited)
Tax	490,211	420,730
Civil	385,972	362,753
Labor	731,305	666,087
Environmental	81,144	83,861
	1,688,632	1,533,431
Non-reimbursable legal disputes	1,218,872	988,014
Reimbursable legal disputes	469,760	545,417
	1,688,632	1,533,431

(*) Not covered by the auditor’s report

When Raízen was set up in 2011, it was also agreed that the Company and its subsidiaries would reimburse shareholders Shell and Cosan regarding the judicial deposits made on the date before its formation. As of March 31, 2026 and 2025, the balances of refundable and non-refundable judicial deposits are as follows:

	2026	2025(*) (Unaudited)
Tax	812,709	751,926
Civil	49,209	39,917
Labor	115,842	107,259
	977,760	899,102
Own judicial deposits	648,442	551,194
Refundable judicial deposits	329,318	347,908
	977,760	899,102

(*) Not covered by the auditor’s report

125

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

24.4 Changes

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2025	420,730	362,753	666,087	83,861	1,533,431
Non-reimbursable	97,365	238,980	608,812	42,857	988,014
Reimbursable	323,365	123,773	57,275	41,004	545,417
Provisioned for the year (1)	229,086	68,961	297,155	18,890	614,092
Write-offs and reversals (1)	(253,902)	(82,594)	(187,882)	(20,449)	(544,827)
Payments	(17,032)	(28,491)	(197,486)	(5,542)	(248,551)
Monetary and foreign exchange updates	112,149	70,585	160,773	6,317	349,824
Effect of termination of corporate partnership	-	-	667	-	667
Effects of foreign currency translation and others	(820)	(5,242)	(8,009)	(1,933)	(16,004)
As of March 31, 2026	490,211	385,972	731,305	81,144	1,688,632
Non-reimbursable	223,460	253,902	693,463	48,047	1,218,872
Reimbursable (2)	266,751	132,070	37,842	33,097	469,760

(1)	Provisions and reversals of non-reimbursable legal disputes are recognized in the operating result for the period, except for reversals of monetary update, recognized in “Financial result”.

(2)	The movements in reimbursable legal disputes do not have and will never have an effect on the result, due to the Company’s right to reimbursement by shareholders Shell and Cosan.

24.5 Tax legal disputes representing probable losses

	2026	2025 (*) (Unaudited)
ICMS	164,976	107,754
Tax on Industrialized Products (“IPI”)	101,382	178,975
PIS and COFINS	10,668	24,293
Others	155,442	64,823
	490,211	420,730
Non-reimbursable legal disputes	223,460	97,365
Reimbursable legal disputes	266,751	323,365
	490,211	420,730

(*) Not covered by the auditor’s report

24.6 Civil, labor and environmental legal disputes representing probable losses

Raízen is a party to civil lawsuits related to compensation for property and pain and suffering damages, contractual disputes, real estate and credit recovery discussions, among others.

Raízen is also a party to labor claims filed by former employees and employees of service providers who question, among others, the payment of overtime, night shift, employees’ safety and health risk premiums, job reinstatement, and refund of deductions made in payroll of payment such as confederative association dues and union dues.

The main environmental demands are related to environmental remediation work to be conducted at fuel stations, distribution bases and airports.

126

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

24.7 Legal disputes considered as possible losses

No provision for legal disputes considered as possible losses has been recognized in the financial statements.

24.7.1 Tax legal disputes representing possible losses

	2026	2025(*) (Unaudited)
ICMS (a) (1)	6,228,584	8,544,620
PIS and COFINS (b)	12,330,329	11,905,023
INSS (c)	237,493	244,990
ISS (d)	449,599	352,838
Offsets with IPI credit – Normative Instruction No. 67/1998 (e)	152,404	148,158
Provisional Measure 470/2009 – debt in installment payment (f)	284,520	265,253
IPI (g)	219,996	232,527
Others (2)	1,530,215	2,192,094
	21,433,140	23,885,503
Non-reimbursable legal disputes	16,446,869	18,796,064
Reimbursable legal disputes	4,986,271	5,089,439
	21,433,140	23,885,503

(*) Not covered by the auditor’s report

(1)	Refers to tax assessment notices and tax enforcement actions under administrative and/or judicial dispute, involving mainly alleged undue crediting of ICMS, non-reversal of credits, and alleged non-payment of the tax, including in export operations.

(2)	Refers to various tax claims under administrative and/or judicial dispute, involving municipal and federal taxes, rates, and fines.

(a) ICMS

This refers substantially to: (i) the portion related to the fine of the tax assessment notice served due to the alleged nonpayment of ICMS and noncompliance with accessory obligation, in an operation involving sharecropping agreement and toll manufacturing, from May 2005 to March 2006 and May 2006 to March 2007; (ii) ICMS levied on shipping of crystallized sugar for export, which, according to the tax agent, is classified as semi-finished goods and, under ICMS regulation, is subject to taxation; (iii) ICMS levied on alleged divergences in the sugar and ethanol inventories, arising from the comparison between the magnetic tax files and the Inventory Register Book; (iv) notices of violation regarding the collection of the ICMS tax rate differential arising from sales of ethanol to companies located in other states of the Federation whose state registrations were subsequently revoked; (v) the ICMS requirement resulting from disallowance of diesel oil credits used in the agro-industrial production process, with a defense filed for being essential to the Company’s activities, based on article 155, paragraph 2, item I of the Federal Constitution and Supplementary Law No. 87/96; (vi) ICMS and ICMS-ST credits not reversed; (vii) failure to obtain a full refund of ICMS tax substitution credits (“ICMS-ST”); and (viii) non-compliance with accessory obligations.

(b) PIS, COFINS and IOF

The main legal disputes refer substantially to decisions issued by the Brazilian Federal Revenue Service (“RFB”) in November 2013 regarding the disallowance of non-cumulative PIS and COFINS credits arising from goods and services acquired in the domestic market and offset against withholding income tax (“IRRF”), IRPJ, and CSLL. Given that the disallowed credits are linked to goods and services used in the Company’s production chain, the disallowance is entirely improper and unlawful under applicable legislation (Law No. 10.637/02 and Law No. 10.833/03).

127

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(c) INSS

Possible legal disputes related to INSS involve mainly: (i) requirement of the contribution for purposes of the National Rural Learning Service (SENAR) on direct and indirect export operations, where the RFB understands that there is no right to constitutional immunity; and (ii) requirement of the social security tax on resale of goods in the domestic market and to third parties that are not included in the social security tax base calculation, which only applies to gross revenue resulting from the production effectively occurring in the facilities and not from purchased goods.

(d) ISS

This refers to failure to withhold or pay for services contracted in certain periods.

(e) Offsets with IPI credit – IN No. 67/1998

RFB Regulatory Instruction No. 67/98 brought with it the possibility of a refund of IPI collected in the period from January 14, 1992 to November 16, 1997, on amorphous refined sugar. Accordingly, the subsidiary RESA, for the years in which the payment was made, pleaded to offset amounts against other taxes due. However, the RFB dismissed requests for refund as well as an offset. Thus, RESA administratively appealed against the dismissal.

After notification of payment of debts object of an offset in view of the changes introduced by IN SRF No. 210/2002, RESA filed a writ of mandamus with an injunction request to suspend the enforceability of offset taxes, with the aim of impeding the Public Administration from executing these debts. The injunction was granted by the competent court.

(f) MP 470/2009 – installment payment of debts

The RFB partially rejected requests for payment of federal tax debts in installments made by the subsidiary RESA, with the argument that offered tax loss is not sufficient to settle respective debts. Subsidiary RESA and its legal advisors consider that the losses indicated existed and were available for such use.

(g) IPI

This refers to the tax requirement on sales of sugar subject to a 0% rate due to their degree of polarization exceeding 99.5º or not subject to IPI, pursuant to Regulatory Instruction 67/1998. This ruling was used in the respective proceedings brought by the RFB, whose likelihood of loss is classified as possible, according to the assessment of the Company’s legal advisors.

24.7.2 Civil, labor and environmental legal disputes representing possible losses

	2026	2025 (*) (Unaudited)
Civil	1,760,455	2,013,515
Labor	448,701	383,266
Environmental	353,876	236,555
	2,563,032	2,633,336
Non-reimbursable legal disputes	1,371,770	1,313,307
Reimbursable legal disputes	1,191,262	1,320,029
	2,563,032	2,633,336

(*) Not covered by the auditor’s report

128

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

25. Commitments

The Company has fuel purchase agreements with third parties in order to guarantee part of its future trading. It also has contracts for rail transportation with the purpose of transporting fuel from the supply bases to the reseller stations, whose amount to be paid is determined according to the price agreed in the contract.

Raízen has stockpiling service contracts for fuels with third parties, in accordance with the logistics and storage objectives in certain regions.

Through RESA and its subsidiaries, Raízen has commitments to purchase sugarcane, fuel, sugar storage, transportation and handling services.

The commitments to purchase sugarcane with third parties are intended to guarantee part of their production in subsequent harvests. The amount of sugarcane to be acquired is calculated based on the estimated amount to be milled per area based on their expected productivity where the sugarcane plantations are located. The amount to be paid by RESA and its subsidiaries is determined at the end of each crop year, according to the price published by the CONSECANA (Council of Sugarcane, Sugar and Ethanol Producers in the São Paulo State – Brazil).

Raízen entered into agreements with Grupo Rumo, controlled by shareholder Cosan, for the transportation and handling of sugar for exports.

As of March 31, 2026, the volumes related to purchase commitments and service agreements by harvest are as follows:

Years	Sugarcane (in tons)	Fuel (in cubic meters)	Transportation (in cubic meters)	Storage (in cubic meters)	Sugar transportation and handling (in tons)
2027	44,356,117	4,808,026	3,782,381	8,190,842	7,348,152
2028	31,120,995	177,952	1,659,309	5,621,386	-
2029	21,790,183	-	1,661,309	3,112,489	-
2030	13,613,964	-	607,000	1,451,554	-
From 2030 onwards	18,094,552	-	500,000	6,141,998	-
Total contracted volume	128,975,811	4,985,978	8,209,999	24,518,269	7,348,152
Total estimated payments (nominal value)	18,637,400	17,178,735	416,220	1,837,942	409,262

129

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

26. Equity

26.1 Capital and capital reserves

(a) Accounting policy

Capital is represented by common and preferred shares. Incremental expenses directly attributable to the issue of shares, when incurred, are presented as a deduction from equity, as additional capital contribution, net of tax effects.

Common shares have full voting rights and preferred shares have restricted voting rights related to certain matters set forth in the Company’s Bylaws. Only common shares have convertibility rights; each common share can be converted by decision of its holder into a preferred share at the ratio of 1:1, subject to the limits set forth in the Brazilian Corporate Law.

(b) Breakdown

As of March 31, 2026 and 2025, the Company’s fully subscribed and paid-up capital amounts to R$ 6,859,670 and is represented as follows:

						2026
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Cosan	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Treasury shares	-	-	9,393,603	0,69%	9,393,603	0.09%
Free float and others	-	-	1,227,921,647	90.37%	1,227,921,647	11.87%
Total shares (book-entry shares and no-par-value shares)	8,993,572,584	100.00%	1,358,936,900	100.00%	10,352,509,484	100.00%

						2025 (*) (Unaudited)
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Cosan	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Treasury shares	-	-	18,263,674	1.34%	18,263,674	0.18%
Free float and others	-	-	1,219,051,576	89.72%	1,219,051,576	11.78%
Total shares (book-entry shares and no-par-value shares)	8,993,572,584	100.00%	1,358,936,900	100.00%	10,352,509,484	100.00%

(*) Not covered by the auditor’s report

130

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(c) Capital increases by non-controlling shareholders

During the year ended March 31, 2026, indirect subsidiary RGD Bioenergia S.A. received capital contribution in local currency from its non-controlling shareholders in the amount of R$ 9,362, through the offset of related-party balances, in accordance with their equity interests.

During the year ended March 31, 2025, indirect subsidiaries CGB Alagoas Energia S.A., RGD Bioenergia S.A. and CGS Alagoas Energia Ltda. received capital contributions in local currency from their non-controlling shareholders in the amounts of R$ 1,379, R$ 576, and R$ 450, respectively, in accordance with their equity interest.

(d) Capital reserves

During the fiscal year ended March 31, 2026, a put option for 4,965,760 shares was granted to the non-controlling shareholder of the indirect subsidiary Raízen Biomassa; these shares are to be acquired by the subsidiary RESA, with full payment due within 12 months of any notice of exercise. In accordance with IAS 32, a liability of R$ 64,000 was recognized under “Other liabilities” with a corresponding entry against equity attributable to controlling shareholders. As of the date of these financial statements, the option had not been exercised.

26.2 Dividends and interest on own capital and remuneration to shareholders

(a) Accounting policy

Remuneration to shareholders is made in the form of dividends and/or interest on own capital.

Both common and preferred shares are entitled to receive mandatory dividends on the same basis, corresponding to 1% of the Company’s adjusted net income, in accordance with its Bylaws and the Brazilian Corporate Law. Common shares are entitled to reimbursement based on share price.

Interest on own capital is allocated to mandatory minimum dividends for the year, as provided for in the Company’s Bylaws, recorded in the statement of income, as required by tax laws, and reversed against retained earnings (current year) and/or income reserves (prior years) in equity, similarly to dividends, resulting in a tax credit recognized in profit or loss for the year.

IRRF of 15% is levied on interest on own capital, except for immune and exempt shareholders, as established in the applicable legislation.

Remuneration to shareholders is classified as cash flow from financing activities, when effectively paid.

131

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(b) Dividends and interest on own capital and remuneration to shareholders

In accordance with the Company’s Bylaws and Brazilian Corporation Law, the amounts of the dividends for the years ended March 31, 2026, 2025 and 2024 were determined as follows:

Mandatory minimum dividend (1)	2026	2025 (*) (Unaudited)	2024
Loss for the year	(27,048,083)	(4,256,528)	520,715
(-) Absorption of loss with reserves	7,197,972	4,256,528	-
(-) Effect of tax incentives of the parent company	-	-	(655)
Common dividend distribution calculation basis	-	-	520,060
Common and preferred shares
Mandatory minimum dividend - 1% (1)	-	-	(5,201)
(-) Interest on own capital	-	-	(1,332,404)
(-) Dividends paid in advance	-	-	(537,434)

Dividends and interest on own capital	2026	2025 (*) (Unaudited)	2024
Net income for the year basis for allocation	-	-	520,715
(-) Income reserves	-	-	(416,572)
(-) Tax incentive reserve	-	-	(655)
Additional dividends proposed	-	-	103,488

(*) Not covered by the auditor’s report

(1)	For the years ended March 31, 2026 and 2025, there were no mandatory minimum dividends due to the loss reported by the Company.

During the fiscal year ended March 31, 2026, the Company, through its indirect subsidiary Raízen Power, completed the acquisition of 100% of the shares of Tâmara, a company over which it already exercised indirect control through its subsidiary Dunamis, in the total amount of R$ 4,604.

132

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(c) Changes in dividends and interest on own capital

	2026			2025(*) (Unaudited)
	Dividends	Interest on own capital	Total	Dividends	Interest on own capital	Total
Balance at the beginning of the year	16,324	19	16,343	129,885	19	129,904
Prior-year dividends	15,492	-	15,492	42,535	-	42,535
Dividends for the year	5,062	-	5,062	21,070	-	21,070
Payments	(17,093)	-	(17,093)	(173,973)	-	(173,973)
Others	(225)	-	(225)	(3,193)	-	(3,193)
Balance at the end of the year	19,560	19	19,579	16,324	19	16,343

(*) Not covered by the auditor’s report

There were no dividends and/or interest on own capital distributed and/or paid during the year ended March 31, 2026.

26.3 Equity adjustments

(a) Income (loss) on financial instruments designated as hedge accounting

This refers to changes in the fair value of financial instruments arising from cash flow hedge of revenues from exports of its products and from imports of fuel.

(b) Income (loss) from net investment hedge abroad

This refers to the effective portion of the foreign exchange differences of the hedge of the Company’s net investments in a foreign entity.

(c) Actuarial gain (loss)

These arise from gains and losses from experience adjustments and changes in actuarial assumptions about the retirement supplementation plan, pension plan and health care plan of subsidiaries Raízen Argentina and Neolubes (Note 33). This component is recognized in other comprehensive income and will never be reclassified to the statement of income in subsequent years.

(d) Effect of foreign currency translation

This refers to cumulative translation adjustments related to foreign exchange differences resulting from the translation of the financial statements of investees with functional currency different from the parent company’s currency.

133

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(e) Changes in equity adjustments

	2025 (*) (Unaudited)	Comprehensive income	2026
Actuarial gain on defined benefit plan, net	21	10,331	10,352
Income (loss) on financial instruments designated as hedge accounting	2,393,256	573,614	2,966,870
Income (loss) on hedge of net investment in a foreign entity	(45,741)		(45,741)
Effect of foreign currency translation	1,053,755	157,344	1,211,099
	3,401,291	741,289	4,142,580

Attributable to controlling shareholders	3,401,253	741,289	4,142,542
Attributable to non-controlling shareholders	38		38

	2024	Comprehensive income	2025 (*) (Unaudited)
Actuarial gain on defined benefit plan, net	(7,562)	7,583	21
(loss) on financial instruments designated as hedge accounting	2,438,628	(45,372)	2,393,256
Income (loss) on hedge of net investment in a foreign entity	(45,741)		(45,741)
Effect of foreign currency translation	579,821	473,934	1,053,755
	2,965,146	436,145	3,401,291

Attributable to controlling shareholders	3,006,397	394,856	3,401,253
Attributable to non-controlling shareholders	(41,251)	41,289	38

	2023 (*)	Comprehensive income	2024
Actuarial gain on defined benefit plan, net	(8,978)	1,416	(7,562)
(loss) on financial instruments designated as hedge accounting	1,843,577	595,051	2,438,628
Income (loss) on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	(2,900)	2,900	-
Effect of foreign currency translation	719,648	(139,827)	579,821
	2,505,606	459,540	2,965,146

Attributable to controlling shareholders	2,537,367	469,030	3,006,397
Attributable to non-controlling shareholders	(31,761)	(9,490)	(41,251)

(*) Not covered by the auditor’s report

134

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

26.4 Income reserves

(a) Tax incentive reserve

			Amount
State	Tax benefit	2026	2025 (*) (Unaudited)
Federal Government	Sale of diesel (1)	-	80,455
Goiás	Goiás State Industrial Development Program (2)	-	212,564
Mato Grosso do Sul	Term of agreement No. 331/2008 (3)	-	114,666
States of the Brazilian Federation	ICMS credit granted – CA No. 123/2022 (4)	-	194,569
		-	602,254
	Effects of parent company	-	123,192
	Effects of subsidiaries	-	479,062
	Use for absorption of loss (5)		(602,254)

(*) Not covered by the auditor’s report

(1)	Refers to the grant for sale of diesel oil to be received from ANP by equalizing part of the costs to which producers and importers of diesel oil are subject, under the terms of certain decrees and provisional measures, which were converted into Law 13,723, of October 4, 2018.
(2)	Refers to the Goiás state incentive program “Produzir”, which finances part of the ICMS payment.

(3)	Refers to the tax benefit on sugar industrial processing operations in that state, equivalent to 67% of the ICMS debt balance and the deemed credit of ethanol.

(4)	Refers to the benefit granted by States under ICMS Agreement No. 116/2022 and CA No. 123/2022 attributing granted credit (or deemed credit), used in taxpayers’ bookkeeping to offset ICMS debts in their ordinary calculation, resulting from hydrated ethanol production and commercialization operations.

(5)	As of March 31, 2025, the tax incentive reserve was fully used to absorb the loss for the year.

(b) Legal reserve

As of March 31, 2026, as established in Brazilian Corporation Law, the Company did not allocate 5% of net income to the legal reserve, since incurred a loss for the year. As of March 31, 2025, the legal reserve was fully used to absorb accumulated losses reported by the Company.

(c) Profit retention reserve

This refers to the remaining balance of the Company’s net income for the year, after allocations for set up of the legal reserve and provision for mandatory minimum dividends, which was allocated to the profit retention reserve until its final allocation is approved at the Annual General Meeting. The Company’s Bylaws provide that up to 80% of the profit for the year can be allocated to this reserve, for operations and new investments and projects, not exceeding 80% of the capital.

As of March 31, 2025, the profit retention reserve was fully used by the Company to absorb the loss for the year.

135

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

26.5 Treasury shares

(a) Accounting policy

Treasury shares represent shares that are bought back by Raízen, recognized at acquisition cost and less equity, and are available for specific and limited purposes. No gain or loss is recognized in the statement of income on the purchase, sale, issue or cancellation of the Company’s own equity instruments. Any difference between the carrying amount and the consideration is recognized under capital reserves, in equity.

(b) Changes

The changes in treasury shares during the years ended March 31, 2026 and 2025 were as follows:

	2026			2025 (*) (Unaudited)
	Number	Average cost per share	Insured amount	Number	Average cost per share	Insured amount
Balance at the beginning of the year	18,263,674	5.63	102,806	26,394,646	5.63	148,575
Exercise of share-based payment (Note 28)	(8,870,071)	5.63	(49,930)	(8,130,972)	5.63	(45,769)
Balance at the end of the year	9,393,603	5.63	52,876	18,263,674	5.63	102,806

(*) Not covered by the auditor’s report

As of March 31, 2026 and 2025, the unit market value of the Company’s shares is R$ 0.51 and R$ 1.85, respectively.

There are no buyback programs for the Company’s shares in place as of March 31, 2026.

26.6 Non-controlling interests

For the fiscal year ended March 31, 2026, negative effects in the amount of R$ 30,839 were recognized in the equity attributable to non-controlling interests, arising from the disposal and acquisition of equity interests, as detailed below:

During the fiscal year ended March 31, 2026, the non-controlling shareholder holding a 49% interest in Raízen Gera Desenvolvedora S.A. ceased to be part of the Company’s shareholder structure as a result of the business portfolio recycling process (Note 1.2.a.). As a result of this transaction, a negative effect of R$ 35,873 was recognized in the non-controlling interests line item.

On February 1, 2026, as a result of the process to terminate the Grupo Nós partnership, an amount of R$ 5,044 was recognized regarding the non-controlling interests in the investments included in the net assets of the transaction.

136

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

27. Earnings (loss) per share

27.1 Accounting policy

Basic earnings (loss) per share are calculated by dividing the profit (loss) for the year attributable to the Company’s shareholders by the weighted average number of shares (common and preferred) outstanding during the year.

Diluted earnings (loss) per share are calculated by adjusting the profit (loss) and the weighted average number of shares, taking into account the conversion of all potential shares with a dilutive effect (equity instruments, contracts capable of resulting in the issuance of shares and/or restricted shares within share-based payment plans).

27.2 Calculation of loss per share

(a) Basic

	2026	2025 (*) (Unaudited)	2024
Numerator
Net (loss) income for the year	(27,048,083)	(4,256,528)	520,715
Denominator
Weighted average number of common shares outstanding (in thousands)	10,340,380	10,332,018	10,324,015
Basic (loss) earnings per share (R$ per share ON and PN)	(2.61577)	(0.41197)	0.05044

(*) Not covered by the auditor’s report

(b) Diluted

	2026 (1)	2025 (*) (1) (Unaudited)	2024
Numerator
Net (loss) income for the year	(27,048,083)	(4,256,528)	520,715
Denominator
Weighted average number of common shares outstanding (in thousands)	10,340,380	10,332,018	10,340,247
Diluted (loss) earnings per share (R$ per share ON and PN)	(2.61577)	(0.41197)	0.05036

(*) Not covered by the auditor’s report

(1)	Due to the loss reported in the years ended March 31, 2026 and 2025, the potentially convertible instruments were not considered in the weighted average number of outstanding shares to determine the diluted loss per share since they had an antidilutive effect in the years.

137

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

28. Share-based payment

28.1 Accounting policy

The equity settled share-based payment plan is measured based on the fair value on the date the shares are granted and recognized as personnel expenses, with a corresponding increase in equity, over the period in which the employees unconditionally become entitled to the benefits.

The amount recognized as an expense is adjusted to reflect the number of shares for which the service conditions and non-market vesting conditions are expected to be met, so that the amount ultimately recognized as an expense is based on the number of shares that do meet the related service conditions and non-market vesting conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no modification for differences between expected and actual benefits.

When the terms of an equity-settled transaction are modified (for example, by plan modifications), the recognized minimum expense is the fair value at the date of grant, provided that the original vesting conditions are met. An additional expense, measured at the modification date, is recognized for any modification that increases the fair value of share-based payments or that otherwise benefits employees. When a grant is canceled by the entity or counterparty, any remaining element of the grant’s fair value is immediately recognized as an expense in the statement of income.

The fair value of the amount payable to employees in relation to the share appreciation rights, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities during the period in which employees unconditionally acquire the right to payment. The liability is remeasured at each reporting date and at the settlement date, based on the fair value of the share appreciation rights. Any changes in the fair value of the corresponding liabilities are recognized in the statement of income as personnel expenses.

28.2 Accounting judgments, estimates and assumptions

Management exercises judgment in determining the assumptions used in measuring and recognizing the fair value of share-based payment on the date of grant and in determining the impacts of any changes on the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries.

28.3 Agreed plans

The Company offers restricted share plans linked to: (i) non-interruption of the relationship between the executive and the Company (vesting period); and (ii) achievement of performance conditions.

138

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

As of March 31, 2026 and 2025, Raízen has the following share-based payment programs and their vesting conditions in effect:

(a) Performance share unit (“PSU”)

The fair value of the program that is linked to the performance conditions was measured based on the Monte Carlo method (“MMC”) considering market conditions. The vesting rights are shown below:

• Initial Public Offering (“IPO”) incentive: The effectiveness of this program, as well as the beginning of the vesting period, was conditioned the satisfactory conclusion of the IPO of the Company’s shares. The acquisition of the right to receive shares is subject to performance conditions in five annual installments, each installment corresponding to a vesting period.

• Long-term variable (“VLP”): The delivery of shares will occur in a three-year period, cumulatively subject to the application of performance and permanence conditions during the vesting period. During the year ended March 31, 2026, the 2020/2021 VLP program was fully settled.

(b) Restricted share unit (“RSU”)

The fair value of grants during the vesting period was determined based on the market value of the Company’s shares on B3. Vesting rights are shown below:

• VLP and Hiring Program: Grants are subject to the maintenance of the employment relationship during the vesting period. During the year ended March 31, 2026, the VLP 2018/2019 Program, VLP 2020/2021 Program and part of the 2022/2023 Hiring Program were fully settled.

• Recognition 2023/2024

139

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

The table below presents the information on the agreed plans represented by the number of shares and their corresponding fair value on the grant date:

			In number of shares
Program	Lot	Estimated term (in years)	2025 (*) (Unaudited)	Additions	Exercised	Write-off and cancellation	2026	Fair value on grant date (R$ per share)
PSU
IPO incentive	3	0	166,471	-	-	(166,471)	-	8.17
IPO incentive	4	1	1,299,362	-	(329,970)	(802,904)	166,488	8.28
IPO incentive	5	1	1,245,668	178,166	-	-	1,423,834	8.59
IPO incentive	4	2	349,239	-	(349,239)	-	-	8.28
IPO incentive	5	3	334,807	-	(334,807)	-	-	8.59
IPO incentive	4	0	83,347	27,782	(44,574)	(66,555)	-	3.20
IPO incentive	5	1	50,008	16,669	(49,169)	(17,508)	-	3.23
VLP 2021/2022	1	1	2,559,645	182,905	(839,528)	(1,903,022)	-	4.56
VLP 2022/2023	1	2	3,830,820	1,555,205	-	-	5,386,025	5.29
VLP 2023/2024	1	3	2,388,025	2,467,576	-	-	4,855,601	3.23
VLP 2024/2025	1	3	-	357,811	-	-	357,811	1.58
VLPT 2025	1	3	-	8,852,781	-	-	8,852,781	1.50
VLPT 2025	1	3	-	8,852,781	-	-	8,852,781	1.67
RSU
VLP 2019/2020	1	1	8,381,722	267,278	(5,065,567)	(3,583,433)	-	4.40
VLP 2021/2022	1	1	3,485,079	224,380	(2,562,327)	(1,147,132)	-	4.29
VLP 2021/2022	1	1	65,060	21,686	(57,992)	(28,754)	-	2.98
VLP 2022/2023	1	2	6,047,815	2,830,757	-	-	8,878,572	4.40
VLP 2023/2024	1	3	3,442,751	4,050,747	-	-	7,493,498	2.98
VLP 2024/2025	1	3	-	2,142,704	-	-	2,142,704	1.67
Hiring Program 2022/2023	2	0	364,228	73,092	(317,057)	(120,263)	-	4.40
Hiring Program 2022/2023 Hiring, Retention and	3	1	393,004	224,485	-	-	617,489	4.40
Recognition 1 and 2 – 2024/2025	2	3	-	1,755,834	-	-	1,755,834	2.45
Recognition 2023/2024	1	3	70,500	94,257	-	-	164,757	2.98
			34,557,551	34,176,896	(9,950,230)	(7,836,042)	50,948,175

(*) Not covered by the auditor’s report

140

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

			In number of shares
Program	Lot	Estimated term (in years)	2024	Additions	Exercised	Write-off and cancellation	2025 (*) (Unaudited)	Fair value on grant date (R$ per share)
PSU
IPO incentive	2	-	277,478	-	-	(277,478)	-	7.95
IPO incentive	3	1	1,269,749	435,593	(1,094,161)	(444,710)	166,471	8.17
IPO incentive	4	2	950,123	349,239			1,299,362	8.28
IPO incentive	5	3	910,861	334,807			1,245,668	8.59
IPO incentive	4	2	-	349,239			349,239	8.28
IPO incentive	5	3	-	334,807			334,807	8.59
IPO incentive	4	1	-	83,347			83,347	3.2
IPO incentive	5	2	-	50,008			50,008	3.23
VLP 2020/2021	1	-	967,461	772,283	(1,150,325)	(589,419)	-	8.19
VLP 2021/2022	1	1	1,459,772	1,099,873			2,559,645	4.56
VLP 2022/2023	1	2	1,642,636	2,188,184			3,830,820	5.29
VLP 2023/2024	1	3	-	2,388,025			2,388,025	3.23
RSU
VLP 2018/2019	1	-	5,247,531	931,542	(4,122,850)	(2,056,223)	-	4.4
VLP 2019/2020	1	1	6,617,404	1,764,318	-	-	8,381,722	4.4
VLP 2019/2020	1	1	-	988,112	-	-	988,112	2.98
VLP 2020/2021	1	-	1,318,209	869,932	(1,446,579)	(741,562)	-	7.34
VLP 2021/2022	1	1	2,112,853	1,372,226	-	-	3,485,079	4.29
VLP 2021/2022	2	1	-	65,060	-	-	65,060	2.98
VLP 2022/2023	1	2	2,593,273	3,454,542	-	-	6,047,815	4.4
VLP 2023/2024	1	3	-	3,442,751	-	-	3,442,751	2.98
Hiring Program 2022/2023	1	1	411,006	26,313	(317,057)	(120,262)	-	4.4
Hiring Program 2022/2023	2	1	156,179	208,049	-	-	364,228	4.4
Hiring Program 2022/2023	3	2	69,445	323,559	-	-	393,004	4.4
Recognition 2023/2024	1	3	-	70,500	-	-	70,500	2.98
			26,003,980	21,902,309	(8,130,972)	(4,229,654)	35,545,663

(*) Not covered by the auditor’s report

During the year ended March 31, 2026, the Company delivered 9,950,230 preferred shares, equivalent to R$ 49,930 (8,130,972 preferred shares, equivalent to R$ 45,769 in 2025).

Share-based payment expenses, included in the consolidated statement of income for the year ended March 31, 2026, were R$ 128,681 (R$ 74,393 in 2025 and R$ 124,024 in 2024).

141

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

28.4 Assumptions for measuring fair value

The restricted shares plan considers the following assumptions:

• The “VLP 2021/2022” and “VLP 2022/2023” programs used the value of Raízen shares (RAIZ4) for the business day prior to the grant date;

• The “VLP 2019/2020” program used the value of Raízen shares (RAIZ4) for the grant date;

• Except for the aforementioned programs, peer alternatives were sought in view of the expected volatility, due to Raízen’s low closing history. The Company used Cosan’s volatility history, based on the proximity between the sectors in which it operates and the fact that the shareholder Cosan holds a relevant stake in Raízen’s capital stock, which indicates that Raízen’s business implicitly represents part of Cosan’s volatility, using the standard deviation model of daily returns for the aforementioned calculation;

• Since the grant agreement adjusts the participant’s gain in relation to the distribution of dividends during the vesting period, no adjustments were required in the amount of the assets granted resulting from the distribution of dividends;

• The weighted average risk-free interest rate used was the curve of fixed interest rate in Reais (DI estimate) observed in the open market;

• The fee for exit before vesting, which affects the provision for plan costs, was estimated by the Company at approximately 9%; and

• There are no clauses related to share lockup.
29. Net operating revenue

29.1 Accounting policy

Revenues from sales of products, such as sugar, fuel (fossil and renewable) and lubricants, are recognized on the delivery to the client. Delivery is considered to be the moment when the client accepts the products and the risks and benefits from the ownership are transferred. Revenue is recognized at this time as long as revenue and costs can be reliably measured, receipt of the consideration is likely and there is no continuous involvement of management with the products. Sales prices are established based on purchase orders or contracts.

The Company and its subsidiaries recognize revenue through the five-step model:

(1) identification of contracts with a customer; (2) identification of performance obligations; (3) determination of the transaction price; (4) allocation of transaction price to performance obligations in contracts; and, (5) revenue recognition when, or as, the performance obligation is satisfied and control of the good or service is transferred to the customer.

142

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

Revenue is measured and stated at the fair value of the consideration deducted by ICMS, PIS, COFINS, IPI, Social Contribution Tax for Intervention in the Economic Order (“CIDE”), IVA, ISS, Fuel Transfer Tax (“ITC”) and Tax on Gross Income (“IIB”)), returns, rebates and discounts, amortization referring to exclusive supply rights, as well as eliminations of sales between group companies, in the case of the consolidated financial statements.

Revenue from the sale of cogeneration of power of Raízen’s subsidiaries is recorded based on the power available on the network and at rates specified under the terms of the supply agreements or the market price in force, as applicable. The calculation of the volume of energy delivered to the buyer occurs monthly. Clients gain control of electricity from the moment they consume it. Due to the flow of billing of certain agreements, the electric energy produced and sold through auction is initially recorded as anticipated revenue, recognized in the statement of income for the year only when available for use by clients.

Commodities and energy operations are traded on an active market, and, for accounting purposes, they meet the definition of financial instruments at fair value. Raízen recognizes revenue when the energy is delivered to the client at the fair value of the consideration. In addition, unrealized net gains resulting from mark-to-market – difference between contracted and market prices – from open net contracted operations on the date of the annual financial statements are recognized as revenue.

29.2 Breakdown of revenue

	2026	2025 (*) (Unaudited)	2024
Domestic market	177,948,085	171,103,983	157,117,590
Foreign market	65,778,625	103,711,411	77,978,064
Income (loss) from financial instruments	840,387	(846,700)	(1,025,853)
Gross operating revenue	244,567,097	273,968,694	234,069,801
Returns and cancellations	(1,334,875)	(894,315)	(973,746)
Sales taxes	(14,544,107)	(15,294,312)	(10,420,530)
Trade discounts and others	(2,173,273)	(1,899,386)	(1,553,816)
Amortization of contracts assets (Note 13.2)	(665,495)	(612,227)	(667,470)
Net operating revenue	225,849,347	255,268,454	220,454,239

(*) Not covered by the auditor’s report

143

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

30. Costs and expenses by nature

30.1 Reconciliation of costs and expenses by nature

Costs and expenses are shown in the statement of income by function. The reconciliation of the Company’s statement of income by nature for the years ended on March 31, 2026, 2025 and 2024 is as follows:

	2026	2025 (*) (Unaudited)	2024
Fuel for resale, raw material, costs of collections and transfers	(198,225,041)	(227,232,642)	(190,721,081)
Freight	(966,120)	(1,218,184)	(998,808)
Depreciation and amortization	(9,669,021)	(9,352,208)	(9,205,235)
Personnel expenses	(3,925,794)	(4,293,013)	(4,275,634)
Cutting, loading and transportation	(1,835,859)	(1,916,814)	(2,148,697)
Change in the fair value of biological assets, net of realization (Note 9.3)	(1,537,620)	(801,696)	29,671
Hired labor	(1,143,716)	(788,019)	(691,903)
Others	(6,810,723)	(7,221,511)	(5,711,351)
	(224,113,894)	(252,824,087)	(213,723,038)

(*) Not covered by the auditor’s report

30.2 Classification of costs and expenses by nature

	2026	2025 (*) (Unaudited)	2024
Cost of products sold and services rendered	(215,034,452)	(243,431,661)	(204,730,642)
Selling expenses	(6,073,372)	(6,819,705)	(6,109,524)
General and administrative expenses	(3,006,070)	(2,572,721)	(2,882,872)
	(224,113,894)	(252,824,087)	(213,723,038)

(*) Not covered by the auditor’s report

144

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

31. Other operating revenue (expenses), net

	2026	2025 (*) (Unaudited)	2024
Recognition of extemporaneous tax credits, net of tax debits (1)	215,282	2,149,787	608,055
Gains (losses) on transactions with CBIOs	6,257	(625,929)	-
Bargain purchase gain	58,391	268,440	162,593
(Reversal) set-up of provision for legal disputes	(18,225)	15,116	-
Credits from indemnity suits	4,700	40,970	-
Revenue from means of payment, net	13,595	18,397	12,535
Reversal (set up) of provision for impairment of investments (14.3)	22,155	(54,274)	-
Loss on write-off of goodwill and intangible assets (Notes 16.3 and 16.4)	(354,807)	-	-
Gain on reduction and termination of equity interests (Note 14.3)	883,063	394,879	-
Provision for losses on the measurement of assets held for sale, net (Note 12.3)	(1,570,642)	-	-
Gain (loss) on impairment of fixed assets, goodwill and surplus value (Notes 12.3, 14.3 and 16.4)	(2,851,334)	-	-
Gain (loss) on disposal of assets (Note 12.3)	980,308	-	57,847
Set up (reversal) of estimated loss on investments, property, plant and equipment and intangible assets (Notes 15 and 16)	(4,785,601)	(488,869)	(110,930)
Set up of estimated loss on taxes (Note 10.2)	(2,889,997)	-	-
Other revenues, net	151,468	358,284	717,756
	(10,135,387)	2,076,801	1,447,856

(*) Not covered by the auditor’s report

(1)	Includes recovery of tax credits mainly related to PIS, COFINS and ICMS arising from the ordinary activities of the Company and its subsidiaries.

145

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

32. Financial results

	2026	2025(*) (Unaudited)	2024
Gross cost of loans and financing
Interest and monetary variations	(5,246,259)	(3,834,201)	(3,883,229)
Interest on GRF payable (Note 11.2.a)	6,145	-	-
Net exchange variation	4,004,723	(3,278,589)	60,492
Net effect of financial flow derivatives	(9,889,027)	425,387	(1,127,908)
Fair value of financial instruments	(361,967)	967,608	(79,492)
Payment of expenditures with fundraising and others	(237,688)	29,124	(75,058)
	(11,724,073)	(5,690,671)	(5,105,195)

Income from financial investments, securities and restricted cash	1,699,431	749,218	1,008,717
Interest on GRF receivable	462	-	-
	1,699,893	749,218	1,008,717
Net cost of loans and financing	(10,024,180)	(4,941,453)	(4,096,478)

Other charges and monetary and exchange variations, net
Leases	(1,092,996)	(1,068,371)	(1,211,645)
Charges on advances and liabilities from clients	(534,181)	(997,608)	(269,656)
Charges on brand licensing	(237,681)	(211,823)	(266,287)
Net exchange variation and effect of derivatives, net of commercial flows	(18,307)	(177,757)	(444,373)
PIS and COFINS on financial income	(263,596)	(216,205)	(160,526)
Capitalized borrowing costs on qualifying assets	269,882	362,348	263,713
Interest on legal disputes and judicial deposits	(135,939)	(82,587)	(30,487)
Interest on suppliers – agreements	(153,427)	-	-
Monetary update of tax credits	1,071,994	33,991	-
Others	(692,670)	(17,799)	(40,534)
	(1,786,921)	(2,375,811)	(2,159,795)

Bank expenses, charges and others	(103,586)	(145,327)	(58,266)

	(11,914,687)	(7,462,591)	(6,314,539)

(*) Not covered by the auditor’s report

As of March 31, 2026, 2025 and 2024, finance result is classified as follows:

	2026	2025 (*) (Unaudited)	2024
Financial expenses	(9,153,349)	(5,606,440)	(6,128,884)
Financial income	3,147,601	1,217,168	851,619
Exchange rate change, net	3,158,322	(2,511,092)	340,266
Net effect of derivatives	(9,067,261)	(562,227)	(1,377,540)
	(11,914,687)	(7,462,591)	(6,314,539)

(*) Not covered by the auditor’s report

146

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

33. Retirement supplementation plan

33.1 Accounting policy

The Company and its subsidiaries have defined benefit and contribution supplementary pension plans, for which studies and actuarial calculations are prepared annually by an independent professional, which are reviewed by management.

For the defined contribution, the expense is recognized in profit or loss when it occurs, while, for the defined benefit, the Company recognizes a liability based on a methodology that considers a series of factors that are determined by actuarial calculations, which use certain assumptions to determine the cost (or revenue) for the pension plan.

Actuarial gains or losses arising from adjustments and changes in actuarial assumptions are recorded directly in equity as other comprehensive income, when incurred.

Past service costs are immediately recognized in the statement of income.

Pension fund

(a) Variable contribution

The Company sponsors the Retirement Plan Raiz, administered by FuturaMais – Entidade de Previdência Complementar (“FuturaMais”, formerly RaizPrev – Entidade de Previdência Privada), a closed nonprofit supplementary pension plan entity.

FuturaMais has administrative, equity and financial autonomy, and its objective is to administer and provide private pension plans, as defined in the Benefit Plan Regulations.

The Company has legal and contractual obligations that could give rise to the need to make additional extraordinary contributions in case of shortfall. In the year ended March 31, 2026, the contribution recognized as expense was R$ 26,676 (R$ 35,319 as of March 31, 2025).

(b) Pension and healthcare plan of subsidiaries Raízen Argentina and Blueway

Raízen Argentina granted pension plans to non-union employees with defined and non-financed benefit. These plans are effective but closed to new participants since the end of 2014. The healthcare coverage of retired employees is an inherited and frozen benefit, whose cost is equally apportioned between the Company and the former employees.

In addition, indirect subsidiary Blueway has legal obligations in accordance with articles 30 and 31 of Law 9,656, published on June 3, 1998, which establish that employees who contribute to the monthly fee of the healthcare plan offered by the entity have the option of maintaining their enrollment in the plan after termination of the employment contract without just cause, under the same coverage conditions that they enjoyed when the employment contract was in force, as long as they assume full payment of the plan fee.

(c) Profit sharing

The Company recognizes a liability and an expense for profit sharing based on a methodology that considers previously defined goals of employees. The Company recognizes a provision when it is contractually bound or when there is a past practice that has created a constructive obligation.

147

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

34. Insurance

Raízen has an insurance and risk management program that provides coverage and protection compatible with its assets and operation.

The insurance coverage taken out is based on a careful study of risks and losses carried out by local insurance advisors, considering the nature of Raízen’s activities, which are detailed on a consolidated basis below:

Insurance type	Coverage	Amount
Operational risks	Fire, lightning, explosion, among others	14,642,831
General civil liability (1)	Third-party claims	678,522
		15,321,353

35. Business combination

35.1 Accounting policy

Corporate reorganization transactions between entities under common control are outside the scope of IFRS 3. In accordance with IAS 8, the Company has adopted an accounting policy of recording these transactions at historical carrying amounts (predecessor method), without recognizing goodwill or measuring the involved assets and liabilities at fair value. Any differences between the consideration paid and the net carrying amount transferred are recognized directly in equity as a transaction between shareholders.

148

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

36. Cash flow supplementary information

36.1 Reconciliation of changes in equity with cash flows from financing activities (“FCF”)

(Assets)/liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Lease liabilities - related parties	Related parties (1)	Dividends and interest on own capital payable	Equity – non-controlling shareholders	Derivative financial instruments	Total
As of March 31, 2025 (*) (Unaudited)	(1,847)	10,445,898	57,970,371	1,032,249	205,280	16,343	587,408	(1,544,490)	68,711,212
Transactions with impact on FCF:
Loans and financing taken out, net of expenses	-	-	30,939,413	-	-	-	-	-	30,939,413
Payments of principal	-	-	(19,006,342)	-	-	-	-	-	(19,006,342)
Payments of interest	-	-	(4,119,307)	-	-	-	-	-	(4,119,307)
Payment of lease liabilities (Notes 11.2.f and 19.4)	-	(3,544,976)	-	(294,265)	-	-	-	-	(3,839,241)
Capital contributions by non-controlling shareholders	-	-	-	-	-	-	956	-	956
Derivative financial instruments				-	-	-	-	(3,865,622)	(3,865,622)
Payment of dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	(17,093)	-	-	(17,093)
Asset management and others	-	-	-	-	98,237	-	-	-	98,237
	-	(3,544,976)	7,813,764	(294,265)	98,237	(17,093)	956	(3,865,622)	191,001
Other movements that do not affect the FCF:
Net interest, inflation adjustments and exchange variation	(117)	1,110,597	4,238,721	91,360	12,383	-	-	-	5,452,944
Change in financial instruments fair value (Note 32)	-	-	361,967	-	-	-	-	-	361,967
Dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	20,554	(16,716)	-	3,838
Corporate restructuring	-	(3,242)	-	-	-	-	-	-	(3,242)
Additions, write-offs, remeasurement and others	-	(1,063,023)	-	(109,576)	(98,246)	-	(30,839)	-	(1,301,684)
Effects of foreign currency translation and others	-	(69,534)	(1,453,614)	-	-	(225)	(83,559)	7,537,545	5,930,613
	(117)	(25,202)	3,147,074	(18,216)	(85,863)	20,329	(131,114)	7,537,545	10,444,436
As of March 31, 2026	(1,964)	6,875,720	68,931,209	719,768	217,654	19,579	457,250	2,127,433	79,346,649

(*) Not covered by the auditor’s report

149

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(Assets)/liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Lease liabilities – related parties	Related parties (1)	Dividends and interest on own capital payable	Equity – non-controlling shareholders	Total
As of March 31, 2024	(1,750)	11,564,936	35,599,821	1,344,478	195,642	129,904	746,159	49,579,190
Transactions with impact on FCF:
Loans and financing taken out, net of expenses	-	-	19,460,591	-	-	-	-	19,460,591
Payments of principal	-	-	(14,517,903)	-	-	-	-	(14,517,903)
Payments of interest	-	-	(3,181,586)	-	-	-	-	(3,181,586)
Payment of lease liabilities (Notes 11.2.f and 19.4)	-	(3,776,824)	-	(395,354)	-	-	-	(4,172,178)
Capital contributions by non-controlling shareholders	-	-	-	-	-	-	2,405	2,405
Payment of dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	(173,973)	-	(173,973)
Asset management and others	-	-	-	-	(94)	-	-	(94)
	-	(3,776,824)	1,761,102	(395,354)	(94)	(173,973)	2,405	(2,582,738)
Other movements that do not affect the FCF:
Business combination	-	-	-	-	-	-	6,646	6,646
Net interest, inflation adjustments and exchange variation	(97)	1,212,084	5,090,079	116,031	93	-	-	6,418,190
Change in financial instruments fair value (Note 32)	-	-	(967,608)	-	-	-	-	(967,608)
Dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	63,605	(63,605)	-
Derecognition due to loss of shareholding control	-	(2,839)	(254,224)	-	-	-	(236,353)	(493,416)
Additions due to acquisition of control in investee	-	-	300,958	-	-	-	-	300,958
Capital contributions by non-controlling shareholders	-	-	-	-	-	-	16,277	16,277
Additions, write-offs, remeasurement and others	-	1,417,925	-	(32,906)	-	-	-	1,385,019
Effects of foreign currency translation and others	-	30,616	2,066,185	-	9,639	(3,193)	115,879	2,219,126
	(97)	2,657,786	6,235,390	83,125	9,732	60,412	(161,156)	8,885,192
As of March 31, 2025 (*) (Unaudited)	(1,847)	10,445,898	43,596,313	1,032,249	205,280	16,343	587,408	55,881,644

(*) Not covered by the auditor’s report

150

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

(Assets)/liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing	Lease liabilities – related parties	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2023 (*)	(1,651)	10,814,509	29,419,990	1,233,109	182,851	154,177	41,802,985
Transactions with impact on FCF:
Net funding from Green Bonds Due 2034 and 2054	-	-	7,363,395	-	-	-	7,363,395
Partial repurchase of Senior Notes Due 2027			(1,927,104)				(1,927,104)
Loans and financing taken out, net of expenses			20,069,513				20,069,513
Payments of principal	-	-	(19,411,018)	-	-	-	(19,411,018)
Payments of interest	-	-	(3,289,215)	-	-	-	(3,289,215)
Payment of lease liabilities (Notes 11.2.f and 19.4)	-	(3,138,814)	-	(320,829)	-	-	(3,459,643)
Payment of dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	(1,827,555)	(1,827,555)
Asset management and others	-	-	-	-	6,016	-	6,016
	-	(3,138,814)	2,805,571	(320,829)	6,016	(1,827,555)	(2,475,611)
Other movements that do not affect the FCF:
Net interest, inflation adjustments and exchange change	(99)	1,174,068	3,350,962	127,167	(5,098)	-	4,647,000
Change in financial instruments fair value (Note 32)	-	-	79,492	-	-	-	79,492
Dividends and interest on own capital (Note 26.2.c)	-	-	-	-	-	1,951,868	1,951,868
Amortizations for advances and others	-	(131,842)	-	109,334	-	-	(22,508)
Additions, write-offs, remeasurement and others	-	2,872,328	-	195,697	-	-	3,068,025
Effects of foreign currency translation and others	-	(25,313)	(56,195)	-	26,248	(377)	(55,637)
	(99)	3,889,241	3,374,259	432,198	21,150	1,951,491	9,668,240
As of March 31, 2024	(1,750)	11,564,936	35,599,820	1,344,478	210,017	278,113	48,995,614

(*) Not covered by the auditor’s report

(1)	Mainly composed of asset management and financial operations balances (Note 11.2).

36.2 Non-cash investing transactions

	2026	2025 (*) (Unaudited)	2024
Consideration payable for the acquisition of Raízen Paraguay	-	-	(243,354)
Depreciation of agricultural area assets capitalized as biological assets	(43,138)	(51,728)	(52,223)
Capital to be contributed to Posto Mime S.A.	-	(206,880)	-
Depreciation of agricultural area assets capitalized as property, plant and equipment	(132,836)	(159,563)	(140,345)
Interest capitalized in property, plant and equipment (Notes 15.6 and 32)	(269,882)	(362,348)	(263,713)
Additions to intangible assets	-	(52,749)	(619,252)
Receivables for the sale of property, plant and equipment	-	-	34,252
Right of use	678,548	(2,645,497)	(3,150,614)
Others	1,753	7,251	36,920
	234,445	(3,471,514)	(4,398,329)

(*) Not covered by the auditor’s report

151

RAÍZEN S.A.
Notes to the consolidated financial statements
as of March 31, 2026, and 2025 and for the three years in the period ended March 31, 2026
In thousands of Reais – R$, unless otherwise indicated

36.3 Presentation of interest

The Company classifies interest and derivative financial instruments related to debt as financing activities in the statement of cash flows.

37. Subsequent events

37.1Sale of downstream operations in Argentina

On June 4, 2026, the direct subsidiary Raízen Energia S.A. entered into a binding agreement to sell its downstream operations in Argentina to entities held by Mercuria Energy Group Ltd. The transaction was completed on September 1, 2026, following the satisfaction of the applicable conditions precedent, including regulatory approvals.

The total economic value of the transaction is US$1.42 billion, comprising cash consideration and the assumption by the buyers of Raízen Argentina S.A.U.’s debt, subject to customary post-closing adjustments based on working capital and net debt.

37.2 Out-of-Court Reorganization plan

On June 5, 2026, the Company submitted its Out-of-Court Reorganization Plan, as detailed in Note 1.1.

On June 12, 2026, an update was released indicating the adherence of creditors representing approximately 80.15% of the claims covered.

On July 30, 2026, the Company’s Out-of-Court Reorganization Plan was ratified, with the support of creditors representing 81.6% of the covered unsecured financial claims.

On September 29, 2026, the Board of Directors approved measures aimed at implementing the Plan, which will be submitted to the shareholders for approval at an Extraordinary General Meeting and a Special Meeting of preferred shareholders, both scheduled for October 30, 2026. These measures represent relevant steps toward strengthening the Company’s financial structure and governance.

37.3 Discussion regarding Supplementary Laws No. 192/22 and No. 194/22

On July 3, 2026, the Superior Court of Justice (“STJ”) published the decision on Repetitive Theme No. 1,339, ruling that fuel retailers subject to the single-phase PIS and COFINS taxation regime are not entitled to obtain or maintain credits related to fuel purchases, including after the enactment of Supplementary Laws No. 192/2022 and No. 194/2022.

The Company understands that this decision applies specifically to fuel retailers and does not apply to fuel distributors. However, the Company will continue to monitor developments related to this matter.

37.4 Sale of the Caarapó sugar and ethanol plant

On July 20, 2026, the Company entered into an agreement to sell the Caarapó sugar and ethanol plant, located in the state of Mato Grosso do Sul, Brazil, to Adecoagro Vale do Ivinhema S.A. The transaction also included the transfer of owned sugarcane and supplier agreements associated with the facility.

On September 1, 2026, following the satisfaction of all applicable conditions precedent, including the required regulatory approvals, the transaction was completed. The final sale price amounted to R$662,813, after customary price adjustments, resulting in a loss of R$314,529.

152